An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Subject to Completion, October        , 2017

1,350,000 SHARES OF CLASS A COMMON STOCK

This is the initial public offering of shares of Class A common stock of iPic Entertainment Inc.

We are offering 1,350,000 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an offering price of $18.50 per share (the “Shares”) for an offering amount of $24,975,000; provided, however, that the Company and the Selling Agent (as defined below) may, in their mutual discretion, determine to offer and sell up to an additional 1,350,000 Shares for additional aggregate gross proceeds of $24,975,000 (collectively, the “Offering”). The Offering will terminate at the earlier of: (1) the date at which $24,975,000 of Shares has been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”).

This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The Company may undertake one or more closings on a rolling basis; however, we currently intend to complete only one closing. Until we complete a closing, the proceeds for the Offering will be kept in an escrow account, except with respect to those investors using a BANQ online brokerage account. At a closing, the proceeds will be distributed to the Company and the associated Shares will be issued to the investors in such Shares. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the investments for this Offering will be promptly returned to investors, without deduction and generally without interest. Wilmington Trust, N.A. will serve as the escrow agent. There is a 25 share minimum purchase requirement for investors. See “Plan of Distribution.”

TriPoint Global Equities has agreed to act as our lead managing selling agent (the “Selling Agent”) to offer the Shares to prospective investors on a “best efforts” basis. In addition, the Selling Agent may engage one or more co-managing selling agents, sub selling agents or selected dealers. The Selling Agent is not purchasing the Shares, and is not required to sell any specific number or dollar amount of the Shares in the Offering.

We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. Prior to this Offering, there has been no public market for our Class A Common Stock. We intend to apply to list our Class A Common Stock on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “IPIC.” We expect our Class A Common Stock to begin trading on NASDAQ upon consummation of the Offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 11 for a discussion of certain risks that you should consider in connection with an investment in our Class A Common Stock.

	Per Share	Total(3)
Price to Public	$18.50	$24,975,000
Selling Agent Discounts and Commissions(1)	$1.34	$1,810,688
Proceeds, Before Expenses, to Us(2)	$17.16	$23,164,312

(1)	We have agreed to reimburse certain expenses of our Selling Agent. Please refer to the section entitled “Plan of Distribution” in this Offering Circular for additional information regarding total compensation for the Selling Agent.

(2)	Assumes that all of the Shares are sold.

(3)	The Company and the Selling Agent intend to sell Shares for aggregate gross proceeds equal to $24,975,000; provided, however, that the Company and the Selling Agent may, in their mutual discretion, determine to offer and sell up to an additional 1,350,000 shares.

NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED HEREBY OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is ___________, 2017.

i

We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the hospitality, theater and restaurant markets and the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “iPic,” “we,” the “Company,” “our” and “us” refer: (i) following the consummation of the Transactions, including this Offering, to iPic Entertainment Inc. and, unless otherwise stated, all of its subsidiaries, including iPic-Gold Class Entertainment LLC, which we refer to as “iPic-Gold Class,” and, unless otherwise stated, all of its subsidiaries; and (ii) on or prior to the completion of the Transactions, including this Offering, to iPic-Gold Class and, unless otherwise stated, all of its subsidiaries. References to “iPic Entertainment” refer to iPic Entertainment Inc.

In this Offering Circular, references to “Class A Common Stock” refer to our Class A common stock, par value $0.0001 per share; references to “Class B Common Stock” refer to our Class B common stock, par value $0.0001 per share; and references to “Common Stock” refer to our Class A Common Stock and our Class B Common Stock collectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology, but the absence of these particular words does not mean that a statement is not forward-looking.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	our inability to successfully identify and secure appropriate sites and timely develop and expand our operations;

●	competition from other theater chains and restaurants;
●	our inability to operate profitably;
●	our dependence on a small number of suppliers for motion picture products;
●	our inability to manage fluctuations in attendance in the motion picture exhibition industry;

●	our inability to protect against security breaches of confidential guest information;

●	our inability to manage our growth;

●	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;

●	our inability to manage our substantial level of outstanding debt;

●	our failure to meet the operational and financial performance guidance we provide to the public; and

●	our ability to compete and succeed in a highly competitive and evolving industry.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above and elsewhere in this Offering Circular materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

NON-GAAP FINANCIAL MEASURES

Certain financial measures presented in this Offering Circular, such as EBITDA, Adjusted EBITDA and Unit Level Cash Flow are not recognized under accounting principles generally accepted in the United States, which we refer to as “GAAP.” We define these terms as follows:

●	“EBITDA” means, for any reporting period, net income before interest, taxes, depreciation, and amortization
●	“Adjusted EBITDA” is a supplemental measure of our performance and is also the basis for performance evaluation under our executive compensation programs. Adjusted EBITDA is defined as net loss before depreciation and amortization, interest expense, and income tax expense, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, equity-based compensation expense, pre-opening costs, other income and loss on fixed assets as well as certain non-recurring charges. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to our ongoing business performance.
●	“Store-Level EBITDA” is a supplemental measure of our performance which we believe provides management and investors with additional information to measure the performance of our facilities, individually and as an entirety. Store-Level EBITDA is defined by us as net loss plus: interest expense, income tax expense, depreciation and amortization expense, pre-opening expenses, other income, loss on fixed assets, non-recurring charges, and general and administrative expense. We use Store-Level EBITDA to measure operating performance and returns from opening new stores. Similar to Adjusted EBITDA, Store-Level EBITDA is not defined under U.S. generally accepted accounting principles and does not purport to be an alternative to net income as a measure of operating performance. We believe that Store-Level EBITDA is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store-level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store-Level EBITDA is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency and performance, and we use Store-Level EBITDA as a means of evaluating store financial performance compared with our competitors. In evaluating Store-Level EBITDA, you should be aware that in the future we may incur income and expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Store-Level EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

You are encouraged to evaluate the adjustments we have made to GAAP financial measures and the reasons we consider them appropriate for supplemental analysis.

EBITDA and Adjusted EBITDA are included in this Offering Circular because they are key metrics used by management and our board of directors to assess our financial performance. EBITDA and Adjusted EBITDA are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Store-Level EBITDA is utilized to measure the performance of our facilities, both individually and in entirety.

EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, iPic openings and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using EBITDA and Adjusted EBITDA supplementally. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

See “Offering Circular Summary – Summary Historical and Pro Forma Consolidated Financial and Other Data – Non-GAAP Financial Measures” for a reconciliation of EBITDA, Adjusted EBITDA and Store-Level EBITDA to Earnings (loss) from continuing operations for each of the periods presented.

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Class A Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Overview: The iPic Experience

iPic strives to be our guest’s favorite local destination for a night out on the town. Our newest facilities blend three distinct areas – a polished-casual restaurant, a farm-to-glass full-service bar, and our world-class luxury theater auditoriums with in-theater dining – into a one-of-a-kind experience. Our team endeavors to deliver world class hospitality in innovative, one-of-a-kind theaters which we believe are among the finest in the world. Our chefs and mixologists create craveable food and drink offerings that are outstanding on a standalone basis, but it is the interplay between our movie-entertainment, dining and full-service bar areas that is the defining feature of a typical four-hour guest experience. We thoughtfully design the layout, ambiance, and energy-flow of each unit to maximize the crossover between these activities. With constantly changing movie content and menu offerings, each visit is different, providing our customers with a reason to visit us repeatedly. We believe that we deliver an experience that is innovative, unique and cannot be easily replicated at home or elsewhere without the hassle of having to visit multiple destinations. Our locations also act as great venues for private events, family and business functions and other corporate-sponsored events. We believe our concept is well-positioned within today’s ever-increasing experiential economy.

iPic’s Evolution: Our Historical Path

Our Generation I locations: Our initial seven locations are designated as our First-Generation format (Bayshore, WI; Redmond, WA; Pasadena, CA; South Barrington, IL; Bolingbrook, IL; Austin, TX; and Fairview, TX). These units were built between 2007 and 2010, and generally do not have a separate restaurant attached. These initial sites tested and validated the business-model for Premium-Plus seating and service, and, over time, began to showcase the synergistic opportunity of having a complementary restaurant and dining experience within the facility. In 2016, each of our Generation I locations averaged $6.6 million of revenues.

Our Generation II locations: We have designated the next five iPic units as our Second-Generation format (Scottsdale, AZ; Boca Raton, FL; Bethesda, MD; Westwood, CA; and Miami, FL). Built in 2011 to 2014, these units feature a Tuck Hospitality Group signature restaurant (City Perch, Tanzy, or Tuck Room Tavern). Among other things, these units further expanded the quality and quantity of our Premium-Plus auditorium sections (which generally sell-out first, indicating growing consumer preference for added luxury and service), upgraded the in-theater dining experience with our redesigned iPic Express offerings, and launched the iPic Now program. In 2016, each of our Generation II locations averaged $10.6 million of revenues.

Our Generation III locations: The latest four iPic openings are representative of our Third-Generation format (Houston, TX; Ft. Lee, NJ; Fulton Market, NY; and Dobbs Ferry, NY) and represent our go-forward development design for the foreseeable future. These units include our perfected auditorium layout (six-eight screens; 500 seats; elevated ratio of Premium-Plus seating) and introduced our patent-pending POD seating and Chaise Lounges. During the six months ended June 30, 2017, our three still-maturing Generation III locations built in 2015 and 2016 (Houston, TX; Ft. Lee, NJ; and Fulton Market, NY) each averaged annualized full-year 2017 revenues of $13.2 million (which we define as actual revenues during the six months ended June 30, 2017 plus a seasonalized 6-month forecast for the second half of the year based on actual trends).

iPic: Our Growth Strategy

We believe that we are still in the very nascent stage of our growth story. We currently operate 121 screens at 16 locations in 10 states with an additional 4 locations under construction and a pipeline of an additional 15 sites that either have a signed lease or are in lease negotiations. We believe that we currently control less than 0.5% market share of the theater business, based on data provided by the National Association of Theatre Owners and our financial results. We believe there is tremendous whitespace opportunity to expand in both existing and new U.S. markets, as well as overseas, and we have invested in our infrastructure through new hires at our home office to enable us to continue to grow rapidly and with discipline. We plan to upgrade three of our Generation I locations and open at least four new domestic units per year, starting in 2019, for the foreseeable future. Based on our experience and analysis, along with research we engaged Eastern Consolidated Properties, Inc. to perform for us, we believe that over the long-term we have the potential to grow our iPic U.S. footprint to at least 200 U.S. units and to potentially explore overseas expansion as well. The rate of future growth in any particular period is inherently uncertain and is subject to numerous factors that are outside of our control. As a result, we do not currently have an anticipated timeframe to reach our long-term potential.

Summary Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in the section entitled “Risk Factors,” including the following risks, before investing in our Class A common stock:

●	Our long-term success is highly dependent on our ability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets.
●	Optimizing our theater circuit through new construction and the transformation of our existing theaters is subject to delay and unanticipated costs.
●	Our theaters and restaurants operate in highly competitive environments.
●	New iPics, once opened, may not be profitable, and the performance of our units that we have experienced in the past may not be indicative of future results.
●	We have no control over distributors of the films and our business may be adversely affected if our access to motion pictures is limited or delayed.
●	The motion picture exhibition industry has experienced fluctuations in attendance during recent years.
●	An increase in the use of alternative film delivery methods or other forms of entertainment may drive down our attendance and limit our ticket prices.
●	Our continued success depends in part on the continued popularity of our menu and the experience we offer guests.
●	Food safety and food-borne illness incidents could adversely affect guests’ perception of our brand, result in lower sales and increase operating costs.
●	Our plans to open new units, and the ongoing need for capital expenditures at our existing units, require us to expend capital.
●	We are subject to risks associated with leasing property subject to long-term non-cancelable leases.
●	Our substantial debt could adversely affect our operations and prevent us from satisfying those debt obligations.
●	Limitations on the availability of capital may prevent deployment of strategic initiatives.
●	We have a limited operating history which provides limited reference for you to evaluate our ability to achieve our business objectives.
●	Our sales growth and ability to achieve profitability could be adversely affected if comparable-store sales are less than we expect.
●	Our results of operations are subject to fluctuations due to the timing of new iPic location openings.

Summary of the Transactions

Prior to the consummation of this Offering and the organizational transactions described below, the business and operations of the Company were conducted through iPic-Gold Class Entertainment LLC (“iPic-Gold Class”), a Delaware limited liability company. iPic Entertainment Inc. was incorporated as a Delaware corporation on October 18, 2017 to serve as the issuer of the Common Stock offered hereby.

The Original iPic Equity Owners are the only members of iPic-Gold Class. iPic-Gold Class is treated as a partnership for U.S. federal income tax purposes and, as such, is not subject to any U.S. federal entity-level income taxes. Rather, taxable income or loss is included in the U.S. federal income tax returns of iPic-Gold Class’ members.

Transactions

In connection with the closing of this Offering, we will consummate the following organizational transactions:

●	we will amend and restate the limited liability company agreement of iPic-Gold Class (the “iPic-Gold Class LLC Agreement”), to, among other things, (i) provide for LLC Interests that will be the single class of common membership interests in iPic-Gold Class, (ii) exchange all of the Original iPic Equity Owners’ existing direct and indirect membership interests in iPic-Gold Class for LLC Interests and (iii) appoint iPic Entertainment as the sole managing member of iPic-Gold Class;

●	we will amend and restate iPic Entertainment’s Certificate of Incorporation to, among other things, (i) provide for Class A common stock and Class B common stock and (ii) issue shares of Class B common stock to the Original iPic Equity Owners, on a one-to-one basis with the number of LLC Interests they own, for nominal consideration;
●	we will issue 1,350,000 shares of our Class A common stock to the purchasers in this Offering in exchange for net proceeds of approximately $23.16 million, assuming the shares are offered at $18.50 per share, after deducting selling commissions but before offering expenses;
●	we will use all of the net proceeds from this Offering to acquire newly-issued LLC Interests from iPic-Gold Class at a purchase price per interest equal to the initial public offering price of Class A common stock, collectively representing % of iPic-Gold Class’s outstanding LLC Interests;
●	iPic-Gold Class will use the proceeds from the sale of LLC Interests to iPic Entertainment as follows: (i) to pay fees and expenses of approximately $ million in connection with this Offering and the Transactions, and (ii) approximately $ million for general corporate purposes, including opening new iPics and renovating existing iPics. See “Use of Proceeds.”
●	the Original iPic Equity Owners will continue to own the LLC Interests they received in exchange for their existing membership interests in iPic-Gold Class and will have no economic interest in iPic Entertainment despite their ownership of Class B common stock (where “economic interests” means the right to receive any distributions or dividends, whether cash or stock, in connection with common stock); and
●	iPic Entertainment will enter into the Registration Rights Agreement with the Original iPic Equity Owners who, assuming that all of the LLC Interests of the Original iPic Equity Owners are redeemed or exchanged for newly-issued shares of Class A common stock on a one-for-one basis, will own shares of iPic Entertainment’s Class A common stock, representing approximately % of the combined voting power of our Common Stock.

For a description of the terms of the Registration Rights Agreement, see “Description of Securities – Registration Rights.”

Organizational Structure Following this Offering

Immediately following the completion of the Transactions, including this Offering:

●	iPic Entertainment will be a holding company and the principal asset of iPic Entertainment will be LLC Interests of iPic-Gold Class;
●	iPic Entertainment will be the sole managing member of iPic-Gold Class and will control the business and affairs of iPic-Gold Class and its subsidiaries;
●	our Amended and Restated Certificate of Incorporation and the iPic-Gold Class LLC Agreement will require that (i) we at all times maintain a ratio of one LLC Interest owned by us for each share of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities), and (ii) iPic-Gold Class at all times maintain (x) a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of LLC Interests owned by us and (y) a one-to-one ratio between the number of shares of Class B common stock owned by the Original iPic Equity Owners and the number of LLC Interests owned by the Original iPic Equity Owners;
●	iPic Entertainment will own LLC Interests representing % of the economic interest in iPic-Gold Class;
●	the purchasers in this Offering (i) will own shares of Class A common stock, representing approximately % of the combined voting power of the Common Stock, (ii) will own % of the economic interest in iPic Entertainment and (iii) through iPic Entertainment’s ownership of LLC Interests, indirectly will hold (applying the percentages in the preceding clause (ii) to iPic Entertainments percentage economic interest in iPic-Gold Class) approximately % of the economic interest in iPic-Gold Class;
●	the Original iPic Equity Owners will own (i) LLC Interests, representing % of the economic interest in iPic-Gold Class and (ii) through their ownership of Class B common stock, approximately % of the combined voting power of the Common Stock. Following the Offering, each LLC Interest held by the Original iPic Equity Owners will be redeemable, at the election of such members, for newly-issued shares of Class A common stock on a one-for-one basis. iPic Entertainment’s board of directors, which will include directors who hold LLC Interests or are affiliated with holders of LLC Interests and may include such directors in the future, may, at its option, instead make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the iPic-Gold Class LLC Agreement. See “The Transactions – iPic-Gold Class LLC Agreement;” and
●	the Original iPic Equity Owners collectively (i) will own Class B common stock representing approximately % of the combined voting power of the Common Stock, and (ii) will own % of the economic interest in iPic-Gold Class through the Original iPic Equity Owners’ ownership of LLC Interests.

Immediately following this Offering, we will be a holding company and our principal asset will be the LLC Interests we purchase from iPic-Gold Class. As the sole managing member of iPic-Gold Class, we will operate and control all of the business and affairs of iPic-Gold Class and, through iPic-Gold Class and its subsidiaries, conduct our business. Accordingly, although we will have a minority economic interest in iPic-Gold Class, we will have the sole voting interest in, and control the management of, iPic-Gold Class. As a result, we will consolidate iPic-Gold Class in our consolidated financial statements and will report a non-controlling interest related to the LLC Interests held by the Original iPic Equity Owners on our consolidated financial statements. iPic Entertainment will have a board of directors and executive officers, but will have no employees. All of our employees and their functions are expected to reside at iPic-Gold Class.

The following diagram shows our organizational structure after giving effect to the Transactions, including this Offering:

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Furthermore, under current Commission rules, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second quarter.

Company and Other Information

The Company was formed in the State of Delaware on October 18, 2017. The Company’s principal executive office is 433 Plaza Real Boulevard, Suite 335, Boca Raton, FL, 33432. Our telephone number is (561) 393-3269. Our internet address is www.ipic.com. We do not incorporate the information on, or accessible through, our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

We own various U.S. federal trademark registrations, certain foreign trademark registrations and applications, and unregistered trademarks, including the following marks referred to in this Offering Circular: “iPic®”. All other trademarks or trade names referred to in this Offering Circular are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Offering Circular are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent possible under applicable law, their rights thereto.

THE OFFERING

Issuer:	iPic Entertainment Inc.

Securities offered:	Class A Common Stock

Class A common stock offered by us	1,350,000 Shares; provided, however, that the Company and the Selling Agent may, in their mutual discretion, sell up to an additional 1,350,000 Shares.

Class A common stock to be outstanding after this Offering	shares

Class B common stock to be outstanding after this Offering	shares

Voting Rights	Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law. Each share of Class A common stock and Class B common stock will entitle its holder to one vote per share on all such matters. See “Description of Capital Stock.”

Voting power held by all holders of Class A common stock after giving effect to this Offering	%

Voting power held by all holders of Class B common stock after giving effect to this Offering	%

Ratio of shares of Class A common stock to LLC Interests	Our Amended and Restated Certificate of Incorporation and the iPic-Gold Class LLC Agreement will require that (i) we at all times maintain a ratio of one LLC Interest owned by us for each share of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities), and (ii) iPic-Gold Class at all times maintain (x) a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of LLC Interests owned by us and (y) a one-to-one ratio between the number of shares of Class B common stock owned by the Original iPic Equity Owners and the number of LLC Interests owned by the Original iPic Equity Owners. This construct is intended to result in the Original iPic Equity Owners having a voting interest in iPic Entertainment that is identical to the Original iPic Equity Owners’ percentage economic interest in iPic-Gold Class. The Original iPic Equity Owners will own all of our outstanding Class B common stock.

Price per share:	$18.50

Proposed listing:	We intend to apply to list our Class A Common Stock on NASDAQ under the symbol “IPIC.” Our Class A Common Stock will not commence trading on NASDAQ until all of the following conditions are met: (i) the Offering is completed; and (ii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the Offering and commencing the trading of our Class A Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Class A Common Stock and the commencement of exchange trading of our Class A Common Stock on NASDAQ.

Use of proceeds:

We estimate that the net proceeds to us from this Offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $22.7 million (or approximately $45.9 million if we sell an additional 1,350,000 shares of Class A common stock).

We intend to use the proceeds that we receive from this Offering to purchase newly-issued LLC Interests from iPic-Gold Class at a purchase price per interest equal to the initial public offering price per share of Class A common stock.

We intend to cause iPic-Gold Class to use the proceeds that it receives from this Offering as follows: (i) to pay fees and expenses of approximately $2.3 million in connection with this Offering and the Transactions, and (ii) approximately $22.7 million for general corporate purposes, including opening new iPics and renovating existing iPics.

Risk Factors:	Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” starting on page 11.

The number of shares of our Class A common stock to be outstanding after this Offering is based on the membership interests of iPic-Gold Class and awards under the 2017 Equity Incentive Plan outstanding as of June 30, 2017 and excludes:

●	shares of Class A common stock reserved for issuance under our 2017 Equity Incentive Plan (as described in “Executive Compensation – 2017 Equity Incentive Plan”), consisting of (i) shares of our Class A common stock issuable upon the exercise of options outstanding as of June 30, 2017 at a weighted average exercise price of $18.13 per share, and (ii) additional shares of Class A common stock reserved for future issuance;
●	10,000,000 shares of Class A common stock reserved as of the closing date of this Offering for future issuance upon redemption or exchange of LLC Interests by the Original iPic Equity Owners; and
●	up to 67,500 shares, or, if the Company and the Selling Agent, in their mutual discretion, determine to offer and sell up to an additional 1,350,000 shares in this Offering, up to 135,000 shares issuable upon the exercise of the Selling Agent’s Warrants, exercisable at $ per share.

Summary Historical and Pro Forma Consolidated Financial and Other Data

The following tables present the summary historical and pro forma consolidated financial and other data for iPic-Gold Class Entertainment LLC and its subsidiaries. iPic-Gold Class Entertainment LLC is the predecessor of the issuer, iPic Entertainment Inc., for financial reporting purposes. The summary consolidated statement of operations data for each of the years in the two-year period ended December 31, 2016 and the summary consolidated balance sheet data as of December 31, 2015 and December 31, 2016 are derived from the audited consolidated financial statements of iPic-Gold Class Entertainment LLC and its subsidiaries contained herein. The summary consolidated statements of operations data for six months ended June 30, 2016 and June 30, 2017, and the summary consolidated balance sheet data as of June 30, 2017 are derived from the unaudited condensed consolidated financial statements of iPic-Gold Class Entertainment LLC and its subsidiaries included in this Offering Circular. In the opinion of our management, such unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for those periods.

The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future period and the results for any interim period are not necessarily indicative of the results that may be expected for a full year. The information set forth below should be read together with the “Selected Historical Consolidated Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes appearing elsewhere in this Offering Circular.

The summary unaudited pro forma consolidated financial data of iPic Entertainment Inc. presented below have been derived from our unaudited pro forma consolidated financial statements included elsewhere in this Offering Circular. The summary unaudited pro forma financial data for the year ended December 31, 2016 and as of and for the six months ended June 30, 2017 give effect to the Transactions as described in “The Transactions” and the completion of this Offering as if all such transactions had occurred on January 1, 2016, in the case of the summary unaudited pro forma consolidated statements of operations data, and as of June 30, 2017, in the case of the summary unaudited pro forma consolidated balance sheet data. The unaudited pro forma financial information includes various estimates which are subject to material change and may not be indicative of what our operations or financial position would have been had this Offering and related transactions taken place on the dates indicated, or that may be expected to occur in the future. See “Unaudited Pro Forma Consolidated Financial Information” for a complete description of the adjustments and assumptions underlying the summary unaudited pro forma consolidated financial data.

The summary historical consolidated financial and other data of iPic Entertainment Inc. have not been presented below, as iPic Entertainment Inc. is a newly incorporated entity, has had no business transactions or activities to date and had no assets or liabilities during the periods presented in this section.

SELECTED HISTORICAL
FINANCIAL AND OPERATING DATA
$ in thousands except share and per share data

						Pro Forma
	Six Months	Six Months	Twelve Months	Twelve Months	Pro Forma Six Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
	June 30, 2017	June 30, 2016	December 31, 2016	December 31, 2015	June 30, 2017	December 31, 2016
Revenue
Food & Beverage	$37,701	$29,115	$64,363	$53,025	$37,701	$64,363
Theater	30,780	25,948	57,459	45,866	30,780	57,459
Other	893	284	2,994	997	893	2,994
Total Revenue	69,375	55,348	124,816	99,889	69,375	124,816

Operating Expenses
Cost of food and beverage	10,307	7,762	17,377	14,614	10,307	17,377
Cost of theater	12,283	10,169	22,108	18,709	12,283	22,108
Operating payroll and benefits	18,906	14,488	32,141	25,918	18,906	32,141
Occupancy expenses	8,766	8,334	17,104	13,073	8,766	17,104
Other operating expenses	12,164	9,015	24,781	16,183	12,164	24,781
General and administrative expenses	7,011	5,842	14,220	12,471	7,818	15,833
Depreciation and amortization expense	9,570	7,232	16,019	11,819	9,570	16,019
Pre-opening expenses	1,632	870	4,395	3,666	1,632	4,395
Loss on fixed assets	3,340	60	88	211	3,340	88
Total Operating Expenses	83,979	63,773	148,234	116,665	84,785	149,846

Operating Loss	(14,604)	(8,425)	(23,418)	(16,777)	(15,411)	(25,031)

Other Income (Expense)
Interest income (expense), net	(7,782)	(5,259)	(10,718)	(7,891)	(7,782)	(10,718)
Gain in consolidation	2,396	-	-	-	2,396	-
Other income	5	-	-	-	5	-
Total Other Income (Expense)	(5,382)	(5,259)	(10,718)	(7,891)	(5,382)	(10,718)

Net Loss Before Tax Expense	(19,986)	(13,684)	(34,136)	(24,668)	(20,792)	(35,749)

Income Tax Expense	43	30	87	61	43	87

Net Loss	$(20,029)	$(13,715)	$(34,223)	$(24,729)	$(20,836)	$(35,836)

Less: Net loss attributable to noncontrolling interest	$2,396	$-	$-	$-	$(18,071)	$(31,571)

Net loss attributable to iPic Entertainment, Inc.	$(22,425)	$(13,715)	$(34,223)	$(24,729)	$(2,765)	$(4,264)

Net loss per unit/share
Basic	$(2.34)	$(1.47)	$(3.66)	$(2.65)	$(2.05)	$(3.16)
Diluted	$(2.34)	$(1.47)	$(3.66)	$(2.65)	$(2.05)	$(3.16)

Basic	9,594,090	9,338,111	9,338,111	9,338,111	1,350,000	1,350,000
Diluted	9,594,090	9,338,111	9,338,111	9,338,111	11,350,000	11,350,000

Non-GAAP Financial Measures
EBITDA	$(2,634)	$(1,193)	$(7,399)	$(4,958)	$(3,440)	$(9,011)
Adjusted EBITDA	$(62)	$(263)	$932	$(1,081)	$(62)	$932
Store-Level EBITDA	$6,949	$5,579	$15,152	$11,390	$6,949	$15,152

CONSOLIDATED BALANCE SHEET
$ in thousands

	As of June 30, 2017
	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	$3,895	$3,895	$26,560
Total current assets	8,994	8,994	31,658
Total assets	159,815	159,815	182,479
Total current liabilities	35,057	19,048	19,048
Long-term debt and deferred rent	188,017	206,017	206,017
Total liabilities	263,979	228,295	228,295
Accumulated deficit	(140,715)	(18,847)	(18,847)
Total members'/stockholders' deficit	(104,164)	(68,480)	(45,816)
Total liabilities and members'/stockholders' deficit	159,815	159,815	182,479

Non-GAAP Financial Measures

The following is a reconciliation of EBITDA, Adjusted EBITDA and Unit Level Cash Flow to Earnings (loss) from continuing operations for each of the periods indicated:

Non-GAAP Financial Measures

$ in thousands

						Pro Forma
	Six Months	Six Months	Twelve Months	Twelve Months	Pro Forma Six Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
	June 30, 2017	June 30, 2016	December 31, 2016	December 31, 2015	June 30, 2017	December 31, 2016

Net loss	$(20,029)	$(13,715)	$(34,223)	$(24,729)	$(20,836)	$(35,836)
Plus:
Interest expense	7,782	5,259	10,718	7,891	7,782	10,718
Income tax expense	43	30	87	61	43	87
Depreciation and amortization expense	9,570	7,232	16,019	11,819	9,570	16,019
EBITDA	(2,634)	(1,193)	(7,399)	(4,958)	(3,440)	(9,011)

Plus:
Pre-opening expenses	1,632	870	4,395	3,666	1,632	4,395
Other income	(5)	-	-	-	(5)	-
Loss on fixed assets	3,340	60	88	211	3,340	88
Non-recurring charges	(2,396)	-	3,848	-	(2,396)	3,848
Stock-based compensation expense	-	-	-	-	806	1,613
Adjusted EBITDA	(62)	(263)	932	(1,081)	(62)	932

Plus:
General and administrative expense*	7,011	5,842	14,220	12,471	7,011	14,220
Store-Level EBITDA	6,949	5,579	15,152	11,390	6,949	15,152

* Proforma balances exclude stock comp expense

RISK FACTORS

Before you decide to purchase shares of our common stock, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this Offering Circular, including our pro forma and historical financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly.

Risks Related to Our Business and Industry

Our long-term success is highly dependent on our ability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets.

One of the key means of achieving our growth strategies will be through opening and operating new iPics on a profitable basis for the foreseeable future. We must identify target markets where we can enter or expand, taking into account numerous factors such as the location, demographics, traffic patterns and information gathered from our various contacts. We may not be able to open our planned new iPics within budget or on a timely basis, if at all, given the uncertainty of these factors, which could adversely affect our business, financial condition and results of operations. As we operate more iPics, our rate of expansion relative to the size of our unit base will eventually decline.

The number and timing of new units opened during any given period may be negatively impacted by a number of factors including, without limitation:

●	the identification and availability of attractive sites for new iPics and the ability to negotiate suitable lease terms;
●	the lack of development and overall decrease in commercial real estate due to a macroeconomic downturn;
●	recruitment and training of qualified personnel in the local market;
●	our ability to obtain all required governmental permits, including zonal approvals, on a timely basis;
●	our ability to control construction and development costs of new units;
●	competition in new markets, including competition for appropriate sites;
●	failure of the landlords to timely deliver real estate to us;
●	the proximity of potential sites to an existing iPic, and the impact of cannibalization on future growth;
●	anticipated commercial, residential and infrastructure development near our new iPics; and
●	the cost and availability of capital to fund construction costs and pre-opening expenses.

Accordingly, we cannot assure you that we will be able to successfully expand as we may not correctly analyze the suitability of a location or anticipate all of the challenges imposed by expanding our operations. Our growth strategy and the substantial investment associated with the development of each new unit may cause our operating results to fluctuate and be unpredictable or adversely affect our profits. In addition, as has happened when other restaurant concepts have tried to expand, we may find that our concept has limited appeal in new markets or we may experience a decline in the popularity of our concept in the markets in which we operate. If we are unable to expand in existing markets or penetrate new markets, our ability to increase our revenues and profitability may be materially harmed or we may face losses.

Optimizing our theater circuit through new construction and the transformation of our existing theaters is subject to delay and unanticipated costs.

The availability of attractive site locations for new theater construction is subject to various factors that are beyond our control. These factors include:

●	local conditions, such as scarcity of space or increase in demand for real estate, demographic changes and changes in zoning and tax laws; and

●	competition for site locations from both theater companies and other businesses.

We typically require 24 to 36 months from the time we reach an agreement with a landlord to when a new theater opens. In addition, improving our existing theaters is subject to substantial risks such as difficulty obtaining permits, landlord approvals and new types of operating licenses (e.g. liquor licenses). We may also experience cost overruns from delays or other unanticipated costs in both new construction and facility improvements. Furthermore, our new sites and transformed locations may not perform to our expectations.

Our failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes a significant number of new iPics. Our existing management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures and controls and to locate, hire, train and retain management and operating personnel, particularly in new markets. We may not be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure, or be able to hire or retain the necessary management and operating personnel, which could harm our business, financial condition or results of operations. These demands could cause us to operate our existing business less effectively, which in turn could cause deterioration in the financial performance of our existing units. If we experience a decline in financial performance, we may decrease the number of or discontinue new openings, or we may decide to close units that we are unable to operate in a profitable manner.

Our theaters and restaurants operate in highly competitive environments.

The motion picture exhibition industry is fragmented and highly competitive with no significant barriers to entry. Our theaters are subject to varying degrees of competition in the geographic areas in which we operate. Competitors may be national circuits, regional circuits or smaller independent exhibitors. Moviegoers are generally not brand conscious and usually choose a theater based on its location, the films showing there and its amenities. Competition among theater exhibition companies is often intense with respect to the following factors:

●	Attracting patrons. The competition for patrons is dependent upon factors such as the availability of popular motion pictures, the location and number of theaters and screens in a market, the comfort and quality of the theaters and pricing. Many of our competitors have sought to increase the number of screens that they operate and provide a more luxurious experience by enhancing food and beverage options and installing recliner seating. Certain of the larger theater chains, such as AMC and Regal, have been converting some of their existing theaters to include in-theater dining and recliner seating, often at the same price or a marginally higher price than their traditional theaters. Should other theater operators in our markets choose to implement these or other initiatives, the performance of our theaters may be significantly and negatively impacted.
●	Licensing motion pictures. We believe that the principal competitive factors with respect to film licensing include licensing terms, number of seats and screens available for a particular picture, revenue potential and the location and condition of an exhibitor’s theaters.
●	New sites and acquisitions. We must compete with exhibitors and others in our efforts to locate and acquire attractive new and existing sites for our iPic units. There can be no assurance that we will be able to acquire such new sites or existing theaters at reasonable prices or on favorable terms. Moreover, some of these competitors may be stronger financially than we are. As a result of the foregoing, we may not succeed in acquiring theaters or may have to pay more than we would prefer to make an acquisition.
●	Multiple competitors for both out-of-home and in-home entertainment. The theatrical exhibition industry faces competition from other forms of out-of-home entertainment, such as concerts, amusement parks and sporting events and from other distribution channels for filmed entertainment, such as cable television, pay-per-view and home video systems and from other forms of in-home entertainment.
●	New marketing approaches. Many of our competitors have partnered with MoviePass Inc. (“MoviePass”), a subscription-based movie ticketing service. For a monthly fee of $9.95, MoviePass subscribers can attend one movie per day at no additional cost. MoviePass’ growing popularity may negatively impact our theaters by providing patrons with a cheaper alternative to paying each time they go to the movies.
●	New technology. New innovations and technology will continue to impact our industry. If we are unable to respond to or invest in future technology and the changing preferences of our customers, we may not be able to compete with other exhibitors or other entertainment venues, which could also adversely affect our results of operations.

Like the motion picture exhibition industry, the restaurant industry is fragmented and highly competitive with no significant barriers to entry. We compete in the restaurant industry with multi-unit national, regional and locally-owned and/or operated limited-service restaurants and full-service restaurants. Many of our competitors offer breakfast, lunch and dinner, as well as dine-in, carry-out and delivery services. Many of our competitors have existed longer than we have and may have a more established market presence, better locations and greater name recognition nationally or in some of the local markets in which we operate or plan to operate.

We face significant competition for restaurant guests, and our inability to compete effectively may affect our traffic, iPic sales and unit-level operating profit margins.

We rely on our food and beverage service for a majority of our revenue. The restaurant industry is intensely competitive with many well-established companies that compete directly and indirectly with us with respect to food quality, service, price and value, design and location. We compete in the restaurant industry with national, regional and locally-owned and/or operated limited-service restaurants and full-service restaurants. Some of our competitors have significantly greater financial, marketing, personnel and other resources than we do. In addition, many of our competitors have greater name recognition nationally or in some of the local markets in which we have or plan to have an iPic. Any inability to successfully compete with the restaurants in our markets will place downward pressure on our guest traffic and may prevent us from increasing or sustaining our revenues and profitability.

New iPics, once opened, may not be profitable; recently, our comparable-store sales have declined; and the performance of our units that we have experienced in the past may not be indicative of future results.

Our results have been, and in the future may continue to be, significantly impacted by the timing of new unit openings (often dictated by factors outside of our control), including landlord delays, associated pre-opening costs and operating inefficiencies, as well as changes in our geographic concentration due to the opening of new units. We typically incur the most significant portion of pre-opening expenses associated with a given unit within the six months preceding the opening. Our experience has been that labor and operating costs associated with a newly opened unit for the first several months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of sales. Our new units commonly take eight to 12 weeks to reach planned operating levels due to inefficiencies typically associated with new openings, including the training of new personnel, new market learning curves, inability to hire sufficient qualified staff and other factors. We may incur additional costs in new markets, particularly for transportation and distribution, which may impact the profitability of those units. Accordingly, the volume and timing of new openings may have a material adverse impact on our profitability.

In recent periods, our comparable-store sales have declined, as have those of certain of our competitors. Specifically, in the six months ended June 30, 2017 as compared to the six months ended June 30, 2016, our comparable-store sales declined by $1.6 million. This was due to the fact that there were relatively few successful movie releases during the first six months of calendar year 2017. In the year ended December 31, 2016 as compared to the year ended December 31, 2015, our comparable-store sales declined by $6.2 million. This was due to the fact that there was a material increase in the percentage of the motion picture industry’s 2016 total box-office receipts that stemmed from children’s or animated films that do not generally appeal to our more adult clientele. For 2016, industry reports noted that approximately 50% of industry sales from 2016’s Top-15 grossing films were from children’s or animated films (as opposed to 18% of industry sales from 2015’s Top-15 grossing films coming from children’s or animated films).

Although we target specified operating and financial metrics, new units may not meet these targets or may take longer than anticipated to do so. Any new unit we open may not be profitable or achieve operating results similar to those of our existing units, which could adversely affect our business, financial condition or results of operations.

We may not achieve the expected benefits and performance from strategic theater acquisitions.

In any acquisition, we expect to benefit from cost savings through, for example, the reduction of overhead and theater level costs, and from revenue enhancements resulting from the acquisition. However, there can be no assurance that we will be able to generate sufficient cash flow from these acquisitions to service any indebtedness incurred to finance such acquisitions or realize any other anticipated benefits, nor can there be any assurance that our profitability will be improved by any one or more acquisitions. Any acquisition may involve operating risks, such as:

●	the difficulty of assimilating and integrating the acquired operations and personnel into our current business;
●	the potential disruption of our ongoing business;

●	the diversion of management’s attention and other resources;
●	the possible inability of management to maintain uniform standards, controls, procedures and policies;
●	the risks of entering markets in which we have little or no experience;
●	the potential impairment of relationships with employees;
●	the possibility that any liabilities we may incur or assume may prove to be more burdensome than anticipated; and
●	the possibility that the acquired theaters do not perform as expected.

We have no control over distributors of the films and our business may be adversely affected if our access to motion pictures is limited or delayed.

We rely on distributors of motion pictures, over whom we have no control, for the films that we exhibit. Major motion picture distributors are required by law to offer and license film to exhibitors, including us, on a film-by-film and theater-by-theater basis. Consequently, we cannot assure ourselves of a supply of motion pictures by entering into long-term arrangements with major distributors, but must compete for our licenses on a film-by-film and theater-by-theater basis. Our business depends on maintaining good relations with these distributors, as this affects our ability to negotiate commercially favorable licensing terms for first-run films or to obtain licenses at all. With only seven distributors representing approximately 90% of the U.S. box office in 2016, there is a high level of concentration in the industry. Our business may be adversely affected if our access to motion pictures is limited or delayed because of deterioration in our relationships with one or more distributors, or for some other reason. To the extent that we are unable to license a popular film for exhibition in our theaters, our operating results may be materially adversely affected.

We depend on motion picture production and performance.

Our ability to operate successfully depends upon the availability, diversity and appeal of motion pictures, our ability to license motion pictures and the performance of such motion pictures in our markets. Our revenues are dependent upon the timing and popularity of film releases by distributors. The most marketable films are usually released during the summer and the calendar year-end holiday seasons. Therefore, our business is subject to significant seasonal fluctuations, with higher attendance and revenues generally occurring during the summer months and holiday seasons. We license first-run motion pictures, the success of which has increasingly depended on the marketing efforts of the major motion picture studios. Poor performance of, or any disruption in the production of these motion pictures (including by reason of a strike or lack of adequate financing), or a reduction in the marketing efforts of the major motion picture studios, could hurt our business and results of operations. Conversely, the successful performance of these motion pictures, particularly the sustained success of any one motion picture, or an increase in effective marketing efforts of the major motion picture studios, may generate positive results for our business and operations in a specific quarter or year that may not necessarily be indicative of, or comparable to, future results of operations. Given the relatively small number of theaters and screens that we operate (particularly when compared to our larger competitors), if a major motion picture studio decides to delay the release of a first-run motion picture from one quarter to a subsequent quarter, that could have a material adverse effect on our results of operations in the earlier quarter. As movie studios rely on a smaller number of higher grossing “tent pole” films, there may be increased pressure for higher film licensing fees. In addition, a change in the type and breadth of movies offered by motion picture studios may adversely affect the demographic base of moviegoers. As a result of the foregoing factors, our results of operations may vary significantly from quarter to quarter and from year to year.

The motion picture exhibition industry has experienced fluctuations in attendance during recent years.

The U.S. motion picture exhibition industry has been subject to periodic short-term increases and decreases in attendance and box office revenues. According to the Motion Picture Association of America, attendance at movies in the United States and Canada was 1.32 billion during 2016 and 2015 and 1.27 billion during 2014. During the past ten years, attendance at movies in the United States and Canada has ranged from a high of 1.42 billion in 2009 to a low of 1.27 billion in 2014. We expect the cyclical nature of the U.S. motion picture exhibition industry to continue for the foreseeable future, and a decline in attendance could materially adversely affect our results of operations. To offset any decrease in attendance, we plan to offer products unique to the motion picture exhibition industry, such as specially selected alternative programming and a luxury in-theater dining experience. We cannot assure you, however, that our offering of such content and services will offset any decrease in attendance that the industry may experience.

An increase in the use of alternative film delivery methods or other forms of entertainment may drive down our attendance and limit our ticket prices.

We compete with other film delivery methods, including network, syndicated cable and satellite television and DVDs, as well as video-on-demand, pay-per-view services, video streaming and downloads via the Internet. We also compete for the public’s leisure time and disposable income with other forms of entertainment, including sporting events, amusement parks, live music concerts and live theater. An increase in the popularity of these alternative film delivery methods and other forms of entertainment could reduce attendance at our theaters, limit the prices we can charge for admission and materially adversely affect our business and results of operations.

Our results of operations may be impacted by shrinking video release windows.

Over the last decade, the average video release window, which represents the time that elapses from the date of a film’s theatrical release to the date a film is available on DVD or similar on demand release to an important downstream market, has decreased from approximately six months to approximately two to three months. If patrons choose to wait for a DVD release, video streaming or other home entertainment options rather than attend a theater for viewing the film, it may adversely impact our business and results of operations, financial condition and cash flows. Several major film studios have tested premium video-on-demand products released in homes approximately simultaneously with a movie’s theatrical debut, which threatened the length of the release window. Additionally, for the past several years, Amazon Studios has been producing and acquiring original movies for theatrical release with video streaming available just four to eight weeks after their theatrical debut. We cannot assure you that the release window, which is determined by the film studios, will not shrink further or be eliminated altogether, which could have an adverse impact on our business and results of operations.

Our continued success depends in part on the continued popularity of our menu and the experience we offer guests.

Consumer tastes, nutritional and dietary trends, traffic patterns and the type, number, and location of competing restaurants often affect the restaurant business and our competitors may react more efficiently and effectively to those conditions. In addition, some of our competitors in the past have implemented programs that provide price discounts on certain menu offerings, and they may continue to do so in the future. If we are unable to continue to compete effectively, our traffic, sales and unit-level operating profit margins could decline and our business, financial condition and results of operations would be adversely affected.

Food safety and food-borne illness incidents could adversely affect guests’ perception of our brand, result in lower sales and increase operating costs.

Food safety is a top priority and we dedicate substantial resources to help ensure that our guests enjoy safe, quality food products. However, food-borne illnesses and other food safety issues have occurred in the food industry in the past, and could occur in the future. A negative report or negative publicity, whether or not related to one of our iPics, may have an adverse impact on demand for our food and could result in decreased guest traffic to our units. A decrease in guest traffic to our iPics as a result of these health concerns or negative publicity could materially harm our brand, business, financial condition and results of operations.

Furthermore, our reliance on third-party food suppliers and distributors increases the risk that food-borne illness incidents could be caused by factors outside of our control and that multiple iPics would be affected. We cannot ensure that all food items will be properly maintained during transport throughout the supply chain and that our employees will identify all products that may be spoiled and should not be used. If our guests become ill from food-borne illnesses, we could be forced to temporarily close some units. Furthermore, any instances of food contamination, whether or not at iPic, could subject us or our suppliers to a food recall pursuant to the United States Food and Drug Administration’s (the “FDA”) recently enacted Food Safety Modernization Act (“FSMA”).

Restaurant companies have been the target of class action lawsuits and other proceedings that are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by employees, guests, suppliers, licensees, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of assistant managers and failure to pay for all hours worked.

Occasionally, our guests file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our locations, including actions seeking damages resulting from food-borne illness or accidents at our locations. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce guest traffic and sales. Although we maintain what we believe to be adequate levels of insurance to cover any of these liabilities, insurance may not be available at all or in sufficient amounts with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

Our plans to open new units, and the ongoing need for capital expenditures at our existing units, require us to expend capital.

Our growth strategy depends on opening new units, which will require us to use cash flows from operations and a portion of the net proceeds of this Offering. We cannot assure you that cash flows from operations and the net proceeds of this Offering will be sufficient to allow us to implement our growth strategy. If this cash is not allocated efficiently among our various projects, or if any of these initiatives prove to be unsuccessful, we may experience reduced profitability and we could be required to delay, significantly curtail or eliminate planned openings, which could have a material adverse effect on our business, financial condition, results of operations and the price of our common stock.

In addition, as our units mature, our business will require capital expenditures for the maintenance, renovation and improvement of existing units to remain competitive and maintain the value of our brand standard. This creates an ongoing need for capital, and, to the extent we cannot fund capital expenditures from cash flows from operations, funds will need to be borrowed or otherwise obtained. If we cannot access the capital we need, we may not be able to execute on our growth strategy, take advantage of future opportunities or respond to competitive pressures.

If the costs of funding new units or renovations or enhancements at existing iPics exceed budgeted amounts, and/or the time for building or renovation is longer than anticipated, our financial condition and results of operations could be materially adversely affected.

We are subject to risks associated with leasing property subject to long-term non-cancelable leases.

We do not own any real property and all of our iPics are located in leased premises. The leases for our units generally have initial terms of 20 years and typically provide for two renewal options in five-year increments as well as for rent escalations.

Generally, our leases are net leases that require us to pay our share of the costs of real estate taxes, utilities, building operating expenses, insurance and other charges in addition to rent. We generally cannot cancel these leases. Additional sites that we lease are likely to be subject to similar long-term non-cancelable leases. If we close a unit, we nonetheless may be obligated to perform our monetary obligations under the applicable lease, including, among other things, payment of the base rent for the balance of the lease term. In addition, as each of our leases expire, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to close units in desirable locations.

As of June 30, 2017, we were a party to operating leases associated with our iPics and administrative offices requiring future minimum lease payments of $5.6 million for the remainder of 2017 and approximately $361.8 million thereafter, which minimum lease commitments are not reflected as liabilities on our balance sheet. We also have deferred rent obligations of $51.3 million. We depend on cash flows from operations to pay our lease expenses and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities and sufficient funds are not otherwise available to us from borrowings under the Non-Revolving Credit Facility (as defined in “Description of Indebtedness”) or other sources, we may not be able to service our lease expenses or fund our other liquidity and capital needs, which would materially adverse affect on our business, our results of operations and our financial condition.

Our substantial debt could adversely affect our operations and prevent us from satisfying those debt obligations.

We have a significant amount of debt. As of June 30, 2017, we had outstanding $187.6 million of indebtedness which consisted of $136.7 million under our senior secured credit facility and $50.9 million of unsecured subordinated notes to related parties. As of June 30, 2017, we also had approximately $367.5 million of undiscounted rental payments under operating leases (with initial base terms generally between 15 to 20 years). The amount of our indebtedness and lease and other financial obligations could have important consequences to you. For example, it could:

●	increase our vulnerability to general adverse economic and industry conditions;
●	limit our ability to obtain additional financing in the future for working capital, capital expenditures, dividend payments, acquisitions, general corporate purposes or other purposes;
●	require us to dedicate a substantial portion of our cash flow from operations to the payment of lease rentals and principal and interest on our indebtedness, thereby reducing the funds available to us for operations and any future growth or other business opportunities;
●	limit our planning flexibility for, or ability to react to, changes in our business and the industry; and
●	place us at a competitive disadvantage with competitors who may have less indebtedness and other obligations or greater access to financing.

If we fail to make any required payment under our senior secured credit facility or to comply with any of the financial and operating covenants contained therein, we would be in default. Lenders under our senior secured credit facility could then vote to accelerate the maturity of the indebtedness under the senior secured credit facility and foreclose upon the personal property that is pledged to secure the senior secured credit facility. Other creditors might then accelerate other indebtedness. If the lenders under the senior secured credit facility accelerate the maturity of the indebtedness thereunder, we might not have sufficient assets to satisfy our obligations under the senior secured credit facility or our other indebtedness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Limitations on the availability of capital may prevent deployment of strategic initiatives.

Our key strategic initiatives, including future upgrades of our Generation I and Generation II facilities into our latest Generation III furniture, fixture and equipment, requires significant capital expenditures to implement. Our net capital expenditures aggregated approximately $11.4 million for the six months ended June 30, 2017 and $57.9 million for the twelve months ended December 31, 2016. For calendar year 2018, we estimate that our gross cash outflows for capital expenditures will be approximately $20 million to $25 million, inclusive of $5 million to $10 million expected to be supplied in the form of tenant improvement financing. Over the subsequent three years, we estimate that our gross cash outflows for capital expenditures will be approximately $75 million to $85 million, inclusive of $30 million to $35 million expected to be supplied in the form of tenant improvement financing. Actual capital expenditures for calendar year 2018 and for the subsequent years may differ materially from our estimates. The lack of available capital resources due to business performance or other financial commitments could prevent or delay the deployment of innovations in our theaters. We may have to seek additional financing or issue additional securities to fully implement our growth strategy. We cannot be certain that we will be able to obtain new financing on favorable terms, or at all. In addition, covenants under our existing indebtedness limit our ability to incur additional indebtedness, and the performance of any additional or improved theaters may not be sufficient to service the related indebtedness that we are permitted to incur.

The agreements governing our indebtedness contain covenants that may limit our ability to take advantage of certain business opportunities advantageous to us.

The agreements governing our indebtedness contain various covenants that limit our ability to, among other things:

●	incur or guarantee additional indebtedness;
●	pay dividends or make other distributions to our stockholders;
●	make restricted payments;
●	incur liens;
●	engage in transactions with affiliates; and
●	enter into business combinations.

These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand economic downturns in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise.

We have a limited operating history which provides limited reference for you to evaluate our ability to achieve our business objectives.

We were formed in September 2010. Since we have a limited operating history, we are subject to the risks and uncertainties associated with early stage companies and have historically operated at a loss. Accordingly, you will have a limited basis on which to evaluate our ability to achieve our business objectives. As of the date hereof, we have 16 locations and have an additional five locations under development. Our financial condition, results of operations and our future success will, to a significant extent, depend on our ability to continue to open restaurants and theaters throughout the United States and internationally and to achieve economies of scale. We cannot assure you that more restaurants and theaters can be opened on terms favorable to us or at all, or that if we open those restaurants and theaters, we will be able to operate our expanded business profitably. If we fail to achieve our business objectives, then we may not be able to realize our expected revenue growth, maintain our existing revenue levels or operate at a profit. Even if we do realize our business objectives, our business may not be profitable in the future.

We have had significant financial losses in previous years.

For the years ended December 31, 2015 and 2016, and for the six months ended June 30, 2017, we reported net losses of $24.7 million, $34.2 million and $20.0 million, respectively. We expect to have significant net losses and negative cash flow for at least the next several years, as we incur additional costs and expenses for the continued development of new iPics. If we experience losses in the future, we may be unable to meet our payment obligations on our existing indebtedness, while attempting to expand our theater circuit and withstand competitive pressures or adverse economic conditions.

Our sales growth and ability to achieve profitability could be adversely affected if comparable-store sales are less than we expect.

Comparable-store sales are a year-over-year comparison of sales at iPics open at the end of the period which have been open for at least 12 months prior to the start of such quarterly period. It is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. The level of comparable-store sales will affect our sales growth and will continue to be a critical factor affecting our ability to generate profits because the profit margin on comparable-store sales is generally higher than the profit margin on new store sales. Our ability to increase comparable-store sales depends in part on our ability to successfully implement our initiatives to build sales. It is possible such initiatives will not be successful, and that we will not achieve our target comparable-store sales growth or that the change in comparable-store sales could be negative, which may cause a decrease in sales growth and ability to achieve profitability that would materially adversely affect our business, financial condition and results of operation.

Our results of operations are subject to fluctuations due to the timing of new iPic location openings and the relatively small number of iPic locations currently in operation.

The timing of new iPic location openings may result in significant fluctuations in our quarterly performance. We typically incur most cash pre-opening costs for a new iPic within the six months immediately preceding, and the month of, the iPic’s opening. In addition, the labor and operating costs for a newly opened iPic during the first three to six months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of revenues. Additionally, a portion of a current year new location capital expenditures is related to iPics that are not expected to open until the following year. Due to these substantial up-front financial requirements to open new iPic locations, the investment risk related to any single iPic is much larger than that associated with many other restaurants or entertainment venues.

Similarly, with respect to revenues, there is some ramp-up time following the opening of a new iPic during which time revenues from that particular location have not yet achieved what is to be expected once the location has been open for a period of three years. This will affect our revenues during periods when we open up one or more new iPic locations.

Furthermore, because we currently operate at only 16 locations, a problem at any one location may have a significant impact on our results of operations from period to period. For example, Hurricane Harvey negatively impacted our location in Houston, TX and Hurricane Irma negatively impacted our locations in Miami, FL and Boca Raton, FL, during the three months ended September 30, 2017.

The impact that general economic, political and social conditions in the United States have on consumer discretionary spending could adversely affect our business and financial performance.

Our success depends on general economic, political and social conditions and the willingness of consumers to spend money at restaurants and movie theaters. Any significant decrease in consumer confidence, or periods of economic slowdown or recession, could lead to a curtailing of discretionary spending, which in turn could reduce our revenues and results of operations and adversely affect our financial position. Our business is dependent upon consumer discretionary spending and therefore is affected by consumer confidence as well as the future performance of the United States economy. As a result, our results of operations are susceptible to economic slowdowns and recessions. Increases in job losses, home foreclosures, energy prices, investment losses in the financial markets, personal bankruptcies, credit card debt and home mortgage and other borrowing costs, declines in housing values and reduced access to credit, among other factors, may result in lower levels of customer traffic to our iPics, a decline in consumer confidence and a curtailing of consumer discretionary spending. We believe that consumers generally are more willing to make discretionary purchases during periods in which favorable economic conditions prevail. If economic conditions worsen, whether in the United States or in the communities in which our iPics are located, we could see deterioration in customer traffic or a reduction in the average amount customers spend in our iPics.

Geopolitical events, including the threat of domestic terrorism, gun violence or cyber-attacks, could cause people to avoid our theaters or other public places where large crowds are in attendance. For example, in the United States over the past several years, there have been several high-profile incidents involving shootings at movie theaters. In addition, due to our concentration in certain markets, natural or man-made disasters such as hurricanes, earthquakes, severe weather conditions, local strikes or increases in energy prices in those markets could adversely affect our overall results of operations.

Should we choose to expand internationally, the risks of doing business internationally could lower our revenues, increase our costs, reduce our profits or disrupt our business.

In the future, we may choose to open up iPic locations outside of the United States. If we should decide to expand internationally, we will become subject to the risks of doing business outside the United States, including:

●	changes in foreign currency exchange rates or currency restructurings and hyperinflation or deflation in the countries in which we choose to operate;
●	the imposition of restrictions on currency conversion or the transfer of funds or limitations on our ability to repatriate non-U.S. earnings in a tax effective manner;
●	the presence and acceptance of varying levels of business corruption in international markets;
●	the ability to comply with, or impact of complying with, complex and changing laws, regulations and policies of foreign governments that may affect investments or operations, including foreign ownership restrictions, import and export controls, tariffs, embargoes, intellectual property, licensing requirements and regulations, increases in taxes paid and other changes in applicable tax laws;
●	the difficulties involved in managing an organization doing business in many different countries;
●	the ability to comply with, or impact of complying with, complex and changing laws, regulations and economic and political policies of the U.S. government, including U.S. laws and regulations relating to economic sanctions, export controls and anti-boycott requirements;
●	increases in anti-American sentiment and the identification of the licensed brand as an American brand;
●	the effect of disruptions caused by severe weather, natural disasters, outbreak of disease or other events that make travel to a particular region less attractive or more difficult; and
●	political and economic instability.

Any or all of these factors may adversely affect the performance of our iPics located in international markets. In particular, an international iPic location may be located in a volatile region that is subject to geopolitical and sociopolitical factors that pose risk to our business operations. In addition, the economy of any region in which our iPics are located may be adversely affected to a greater degree than that of other areas of the country or the world by certain developments affecting industries concentrated in that region or country. While these factors and the impact of these factors are difficult to predict, any one or more of them could lower our revenues, increase our costs, reduce our profits or disrupt our business.

Management has expressed concerns about our ability to continue as a going concern.

Management has expressed concerns about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

If our cash flows prove inadequate to service our debt and provide for our other obligations, we may be required to refinance all or a portion of our existing debt or future debt at terms unfavorable to us.

Our ability to make payments on and refinance our debt and other financial obligations and to fund our capital expenditures and acquisitions will depend on our ability to generate substantial operating cash flow. This will depend on our future performance, which will be subject to prevailing economic conditions and to financial, business and other factors beyond our control. In addition, our notes require us to repay or refinance those notes when they come due. If our cash flows were to prove inadequate to meet our debt service, rental and other obligations in the future, we may be required to refinance all or a portion of our existing or future debt, on or before maturity, to sell assets or to obtain additional financing. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facility, sell any such assets or obtain additional financing on commercially reasonable terms or at all. The terms of the agreements governing our indebtedness restrict, but do not prohibit us from incurring additional indebtedness. If we are in compliance with the financial covenants set forth in the senior secured credit facility and our other outstanding debt instruments, we may be able to incur substantial additional indebtedness. If we incur additional indebtedness, the related risks that we face may intensify.

We may suffer future impairment losses and theater and other closure charges.

The opening of new theaters by certain of our competitors has drawn audiences away from some of our older theaters. In addition, demographic changes and competitive pressures have caused some of our theaters to become unprofitable. Since not all theaters are appropriate for our new initiatives, we may have to close certain theaters or recognize impairment losses related to the decrease in value of particular theaters. We review long-lived assets, including intangibles, marketable securities and non-consolidated entities for impairment as part of our annual audit process and whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Deterioration in the performance of our theaters could require us to recognize additional impairment losses and close additional theaters, which could have an adverse effect on the results of our operations. We continually monitor the performance of our theaters, and factors such as changing consumer preferences for filmed entertainment and our inability to sublease vacant retail space could negatively impact operating results and result in future closures, sales, dispositions and significant theater and other closure charges prior to expiration of underlying lease agreements.

We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks, proprietary products and other intellectual property, including our name and logos and the unique character and atmosphere of our iPics. We rely on trademark, copyright, and trade secret laws, as well as license agreements, nondisclosure agreements, and confidentiality and other contractual provisions to protect our intellectual property. Nevertheless, our competitors may develop similar menu items and concepts, and adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and other intellectual property.

The success of our business depends on our continued ability to use our existing trademarks and service marks to increase brand awareness and further develop our brand in the markets in which we operate. We have registered and applied to register trademarks and service marks in the United States. We may not be able to adequately protect our trademarks and service marks, and our competitors and others may successfully challenge the validity and/or enforceability of our trademarks and service marks and other intellectual property. The steps we have taken to protect our intellectual property in the United States may not be adequate. In addition, should we choose to expand internationally, the laws of some foreign countries do not protect intellectual property to the same extent as the laws of the United States.

If our efforts to maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance.

We may also from time to time be required to institute litigation to enforce our trademarks, service marks and other intellectual property. Such litigation could result in substantial costs and diversion of resources and could negatively affect our sales, profitability and prospects regardless of whether we are able to successfully enforce our rights.

Third parties may assert that we infringe, misappropriate or otherwise violate their intellectual property and may sue us for intellectual property infringement. Even if we are successful in these proceedings, we may incur substantial costs, and the time and attention of our management and other personnel may be diverted in pursuing these proceedings. If a court finds that we infringe a third party’s intellectual property, we may be required to pay damages and/or be subject to an injunction. With respect to any third party intellectual property that we use or wish to use in our business (whether or not asserted against us in litigation), we may not be able to enter into licensing or other arrangements with the owner of such intellectual property at a reasonable cost or on reasonable terms.

Our business could be adversely affected if we incur legal liability.

We are subject to, and in the future may become a party to, a variety of litigation or other claims and suits that arise from time to time in the ordinary course of our business. Regardless of the merits of the claims, the cost to defend current and future litigation may be significant, and such matters can be time-consuming and divert management’s attention and resources. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some or all of these legal disputes may result in materially adverse monetary damages, penalties or injunctive relief against us. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

While we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if they prevail, the amount of our recovery.

Our business is subject to risks related to our sale of alcoholic beverages.

We serve alcoholic beverages at all of our locations. Alcoholic beverage control regulations generally require our locations to apply to a state authority and, in certain locations, county or municipal authorities for a license that must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of daily operations of our locations, including minimum age of patrons and employees, hours of operation, advertising, trade practices, wholesale purchasing, other relationships with alcohol manufacturers, wholesalers and distributors, inventory control and handling, storage and dispensing of alcoholic beverages. Any future failure to comply with these regulations and obtain or retain licenses could adversely affect our business, financial condition and results of operations.

We are also subject in certain states to “dram shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. We carry liquor liability coverage as part of our existing comprehensive general liability insurance. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on our business, results of operations or financial condition. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and resources away from operations and hurt our financial performance. A judgment significantly in excess of our insurance coverage or not covered by insurance could have a material adverse effect on our business, results of operations or financial condition.

Shortages or interruptions in the supply or delivery of food products could adversely affect our operating results.

We are dependent on frequent deliveries of food products that meet our exact specifications. Shortages or interruptions in the supply of food products caused by problems in production or distribution, inclement weather, unanticipated demand or other conditions could adversely affect the availability, quality and cost of ingredients, which would adversely affect our operating results.

Disruption of our relationships with various vendors could substantially harm our business.

We rely on our relationships with several key studios in the operations of our business. These relationships include:

●	Paramount Pictures / Dreamworks
●	Sony Pictures
●	20th Century Fox
●	Universal Film Exchanges
●	Walt Disney Studio Pictures
●	Warner Brothers

Although our senior management has long-standing relationships with each of these vendors, we could experience deterioration or loss of any of our vendor relationships, which would significantly disrupt our operations until an alternative source is secured.

We are subject to substantial government regulation, which could entail significant cost.

We are subject to various federal, state and local laws, regulations and administrative practices affecting our business, and we must comply with provisions regulating health and sanitation standards, equal employment, environmental, and licensing for the sale of food and, in some theaters, alcoholic beverages. Our new theater openings could be delayed or prevented or our existing theaters could be impacted by difficulties or failures in our ability to obtain or maintain required approvals or licenses. Changes in existing laws or implementation of new laws, regulations and practices could have a significant impact on our business. A significant portion of our theater level employees are part time workers who are paid at or near the applicable minimum wage in the theater’s jurisdiction. Increases in the minimum wage and implementation of reforms requiring the provision of additional benefits will increase our labor costs.

We own and operate facilities throughout the United States and are subject to the environmental laws and regulations of those jurisdictions, particularly laws governing the cleanup of hazardous materials and the management of properties. We might in the future be required to participate in the cleanup of a property that we own or lease, or at which we have been alleged to have disposed of hazardous materials from one of our facilities. In certain circumstances, we might be solely responsible for any such liability under environmental laws, and such claims could be material.

Our theaters must comply with Title III of the Americans with Disabilities Act of 1990, or ADA. Compliance with the ADA requires that public accommodations “reasonably accommodate” individuals with disabilities and that new construction or alterations made to “commercial facilities” conform to accessibility guidelines unless “structurally impracticable” for new construction or technically infeasible for alterations. Non-compliance with the ADA could result in the imposition of injunctive relief, fines, and an award of damages to private litigants or additional capital expenditures to remedy such noncompliance.

We depend on key personnel for our current and future performance.

Our current and future performance depends to a significant degree upon the retention of our senior management team and other key personnel. The loss or unavailability to us of any member of our senior management team or a key employee – including, without limitation, Mr. Hamid Hashemi, our founder, President and CEO – could have a material adverse effect on our business, financial condition and results of operations. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. We cannot assure you that we would be able to locate or employ qualified replacements for senior management or key employees on acceptable terms.

We rely on our information systems to conduct our business, and any failure to protect these systems against security breaches or failure of these systems themselves could adversely affect our business, results of operations and liquidity and could result in litigation and penalties. Additionally, if these systems fail or become unavailable for any significant period of time, our business could be harmed.

The efficient operation of our business is dependent on computer hardware and software systems. Among other things, these systems collect and store certain personal information from customers, vendors and employees and process customer payment information. Our mobile application allows patrons to purchase tickets, select seats and order food and beverage. Additionally, open source internet ticketing allows tickets for all of our theaters to be sold by various third party vendors on websites using information systems we do not control. Our information systems and those maintained by our third party vendors and the sensitive data they are designed to protect are vulnerable to security breaches by computer hackers, cyber terrorists and other cyber attackers. We rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems, and we rely on our third party vendors to take appropriate measures to protect the confidentiality of the information on those information systems. However, these measures and technology may not adequately prevent security breaches. Our information systems may become unavailable or fail to perform as anticipated for any reason, including viruses, loss of power or human error. Any significant interruption or failure of our information systems or those maintained by our third party vendors or any significant breach of security could materially adversely affect (i) our reputation with our customers, vendors and employees, (ii) our brand name, and (iii) our business, results of operations and financial condition. Any of the foregoing could result in litigation against us or the imposition of penalties. A significant interruption, failure or breach of the security of our information systems or those of our third party vendors could also require us to expend significant resources to upgrade the security measures and technology that guard sensitive data against computer hackers, cyber terrorists and other cyber attackers. We maintain cyber risk insurance coverage to protect against such risks, however, there can be no assurance that such coverage will be adequate.

Changes in privacy laws could adversely affect our ability to market our products effectively.

Our cinemas rely on a variety of direct marketing techniques, including email marketing. Any expansion on existing and/or new laws and regulations regarding marketing, solicitation or data protection could adversely affect the continuing effectiveness of our email and other marketing techniques and could result in changes to our marketing strategy which could adversely impact our attendance levels and revenues.

Fluctuations in our tax obligations and effective tax rate and realization of our deferred tax assets may result in volatility of our operating results.

We are subject to income taxes in various U.S. and foreign jurisdictions. We record tax expense based on our estimates of future payments, which may include reserves for uncertain tax positions in multiple tax jurisdictions, and valuation allowances related to certain net deferred tax assets. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. We expect that throughout the year there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated.

In addition, our effective tax rate in a given financial statement period may be materially impacted by a variety of factors including but not limited to changes in the mix and level of earnings, varying tax rates in the different jurisdictions in which we operate, fluctuations in the valuation allowance or by changes to existing accounting rules or regulations. Further, tax legislation may be enacted in the future which could negatively impact our current or future tax structure and effective tax rates.

We are subject to complex taxation and could be subject to changes in our tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities.

We are subject to many different forms of taxation in the U.S. and, should we expand internationally, we will also be subject to different forms of taxation in those foreign jurisdictions where we operate. The tax authorities may not agree with the determinations that we made and such disagreements could result in lengthy legal disputes and, ultimately, in the payment of substantial amounts for tax, interest and penalties, which could have a material impact on our results. Additionally, current economic and political conditions make tax rates in any jurisdiction, including the U.S., subject to significant change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, or changes in tax laws or their interpretation. If the Company’s effective tax rates were to increase, or if the ultimate determination of the Company’s taxes owed in the U.S. or foreign jurisdictions is for an amount in excess of amounts previously accrued, the Company’s operating results, cash flows, and financial condition could be adversely affected.

U.S. lawmakers are evaluating proposals for substantial changes to U.S. fiscal and tax policies, which could include comprehensive tax reform. A variety of tax reform proposals that would significantly impact U.S. taxation of corporations are under consideration, including reductions in the U.S. corporate tax rate, repeal of the corporate alternative minimum tax, introduction of a capital expense investment deduction, the limitation of the deduction for interest expense and changes to the international tax system. A reduction in the U.S. corporate tax rate may significantly decrease the value of our deferred tax assets which would result in a reduction of net income in the period in which the change is enacted. There can be no assurance that our effective tax rate, tax payments or deferred tax assets will not be adversely affected by enactment of any tax reform initiatives.

Risks Relating to Our Organizational Structure

Our principal asset after the completion of this Offering will be our interest in iPic-Gold Class, and, accordingly, we will depend on distributions from iPic-Gold Class to pay our taxes and expenses. iPic-Gold Class’ ability to make such distributions may be subject to various limitations and restrictions.

Upon the consummation of this Offering, we will be a holding company and will have no material assets other than our ownership of LLC Interests of iPic-Gold Class. As such, we will have no independent means of generating revenue or cash flow, and our ability to pay our taxes and operating expenses or declare and pay dividends in the future, if any, will be dependent upon the financial results and cash flows of iPic-Gold Class and its subsidiaries and distributions we receive from iPic-Gold Class. There can be no assurance that our subsidiaries will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants in our debt instruments, will permit such distributions.

iPic-Gold Class will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of LLC Interests, including us. Accordingly, we will incur income taxes on our allocable share of any net taxable income of iPic-Gold Class. Under the terms of the iPic-Gold Class LLC Agreement, iPic-Gold Class will be obligated to make tax distributions to holders of LLC Interests, including us. In addition to tax expenses, we will also incur expenses related to our operations, which we expect could be significant. We intend, as the managing member of iPic-Gold Class, to cause iPic-Gold Class to make cash distributions to the owners of LLC Interests in an amount sufficient to (i) fund all or part of their tax obligations in respect of taxable income allocated to them and (ii) cover our operating expenses. However, iPic-Gold Class’ ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which iPic-Gold Class is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering iPic-Gold Class insolvent. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations, we may have to borrow funds, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders. See “Certain Relationships and Related Party Transactions—iPic-Gold Class LLC Agreement—Distributions.” In addition, if iPic-Gold Class does not have sufficient funds to make distributions, our ability to declare and pay cash dividends will also be restricted or impaired. See “—Risks Related to This Offering and Ownership of Our Common Stock” and “Dividend Policy.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.

We are subject to taxation by the U.S. federal, state, local and foreign tax authorities, and our tax liabilities will be affected by the allocation of expenses to differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;
●	expected timing and amount of the release of any tax valuation allowances;
●	tax effects of stock-based compensation;
●	changes in tax laws, regulations or interpretations thereof; or
●	future earnings being lower than anticipated in countries where we have lower statutory tax rates and higher than anticipated earnings in countries where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal, state, local and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

If we were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), as a result of our ownership of iPic-Gold Class, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the 1940 Act.

As the sole managing member of iPic-Gold Class, we will control and operate iPic-Gold Class. On that basis, we believe that our interest in iPic-Gold Class is not an “investment security” as that term is used in the 1940 Act. However, if we were to cease participation in the management of iPic-Gold Class, our interest in iPic-Gold Class could be deemed an “investment security” for purposes of the 1940 Act.

We and iPic-Gold Class intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

iPic is controlled by the Original iPic Equity Owners, whose interests may differ from those of our public stockholders.

Immediately following this Offering and the application of net proceeds from this Offering, the Original iPic Equity Owners will control approximately         % of the combined voting power of our common stock through their ownership of Class B common stock. The Original iPic Equity Owners will, for the foreseeable future, have significant influence over corporate management and affairs, and will be able to control virtually all matters requiring stockholder approval. The Original iPic Equity Owners are able to, subject to applicable law, and the voting arrangements described in “Certain Relationships and Related Party Transactions,” elect a majority of the members of our board of directors and control actions to be taken by us and our board of directors, including amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets. The directors so elected will have the authority, subject to the terms of our indebtedness and applicable rules and regulations, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. It is possible that the interests of the Original iPic Equity Owners may in some circumstances conflict with our interests and the interests of our other stockholders, including you. For example, the Original iPic Equity Owners may have different tax positions from us that could influence their decisions regarding whether and when to dispose of assets, and whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authority to our tax reporting positions may take into consideration these Original iPic Equity Owners’ tax or other considerations, which may differ from the considerations of us or our other stockholders.

In addition, certain of the Original iPic Equity Owners are in the business of making or advising on investments in companies and may hold, and may from time to time in the future acquire interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or the business of our suppliers. Our Amended and Restated Certificate of Incorporation will provide that, to the fullest extent permitted by law, none of the Original iPic Equity Owners or any director who is not employed by us or his or her affiliates will have any duty to refrain from engaging in a corporate opportunity in the same or similar lines of business as us. The Original iPic Equity Owners may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

Risks Relating to this Offering and Ownership of Our Common Stock

There is no existing market for our common stock, and we do not know if one will develop to provide you with adequate liquidity to sell our common stock at prices equal to or greater than the price you paid in this Offering.

Prior to this Offering, there has not been a public market for our common stock. Although our common stock has been approved for listing on NASDAQ, if an active trading market for our common stock does not develop following this Offering, you may not be able to sell your shares quickly or above the initial public offering price. The initial public offering price for the shares has been determined by negotiations between us and the Selling Agent and may not be indicative of prices that will prevail in the trading market, and the value of our common stock may decrease from the initial public offering price.

The market price of our common stock may be highly volatile, and you may not be able to resell your shares at or above the initial public offering price.

The trading price of our common stock could be volatile, and you can lose all or part of your investment. The following factors, in addition to other factors described in this “Risk Factors” section and elsewhere in this Offering Circular, may have a significant impact on the market price of our common stock:

●	announcements of innovations or new services by us or our competitors;
●	any adverse changes to our relationship with our customers or suppliers;
●	variations in the costs of products that we use in our restaurants or theaters;
●	announcements concerning our competitors or the restaurant and movie theater industry in general;
●	achievement of expected sales and profitability;
●	supply or distribution shortages;
●	adverse actions taken by regulatory agencies with respect to our services or the products we use;
●	actual or anticipated fluctuations in our quarterly or annual operating results;
●	changes in financial estimates or recommendations by securities analysts;
●	trading volume of our common stock;
●	sales of our common stock by us, our executive officers and directors or our stockholders in the future;
●	general economic and market conditions and overall fluctuations in the U.S. equity markets; and
●	changes in accounting principles.

In addition, broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly.

We may be subject to securities litigation, which is expensive and could divert management attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could adversely impact our business. Any adverse determination in litigation could also subject us to significant liabilities.

Immediately following the consummation of this Offering, the Original iPic Equity Owners will have the right to have their LLC Interests redeemed pursuant to the terms of the iPic-Gold Class LLC Agreement.

After this Offering, we will have an aggregate of          shares of Class A common stock authorized but unissued, including approximately         shares of Class A common stock issuable upon redemption of LLC Interests that will be held by the Original iPic Equity Owners. iPic-Gold Class will enter into the iPic-Gold Class LLC Agreement and, subject to certain restrictions set forth therein and as described elsewhere in this Offering Circular, the Original iPic Equity Owners will be entitled to have their LLC Interests redeemed for shares of our Class A common stock. We cannot predict the size of future issuances of our Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock may have on the market price of our Class A common stock. Sales or distributions of substantial amounts of our Class A common stock, including shares issued in connection with an acquisition, or the perception that such sales or distributions could occur, may cause the market price of our Class A common stock to decline.

Investors purchasing common stock in this Offering will experience immediate and substantial dilution as a result of this Offering and future equity issuances.

If you purchase shares of our common stock in this Offering, you will incur immediate and substantial dilution in the book value of your stock, because the price that you pay will be substantially greater than the net tangible book value (deficit) per share of the shares you acquire. As a result, you will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. The net tangible book value (deficit) per share, calculated as of          and after giving effect to the Offering (based on the initial public offering price of $         per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us), is $(        ). Investors purchasing common stock in this Offering will experience immediate and substantial dilution of $         per share, based on the initial public offering price of $         per share. To the extent outstanding options are ultimately exercised, there will be further dilution to investors in this Offering. In addition, if the Selling Agent exercises its option to purchase additional shares, or if we issue additional equity securities in the future, investors purchasing common stock in this Offering will experience additional dilution.

As a result of this dilution, investors purchasing stock in this Offering may receive significantly less than the purchase price paid in this Offering in the event of liquidation. See “Dilution.”

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Substantially all of our existing stockholders are subject to lock-up agreements with the Selling Agent that restrict the stockholders’ ability to transfer shares of our common stock for          days from the date of this Offering Circular, subject to certain exceptions. The lock-up agreements limit the number of shares of common stock that may be sold immediately following the Offering. After this Offering, we will have          outstanding shares of common stock based on the number of shares outstanding as of         , 2017. Subject to limitations, approximately          shares will become eligible for sale upon expiration of the lock-up period, as calculated and described in more detail in the section entitled “Shares Eligible for Future Sale.” In addition, shares issued or issuable upon exercise of options vested as of the expiration of the lock-up period will be eligible for sale at that time. Sales of stock by these stockholders could have a material adverse effect on the trading price of our common stock.

Moreover, after this Offering, holders of an aggregate of          shares of our common stock will have rights, subject to certain conditions such as the         -day lock-up arrangement described above, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our markets or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our stock, or provide more favorable relative recommendations about our competitors, our stock price could decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our management will have broad discretion over the use of the proceeds we receive in this Offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of the net proceeds from this Offering and you will be relying on their judgment in applying these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment.

We intend to cause iPic-Gold Class to use the proceeds that it receives from this Offering as follows: (i) to pay fees and expenses of approximately $2.3 million in connection with this Offering and the Transactions, and (ii) approximately $22.7 million for general corporate purposes, including opening new iPics and renovating existing iPics. We believe that the net proceeds of this Offering, together with our current resources, will allow us to operate for at least the next 12 months.

Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this Offering.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock, if any, for any return on their investment.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this Offering for the foreseeable future.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and NASDAQ, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corporate governance standards of the Sarbanes-Oxley Act of 2002, (the “Sarbanes-Oxley Act”), and NASDAQ. As a result, we will incur significant legal, accounting and other costs that we did not incur as a private company. These requirements will place a strain on our management, systems and resources and we will incur significant legal, accounting, insurance and other expenses that we have not incurred as a private company. The Exchange Act will require us to file annual, quarterly and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of shareholders. The Sarbanes-Oxley Act will require that we maintain effective disclosure controls and procedures and internal controls over financial reporting. NASDAQ will require that we comply with various corporate governance requirements. To maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting and comply with the Exchange Act and NASDAQ requirements, significant resources and management oversight will be required. This may divert management’s attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the price of our common stock.

We also expect that it could be difficult and will be significantly more expensive to obtain directors’ and officers’ liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Advocacy efforts by shareholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that make it more difficult to effect a change in control of the company.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws to be effective upon the closing of this Offering will contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our board of directors. Our corporate governance documents will include provisions that:

●	authorize blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;
●	limit the liability of, and provide indemnification to, our directors and officers;
●	limit the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;
●	require advance notice of stockholder proposals and the nomination of candidates for election to our board of directors;
●	require that directors only be removed from office for cause; and
●	limit the determination of the number of directors on our board and the filling of vacancies or newly created seats on the board to our board of directors then in office.

Further, we are subject to the anti-takeover provisions of section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of section 203 could have the effect of delaying or preventing a change of control that could be advantageous to the stockholders.

These provisions of our charter documents and Delaware law, alone or together, could delay or deter hostile takeovers and changes in control or changes in our management. Any provision of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.

Our Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. By becoming a stockholder in our Company, you will be deemed to have notice of and have consented to the provisions of our Amended and Restated Certificate of Incorporation related to choice of forum. The choice of forum provision in our Amended and Restated Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

THE TRANSACTIONS

Prior to the consummation of this Offering and the organizational transactions described below, the Original iPic Equity Owners are the only members of iPic-Gold Class Entertainment LLC (“iPic-Gold Class”). iPic-Gold Class is treated as a partnership for U.S. federal income tax purposes and, as such, is not subject to any U.S. federal entity-level income taxes. Rather, taxable income or loss is included in the U.S. federal income tax returns of iPic-Gold Class’ members. iPic Entertainment Inc. was incorporated as a Delaware corporation on October 18, 2017 to serve as the issuer of the Class A common stock offered hereby.

Transactions

In connection with the closing of this Offering, we will consummate the following organizational transactions:

●	we will amend and restate the iPic-Gold Class LLC Agreement, to, among other things, (i) provide for LLC Interests that will be the single class of common membership interests in iPic-Gold Class, (ii) exchange all of the Original iPic Equity Owners’ existing direct and indirect membership interests in iPic-Gold Class for LLC Interests and (iii) appoint iPic Entertainment as the sole managing member of iPic-Gold Class;
●	we will amend and restate iPic Entertainment’s Certificate of Incorporation to, among other things, (i) provide for Class A common stock and Class B common stock and (ii) issue shares of Class B common stock to the Original iPic Equity Owners, on a one-to-one basis with the number of LLC Interests they own, for nominal consideration;
●	we will issue 1,350,000 shares of our Class A common stock to the purchasers in this Offering in exchange for net proceeds of approximately $23.16 million, assuming the shares are offered at $18.50 per share, after deducting selling commissions but before offering expenses;
●	we will use all of the net proceeds from this Offering to acquire newly-issued LLC Interests from iPic-Gold Class at a purchase price per interest equal to the initial public offering price of Class A common stock, collectively representing % of iPic-Gold Class’s outstanding LLC Interests;
●	iPic-Gold Class will use the proceeds from the sale of LLC Interests to iPic Entertainment as follows: (i) to pay fees and expenses of approximately $ million in connection with this Offering and the Transactions, and (ii) approximately $ million for general corporate purposes, including opening new iPics and renovating existing iPics. See “Use of Proceeds.”
●	the Original iPic Equity Owners will continue to own the LLC Interests they received in exchange for their existing membership interests in iPic-Gold Class and will have no economic interest in iPic Entertainment despite their ownership of Class B common stock (where “economic interests” means the right to receive any distributions or dividends, whether cash or stock, in connection with common stock); and
●	iPic Entertainment will enter into the Registration Rights Agreement with the Original iPic Equity Owners who, assuming that all of the LLC Interests of the Original iPic Equity Owners are redeemed or exchanged for newly-issued shares of Class A common stock on a one-for-one basis, will own shares of iPic Entertainment’s Class A common stock, representing approximately % of the combined voting power of our Common Stock.

For a description of the terms of the Registration Rights Agreement, see “Description of Securities – Registration Rights.”

Organizational Structure Following this Offering

Immediately following the completion of the Transactions, including this Offering:

●	iPic Entertainment will be a holding company and the principal asset of iPic Entertainment will be LLC Interests of iPic-Gold Class;
●	iPic Entertainment will be the sole managing member of iPic-Gold Class and will control the business and affairs of iPic-Gold Class and its subsidiaries;
●	our Amended and Restated Certificate of Incorporation and the iPic-Gold Class LLC Agreement will require that (i) we at all times maintain a ratio of one LLC Interest owned by us for each share of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities), and (ii) iPic-Gold Class at all times maintain (x) a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of LLC Interests owned by us and (y) a one-to-one ratio between the number of shares of Class B common stock owned by the Original iPic Equity Owners and the number of LLC Interests owned by the Original iPic Equity Owners;
●	iPic Entertainment will own LLC Interests representing % of the economic interest in iPic-Gold Class;

●	the purchasers in this Offering (i) will own shares of Class A common stock, representing approximately % of the combined voting power of the Common Stock, (ii) will own % of the economic interest in iPic Entertainment and (iii) through iPic Entertainment’s ownership of LLC Interests, indirectly will hold (applying the percentages in the preceding clause (ii) to iPic Entertainments percentage economic interest in iPic-Gold Class) approximately % of the economic interest in iPic-Gold Class;
●	the Original iPic Equity Owners will own (i) LLC Interests, representing % of the economic interest in iPic-Gold Class and (ii) through their ownership of Class B common stock, approximately % of the combined voting power of the Common Stock. Following the Offering, each LLC Interest held by the Original iPic Equity Owners will be redeemable, at the election of such members, for newly-issued shares of Class A common stock on a one-for-one basis. iPic Entertainment’s board of directors, which will include directors who hold LLC Interests or are affiliated with holders of LLC Interests and may include such directors in the future, may, at its option, instead make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the iPic-Gold Class LLC Agreement. See “The Transactions – iPic-Gold Class LLC Agreement;” and
●	the Original iPic Equity Owners collectively (i) will own Class B common stock representing approximately % of the combined voting power of the Common Stock, and (ii) will own % of the economic interest in iPic-Gold Class through the Original iPic Equity Owners’ ownership of LLC Interests.

Immediately following this Offering, we will be a holding company and our principal asset will be the LLC Interests we purchase from iPic-Gold Class. As the sole managing member of iPic-Gold Class, we will operate and control all of the business and affairs of iPic-Gold Class and, through iPic-Gold Class and its subsidiaries, conduct our business. Accordingly, although we will have a minority economic interest in iPic-Gold Class, we will have the sole voting interest in, and control the management of, iPic-Gold Class. As a result, we will consolidate iPic-Gold Class in our consolidated financial statements and will report a non-controlling interest related to the LLC Interests held by the Original iPic Equity Owners on our consolidated financial statements. iPic Entertainment will have a board of directors and executive officers, but will have no employees. The functions of all of our employees are expected to reside at iPic-Gold Class.

The following diagram shows our organizational structure after giving effect to the Transactions, including this Offering:

iPic-Gold Class LLC Agreement

We will operate our business through iPic-Gold Class and its subsidiaries. In connection with the completion of this Offering, we and the Original iPic Equity Owners will enter into iPic-Gold Class’ amended and restated limited liability company agreement, which we refer to as the “iPic-Gold Class LLC Agreement.” The operations of iPic-Gold Class, and the rights and obligations of the holders of LLC Interests, will be set forth in the iPic-Gold Class LLC Agreement.

Appointment as Manager. Under the iPic-Gold Class LLC Agreement, we will become a member and the sole manager of iPic-Gold Class. As the sole manager, we will be able to control all of the day-to-day business affairs and decision-making of iPic-Gold Class without the approval of any other member. As such, we, through our officers and directors, will be responsible for all operational and administrative decisions of iPic-Gold Class and the day-to-day management of iPic-Gold Class’ business. Pursuant to the terms of the iPic-Gold Class LLC Agreement, we cannot, under any circumstances, be removed as the sole manager of iPic-Gold Class except by our election.

Compensation. We will not be entitled to compensation for our services as manager. We will be entitled to reimbursement by iPic-Gold Class for fees and expenses incurred on behalf of iPic-Gold Class, including all expenses associated with this Offering and maintaining our corporate existence.

Recapitalization. The iPic-Gold Class LLC Agreement recapitalizes the units currently held by the existing members of iPic-Gold Class into a new single class of common membership units, which we refer to as the “LLC Interests.” The iPic-Gold Class LLC Agreement will also reflect a split of LLC Interests such that one LLC Interest can be acquired with the net proceeds received in the Offering from the sale of one share of our Class A common stock. Each LLC Interest will entitle the holder to a pro rata share of the net profits and net losses and distributions of iPic-Gold Class.

Distributions. The iPic-Gold Class LLC Agreement will require “tax distributions,” as that term is defined in the iPic-Gold Class LLC Agreement, to be made by iPic-Gold Class to its “members,” as that term is defined in the iPic-Gold Class LLC Agreement. Tax distributions will be made annually to each member of iPic-Gold Class, including us, based on such member’s allocable share of the taxable income of iPic-Gold Class and at a tax rate that will be determined by us. For this purpose, the taxable income of iPic-Gold Class, and iPic’s Entertainment allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that result from our deemed or actual purchase of LLC Interests from the Original iPic Equity Owners. For tax distributions made in the 2017 fiscal year, the tax rate that we expect to use for purposes of determining tax distributions from iPic-Gold Class to its members will equal the combined federal, state, and local statutory tax rate applicable to us for the 2017 fiscal year (taking into account the deductibility of state and local taxes for federal purposes). For each subsequent fiscal year, the tax rate applicable to us for the 2017 fiscal year will apply with respect to tax distributions made during such fiscal year unless we determine (through our board of directors) otherwise. The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from iPic-Gold Class for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The iPic-Gold Class LLC Agreement will also allow for distributions to be made by iPic-Gold Class to its members on a pro rata basis out of “distributable cash,” as that term is defined in the iPic-Gold Class LLC Agreement. We expect iPic-Gold Class may make distributions out of distributable cash periodically to the extent permitted by our agreements governing our indebtedness and necessary to enable us to cover our operating expenses and other obligations, including our tax liability, as well as to make dividend payments, if any, to the holders of our Class A common stock.

LLC Interest Redemption Right. The iPic-Gold Class LLC Agreement provides a redemption right to the Original iPic Equity Owners which entitles them to have their LLC Interests redeemed, at the election of each such person, for, at our option, as determined by or at the direction of our board of directors, which will include directors who hold LLC Interests or are affiliated with holders of LLC Interests and may include such directors in the future, newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the Original iPic Equity Owner has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Interests to iPic-Gold Class for cancellation. The iPic-Gold Class LLC Agreement requires that we contribute cash or shares of our Class A common stock to iPic-Gold Class in exchange for an amount of newly-issued LLC Interests in iPic-Gold Class that will be issued to us equal to the number of LLC Interests redeemed from the Original iPic Equity Owner. iPic-Gold Class will then distribute the cash or shares of our Class A common stock to such Original iPic Equity Owner to complete the redemption. In the event of such election by an Original iPic Equity Owner, we may, at our option, effect a direct exchange of cash or our Class A common stock for such LLC Interests in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Issuance of LLC Interests Upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us, or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we will be required to acquire from iPic-Gold Class A number of LLC Interests equal to the number of shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of iPic-Gold Class or its subsidiaries, we will make, or be deemed to make, a capital contribution to iPic-Gold Class equal to the aggregate value of such shares of Class A common stock, and iPic-Gold Class will issue to us a number of LLC Interests equal to the number of shares of Class A common stock we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of iPic-Gold Class or its subsidiaries, we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to iPic-Gold Class (or the applicable subsidiary of iPic-Gold Class) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of iPic-Gold Class or its subsidiaries, on each applicable vesting date we will be deemed to have sold to iPic-Gold Class (or such subsidiary) the number of vested shares at a price equal to the market price per share, iPic-Gold Class (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in iPic-Gold Class equal to the purchase price for such shares in exchange for an equal number of LLC Interests.

Maintenance of one-to-one ratio of shares of Class A common stock and LLC Interests owned by iPic Entertainment. Our Amended and Restated Certificate of Incorporation and the iPic-Gold Class LLC Agreement will require that (i) we at all times maintain a ratio of one LLC Interest owned by us for each share of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities), and (ii) iPic-Gold Class at all times maintain (x) a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of LLC Interests owned by us and (y) a one-to-one ratio between the number of shares of Class B common stock owned by the Original iPic Equity Owners and the number of LLC Interests owned by the Original iPic Equity Owners. This construct is intended to result in the Original iPic Equity Owners having a voting interest in iPic Entertainment that is identical to the Original iPic Equity Owners’ percentage economic interest in iPic-Gold Class.

Transfer Restrictions. The iPic-Gold Class LLC Agreement generally does not permit transfers of LLC Interests by members, subject to limited exceptions. Any transferee of LLC Interests must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of iPic-Gold Class.

Dissolution. The iPic-Gold Class LLC Agreement will provide that the unanimous consent of all members holding voting units will be required to voluntarily dissolve iPic-Gold Class. In addition to a voluntary dissolution, iPic-Gold Class will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up iPic-Gold Class; (ii) second, to pay debts and liabilities owed to creditors of iPic-Gold Class, other than members; (iii) third, to pay debts and liabilities owed to members; and (iv) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in iPic-Gold Class (as determined based on the number of LLC Interests held by a member relative to the aggregate number of all outstanding LLC Interests).

Confidentiality. Each member will agree to maintain the confidentiality of iPic-Gold Class’ confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by our chief executive officer.

Indemnification and Exculpation. The iPic-Gold Class LLC Agreement provides for indemnification of the manager, members and officers of iPic-Gold Class and their respective subsidiaries or affiliates. To the extent permitted by applicable law, iPic-Gold Class will indemnify us, as its managing member, its authorized officers, its other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any iPic standard of conduct permitted under applicable law.

We, as the managing member, and the authorized officers and other employees and agents of iPic-Gold Class will not be liable to iPic-Gold Class, its members or their affiliates for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud, or intentional misconduct.

Amendments. The iPic-Gold Class LLC Agreement may be amended with the consent of the managing member and the holders of a majority in voting power of the outstanding LLC Interests not held by the managing member. In addition, the managing member may, without the consent of any Original iPic Equity Owner, make certain amendments that, generally, are not expected to adversely affect Original iPic Equity Owners. Notwithstanding the foregoing, no amendment to the iPic-Gold Class LLC Agreement will be effective with respect to an Original iPic Equity Owner that does not vote in favor thereof if such amendment would adversely affect such Original iPic Equity Owner in any material respect in a manner that is disproportionately adverse to such Original iPic Equity Owner.

USE OF PROCEEDS

We are offering 1,350,000 shares of our Class A Common Stock, at an offering price of $18.50 per share for a gross offering amount of $24,975,000; provided, however, that the Company and the Selling Agent may, in their mutual discretion, determine to offer and sell up to an additional 1,350,000 Shares for additional aggregate gross proceeds of $24,975,000. Our management team will have broad discretion over the uses of the net proceeds of this Offering.

We intend to use the proceeds that we receive from this Offering to purchase          newly-issued LLC Interests from iPic-Gold Class at a purchase price per interest equal to the initial public offering price per share of Class A Common Stock.

We intend to cause iPic-Gold Class to use the proceeds that it receives from this Offering as follows: (i) to pay fees and expenses of approximately $2.3 million in connection with this Offering and the Transactions, and (ii) approximately $22.7 million for general corporate purposes, including opening new iPics and renovating existing iPics. We believe that the net proceeds of this Offering, together with our current resources, will allow us to operate for at least the next 12 months.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the Shares, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when desired or needed and, if available, on terms acceptable to us.

CAPITALIZATION

The following table sets forth the cash and capitalization as of June 30, 2017 as follows:

●	of iPic-Gold Class and its subsidiaries on an actual basis;
●	of iPic-Gold Class and its subsidiaries on a pro forma basis to give effect to the Transactions (other than the sale and issuance of shares of our Class A common stock by us in this Offering, including (i) the elimination of existing members’ contributions of $34.2 million in consolidation of iPic-Gold Class into the consolidated financial statements of iPic Entertainment Inc. and (ii) the issuance of shares of Class B common stock to the Original Members on an assumed one-to-one basis with the number of LLC interests they own, for nominal consideration; and
●	of iPic Entertainment and its subsidiaries on a pro forma as adjusted basis to give effect to the Transactions, including our issuance and sale in this Offering of the maximum amount of Shares, at the price to the public of $18.50 per share, resulting in net proceeds to us of $24,975,000, after (i) deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and (ii) the application of the proceeds from the Offering, each as described under “Use of Proceeds.”

For more information, please see “The Transactions,” “Use of Proceeds” and “Unaudited Pro Forma Consolidated Financial Information” elsewhere in this Offering Circular. You should read this information in conjunction with our consolidated financial statements and the related notes appearing at the end of this Offering Circular and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this Offering Circular.

	As of June 30, 2017
	Actual	Pro Forma	Pro Forma As Adjusted
Cash	$3,895,338	$3,895,338	$26,559,650
Indebtedness:
Non-Revolving Credit Facility - Related Party (2)	136,708,191	154,708,191	154,708,191
Note Payable - Related Parties	50,855,598	-	-
Total indebtedness	187,563,789	154,708,191	154,708,191
Total equity:
Members’ equity	34,155,816	71,371,212	-
Class A common stock, par value $0.0001 per share; no shares authorized, issued and outstanding, actual; 10,350,000 shares authorized, 1,350,000 issued and outstanding, pro forma			135
Class B common stock, par value $0.0001 per share; no shares authorized, issued and outstanding, actual; 10,000,000 shares authorized, issued and outstanding, pro forma			1,000
Additional paid-in capital	-	16,131,908	33,076,048
Accumulated deficit	(140,715,335)	(158,379,280)	(18,847,134)
Total members’ equity/stockholders’ equity	(106,559,519)	(70,876,160)	14,230,049
Non-controlling interest	2,395,662	2,395,662	(60,046,235)
Total capitalization	$83,399,932	$86,227,693	$108,892,005

You should read this table together with our financial statements as of and for the years ended December 31, 2015 and 2016 and our unaudited financial statements as of and for the six months ended June 30, 2016 and 2017, and the related notes thereto, included elsewhere in this Offering Circular. Our use of proceeds from this Offering is discussed under “Use of Proceeds.”

The table above excludes (unless stated otherwise above):

●	shares of Class A common stock reserved for issuance under our 2017 Equity Incentive Plan (as described in “Executive Compensation – 2017 Equity Incentive Plan”), consisting of (i) shares of our Class A common stock issuable upon the exercise of options outstanding as of June 30, 2017 at a weighted average exercise price of $18.13 per share, and (ii) additional shares of Class A common stock reserved for future issuance;
●	10,000,000 shares of Class A common stock reserved as of the closing date of this Offering for future issuance upon redemption or exchange of LLC Interests by the Original iPic Equity Owners; and
●	up to 67,500 shares, or, if the Company and the Selling Agent, in their mutual discretion, determine to offer and sell up to an additional 1,350,000 shares in this Offering, up to 135,000 shares issuable upon the exercise of the Selling Agent’s Warrants, exercisable at $ per share.

To the extent such stock options or warrants are hereafter exercised, or awards made under such equity compensation plan result in the issuance of additional shares of our Common Stock, there will be further dilution to our investors in the Offering.

DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares of Class A Common Stock sold in the Offering exceeds the pro forma net tangible book value per share of Common Stock after the Offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Common Stock deemed to be outstanding at that date.

The pro forma net tangible book value of our Common Stock as of June 30, 2017 was approximately $(23.0) million, or $(2.30) per share. After giving the effect to the sale of 1,350,000 shares of our Common Stock in the Offering at the price to the public of $18.50 per share and after deducting the selling agents’ commissions and our estimated offering expenses, the pro forma net tangible book value would be approximately $0.36 million, or $0.03 per share. This represents an immediate increase in net tangible book value of $2.27 per share to existing stockholders and an immediate dilution of $18.53 per share to new investors purchasing shares of Common Stock in the Offering. The following table illustrates this substantial and immediate per share dilution to new investors.

Assumed initial public offering price per share		$18.50
Proforma net tangible book value per share before giving effect to the Offering	$(2.30)
Increase in net tangible book value per share attributable to the sale of Common Stock in the Offering (1)	$2.27
Proforma net tangible book value per share after giving effect to the Offering		$(0.03)
Dilution in net tangible book value per share to new investor (2)		18.53

(1)	After deducting the selling agent’s commissions and estimated expenses payable by the Company in the Offering.

(2)	Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to the Offering from the initial public offering price per share paid by a new investor.

The following table sets forth, assuming the sale of 1,350,000 shares of our Common Stock offered for sale in this Offering, as of June 30, 2017, the total number of shares previously issued and sold to existing investors, the total consideration paid for the foregoing and the average price per share. As the table shows, new investors purchasing shares of Common Stock may in certain circumstances pay an average price per share substantially higher than the average price per shares paid by our existing stockholders.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	10,000,000	88.1%	$71,371,212	74.1%	$7.14
New investors	1,350,000	11.9%	$24,975,000	25.9%	$18.50
Total	11,350,000	100%	$96,346,212	100%

The discussion and the tables above exclude shares of Class B common stock, because holders of the Class B common stock are not entitled to distributions or dividends, whether cash or stock, from iPic. The number of shares of our Class A common stock outstanding after this Offering as shown in the tables above is based on the number of shares outstanding as of June 30, 2017, after giving effect to the Transactions, and excludes          shares of Class A common stock reserved for issuance under our 2017 Equity Incentive Plan (as described in “Executive Compensation—2017 Equity Incentive Plan”), consisting of (i)          shares of our Class A common stock issuable upon the exercise of options outstanding as of June 30, 2017 at a weighted average exercise price of $         per share, and (ii)          additional shares of Class A common stock reserved for future issuance. To the extent all of such outstanding options had been exercised as of June 30, 2017, the pro forma net tangible book value per share after this Offering would be $        , and total dilution per share to new investors would be $        .

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings for use in the operation of our business, and therefore we do not currently expect to pay any cash dividends on our Class A common stock. Holders of our Class B common stock are not entitled to participate in any dividends declared by our board of directors. Any future determination to pay dividends to holders of Class A common stock will be at the discretion of our board of directors and will depend upon many factors, including our results of operations, financial condition, capital requirements, restrictions in iPic-Gold Class’ debt agreements and other factors that our board of directors deems relevant. We are a holding company, and substantially all of our operations are carried out by iPic-Gold Class and its subsidiaries. Additionally, under the Non-Revolving Credit Facility, iPic-Gold Class is currently restricted from paying cash dividends, and we expect these restrictions to continue in the future, which may in turn limit our ability to pay dividends on our Class A common stock. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries.

See “Risk Factors – Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.”

UNAUDITED PRO FORMA AND PRO FORMA AS ADJUSTED CONSOLIDATED FINANCIAL STATEMENTS

The following are the unaudited pro forma and pro forma as adjusted consolidated financial statements of iPic-Gold Class Entertainment LLC and its subsidiaries. The unaudited pro forma consolidated statement of operations information for the year ended December 31, 2016 and the six months ended June 30, 2017 was prepared as if the transactions described under “The Transactions” and this Offering had taken place on January 1, 2016. The unaudited pro forma and pro forma as adjusted consolidated balance sheet information as of June 30, 2017 was prepared as if the transactions described under “The Transactions” and this Offering had taken place on June 30, 2017. See “The Transactions.”

The column labelled “As Adjusted Before Offering” reflects the Transactions (other than the sale and issuance of shares of our Class A common stock by us in this Offering as described in Note (2) below), including (i) the elimination of existing members’ contributions of $34.2 million in consolidation of iPic-Gold Class into the consolidated financial statements of iPic Entertainment Inc. and (ii) the issuance of shares of Class B common stock to the Original Members on an assumed one-to-one basis with the number of LLC interests they own, for nominal consideration.

The column labelled “iPic Entertainment Inc. Pro Forma” reflects the “As Adjusted Before Offering” figures, as well as the net effect of the receipt of proceeds of $23,164,312 from the offering, based on an assumed sale of 1,350,000 shares of Class A common stock at an assumed initial public offering price of $18.50 per share, which is the price set forth on the cover page of this Offering Circular, net of underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted adjustments above are based upon available information and certain assumptions that management believes are reasonable, factually supportable, directly attributable to either the Transactions or this Offering, and, in connection with pro forma and pro forma as adjusted adjustments related to the statement of operations, expected to have a continuing impact on our results of operations. Adjustments that are based on fair value of the shares are calculated using the assumed initial public offering price of $18.50 per share.

We believe that the pro forma and pro forma as adjusted consolidated financial statements provide a helpful perspective to better understand our results of operations and our financial position. The unaudited pro forma and pro forma as adjusted consolidated financial statements and accompanying notes should be read together with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Offering Circular.

The unaudited pro forma and pro forma as adjusted consolidated financial statements presented are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma and pro forma as adjusted consolidated financial statements do not purport to represent what our results of operations or financial position would have been had the Transactions or this Offering actually occurred on the date or as of the date specified, nor do they purport to project our results of operations for any future period.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2017

	iPic Gold Entertainment, LLC and Subsidiaries Actual	Transaction Adjustments(7)		Pro Forma		Initial Public Offering Adjustments	Pro Forma As Adjusted

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,895,338			$3,895,338		$22,664,312	$26,559,650
Accounts receivable	2,706,208			2,706,208			2,706,208
Inventories	1,185,312			1,185,312			1,185,312
Prepaid expenses	1,206,877			1,206,877			1,206,877
Total current assets	8,993,735			8,993,735		22,664,312	31,658,047
Property and equipment, net	147,956,581			147,956,581			147,956,581
Equity investment in joint venture	2,395,662			2,395,662			2,395,662
Convertible note receivable	250,000			250,000			250,000
Deposits	218,821			218,821			218,821
Total assets	$159,814,799	-		$159,814,799		22,664,312	182,479,111
Liabilities and Members’ Deficit
Accounts payable	$7,125,698			$7,125,698			7,125,698
Accrued expenses	1,521,142			1,521,142			1,521,142
Accrued interest	1,594,110	(1,272,000	)(3)	322,110			322,110
Accrued payroll	2,189,720			2,189,720			2,189,720
Accrued insurance	165,825			165,825			165,825
Taxes payable	1,455,619			1,455,619			1,455,619
Deferred revenue	5,896,811			5,896,811			5,896,811
Deposits and other current liabilities	370,997			370,997			370,997
Notes payable to related parties	14,736,903	(14,736,903	)(3)	-			-
Total current liabilities	35,056,825	(16,008,903)		19,047,922		-	19,047,922

Long-term debt – related party	136,708,191	18,000,000	(2)	154,708,191	(10)		154,708,191
Notes payable to related parties	36,118,695	(15,000,000	)(2)	-			-
		(21,118,695	)(3)
Deferred rent	51,309,135			51,309,135			51,309,135
Accrued interest – long-term	4,785,810	1,532,037	(1)	3,230,049			3,230,049
		(3,000,000	)(2)
		(87,798	)(3)

Total liabilities	263,978,656	(35,683,359)		228,295,297			228,295,297

Commitments and Contingencies – Note 5

Members’/Stockholders' Deficit
Class A common stock, $0.0001 par value per share; 11,350,000 shares authorized, 1,350,000 shares issued and outstanding on a pro forma basis		-		-		135	135
Class B common stock, $0.0001 par value per share; 10,000,000 shares authorized, 10,000,000 shares issued and outstanding on a pro forma basis		1,000	(5)	1,000		-	1,000
Members’ contributions	34,155,816	(71,371,212	)(5)	-		-	-
		37,215,396	(3)
Additional paid-in capital		(5,720,037	)(5)	10,411,871		22,664,177	33,076,048
		9,872,998	(4)
		6,258,910	(4)
Accumulated deficit	(140,715,335)	139,532,146	(6)	(18,847,134)			(18,847,134)
		(1,532,037	)(1)
		(9,872,998	)(4)
		(6,258,910	)(4)

Total members’/stockholders’ equity attributable to iPic Entertainment, Inc.	(106,559,519)	98,125,256		(8,434,263)		22,664,312	14,230,049

Non-controlling interest	2,395,662	77,090,249	(5)	(60,046,235)			(60,046,235)
		(139,532,146	)(6)

Total members’/stockholders' deficit	(104,163,857)	35,683,359		(68,480,498)		22,664,312	(45,816,186)
Total liabilities and members’/stockholders' deficit	$159,814,799	-		159,814,799		22,664,312	182,479,111

See accompanying notes to unaudited pro forma consolidated balance sheet

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(1)	Reflects the additional accrued interest expense required to record the minimum interest payable on the 10.5% qualified subordinated debt notes payable - related party to be refinanced through the long-term debt - related party.

The amount is non-recurring in nature and therefore has not been included in the unaudited proforma consolidated statement of income.

(2)	Reflects the refinancing of the one of the original member's notes payable of $15.0 million, plus minimum interest payable on those notes payable of $3.0 million through additional proceeds from the long-term debt - related party.

(3)	Reflects the use of the 5% qualified subordinated debt and demand note, including accrued interest, to satisfy the members' capital call in accordance with the debt agreements prior to the transaction.

(4)

Prior to the consummation of this Offering, the Company is expected to adopt the iPic – Gold Class Entertainment, LLC 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), under which equity awards may be made in respect of 1,100,000 units of iPic-Gold Class in the form of options, restricted units, unit appreciation rights, dividend equivalent rights, unit awards and performance-based awards. It is expected that in connection with the Transactions, the 2017 Equity Incentive Plan will be migrated to the Company and any awards granted under the 2017 Equity Incentive Plan will be converted into options to acquire Class B common stock of the Company.

Prior to the consummation of this Offering, the Company expects to enter into restricted stock unit award agreements (the “IPO RSU Agreements”) with each of our named executive officers and certain other key members of management pursuant to which recipients will be entitled to receive an award of stock-settled restricted stock units (the “IPO RSUs”). The IPO RSU Agreements will provide that each grantee will be entitled to receive a number of IPO RSUs equal to the quotient of (a) each such grantee’s “Aggregate Grant Amount” (set forth in each grantee’s IPO RSU Agreement) divided by (b) the initial public offering price. Pursuant to the IPO RSU Agreements, the IPO RSUs are expected to settle in full on May 15, 2019, regardless of whether the recipient remains employed with the Company or any of its subsidiaries through May 15, 2019.

(5)	As a C corporation, we will no longer record members’ equity in the consolidated balance sheet. To reflect the C corporation structure of our equity, we will separately present the value of our common stock, additional paid-in capital and retained earnings. The portion of members’ equity associated with additional paid-in capital was estimated as the remainder of capital contributions we have received less amounts attributed to the par value of common stock and the amount allocated to the non-controlling interest (see Note (8)).

(6)	Reflects the Transactions (other than the sale and issuance of shares of our Class A common stock by us in this offering as described in Note (7) below), including (i) the elimination of existing members’ contributions of $24.4 million in consolidation of iPic Gold Entertainment, LLC into the consolidated financial statements of iPic Entertainment, Inc. and (ii) the issuance of shares of Class B common stock to the Original Members on an assumed one-to-one basis with the number of LLC interests they own, for nominal consideration for pro forma presentation only. Upon completion of the Transactions, iPic Entertainment, Inc. will become the sole manager of iPic Gold Entertainment, LLC. Although we will have an indirect minority economic interest in iPic Gold Entertainment, LLC, we will have the sole voting interest in, and control the management of, iPic Gold Entertainment, LLC As a result, we will consolidate the financial results of iPic Gold Entertainment, LLC and will report a non-controlling interest related to the LLC Interests held by the Members on our consolidated balance sheet.

(7)	Reflects the net effect on cash of the receipt of proceeds of $22,664,312 from the offering, based on an assumed sale of 1,350,000 shares of Class A common stock at an assumed initial public offering price of $18.50 per share, which is the price set forth on the cover page of this prospectus, net of underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 increase or decrease in the assumed initial public offering price of $18.50 per share would increase or decrease the net proceeds we receive from this offering by approximately $1.25 million, assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same and after deducting offering expenses. Each increase (decrease) of 100,000 shares in the number of shares of Class A common stock offered by us would increase (decrease) the amount of our cash, total assets and total members’/stockholders’ equity by approximately $1.72 million, assuming an initial public offering price of $18.50 per share, which is the price set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

(8)	After the offering and Transactions, iPic Entertainment, Inc.’s only material asset will be the ownership of 11.9% of the LLC Interests and sole voting interest in iPic Gold Entertainment, LLC., and iPic Entertainment, Inc.’s only business will be to act as the manager of iPic Gold Entertainment, LLC As a result of this voting interest and control, as well as the obligation to absorb losses of, and receive benefits from, iPic Gold Entertainment, LLC that could be significant, we have determined that, after the Transactions, iPic Gold Entertainment, LLC will be a variable interest entity and that we will be the primary beneficiary of iPic Gold Entertainment, LLC. Therefore, pursuant to ASC 810 Consolidation, we will consolidate the financial results of iPic Gold Entertainment, LLC into our consolidated financial statements. The LLC interests of the Original Members will be accounted for as a noncontrolling interest in iPic Entertainment, Inc.’s consolidated financial statements after this offering. Immediately following this offering, the noncontrolling interest of iPic Gold Entertainment, LLC will represent 88.1% of the outstanding LLC interests calculated as follows (in thousands):

	Units	Percentage
Interest in iPic Gold Entertainment, LLC held by iPic Entertainment, Inc.	1,350,000	11.9%
Non-controlling interest in iPic Gold Entertainment, LLC held by the Members	10,000,000	88.1%

	11,350,000	100%

(9)	Due to the uncertainty in the amount and timing of future exchanges of LLC interests Members, the unaudited pro forma consolidated financial information assumes that no exchanges of interests have occurred and therefore no increases in tax basis in iPic Gold Entertainment, LLC’s assets or other tax benefits that may be realized thereunder have been assumed in the unaudited pro forma consolidated financial information. For financial reporting purposes, we will assess the tax attributes of iPic Gold Entertainment, Inc. in accordance with ASC 740, Income Taxes, 740-10-30-5(e) to determine if it is more likely than not that we will realize any deferred tax assets.

(10)	The maturity date on the credit facility will be extended to three years to September 2023 as part of the transaction.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
As of June 30, 2017

	iPic Gold and Subsidiaries Actual	Transaction Adjustments			Pro Forma		Initial Public Offering Adjustments	Pro Forma As Adjusted

Revenues
Food and beverage	$37,701,277	$			37,701,277			$37,701,277
Theater	30,780,031				30,780,031			30,780,031
Other	893,257				893,257			893,257
Total revenues	69,374,565				69,374,565			69,374,565

Operating expenses
Cost of food and beverage	10,307,096				10,307,096			10,307,096
Cost of theater	12,283,222				12,283,222			12,283,222
Operating payroll and benefits	18,905,551				18,905,551			18,905,551
Occupancy expenses	8,765,827				8,765,827			8,765,827
Other operating expenses	12,163,590				12,163,590			12,163,590
General and administrative expenses	7,011,499		806,311	(1)	7,817,810			7,817,810
Depreciation and amortization expense	9,570,107				9,570,107			9,570,107
Pre-opening expenses	1,632,194				1,632,194			1,632,194
Loss on fixed assets	3,339,857				3,339,857			3,339,857
Operating expenses	83,978,943		806,311		84,785,254			84,785,254
Operating loss	(14,604,378)		(806,311)		(15,410,689)			(15,410,689)

Other income (expense)
Interest income (expense), net	(7,782,227)				(7,782,227)			(7,782,227)
Gain in consolidation	2,395,662				2,395,662			2,395,662
Other income	5,000				5,000			5,000
Total other income (expense)	(5,381,565)		-		(5,381,565)			(5,381,565)
								(20,792,254)
Net loss before income tax expense	(19,985,943)		(806,311)		(20,792,254)		-
Income tax expense	43,400		-	(2)	43,400			43,400
Net loss	(20,029,343)		(806,311)		(20,835,654)		-	(20,835,654)

Less: Net income (loss) attributable to noncontrolling interest	2,395,662		(20,466,789	)(3)	(18,071,127)			(18,071,127)

Net loss attributable to iPic Entertainment, Inc.	$(22,425,005)		19,660,478		(2,764,527)		-	(2,764,527)

Net loss per unit/share
Basic	(2.34)				(2.05	)(4)		(2.05)
Diluted	(2.34)				(2.05)			(2.05)
Basic	9,594,090				1,350,000			1,350,000
Diluted	9,594,090				11,350,000			11,350,000

See accompanying notes to unaudited pro forma consolidated statements of income

Notes to unaudited pro forma consolidated statements of income

(1)

Prior to the consummation of this Offering, the Company is expected to adopt the iPic – Gold Class Entertainment, LLC 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), under which equity awards may be made in respect of 1,100,000 units of iPic-Gold Class in the form of options, restricted units, unit appreciation rights, dividend equivalent rights, unit awards and performance-based awards. It is expected that in connection with the Transactions, the 2017 Equity Incentive Plan will be migrated to the Company and any awards granted under the 2017 Equity Incentive Plan will be converted into options to acquire Class B common stock of the Company.

Prior to the consummation of this Offering, the Company expects to enter into restricted stock unit award agreements (the “IPO RSU Agreements”) with each of our named executive officers and certain other key members of management pursuant to which recipients will be entitled to receive an award of stock-settled restricted stock units (the “IPO RSUs”). The IPO RSU Agreements will provide that each grantee will be entitled to receive a number of IPO RSUs equal to the quotient of (a) each such grantee’s “Aggregate Grant Amount” (set forth in each grantee’s IPO RSU Agreement) divided by (b) the initial public offering price. Pursuant to the IPO RSU Agreements, the IPO RSUs are expected to settle in full on May 15, 2019, regardless of whether the recipient remains employed with the Company or any of its subsidiaries through May 15, 2019.

(2)	Following the offering and the Transaction, iPic Entertainment, Inc. will be subject to U.S. federal income taxes. In addition to state and local taxes, with respect to its allocable share of any net taxable income of iPic Gold Class Entertainment, LLC. As a result, the pro forma statements of income reflect an adjustment to provide for corporate income taxes at our estimated effective rate of (0.22)% for the periods ended June 30, 2017 which includes provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state and local jurisdiction.

The Company recognized an income tax benefit on its share of pre-tax book income, exclusive of the non-controlling interest, of $0.1 million for the period June 30, 2017.

The provision for income taxes from operations differs from the amount of income tax computed by applying the applicable U.S. statutory federal income tax rate to income before provision for income taxes as follows:

June 30, 2017
Federal statutory rate	35.00%
Rate benefit from flow-through entity	(30.84)
Partnership outside basis difference	(4.38)
Pro forma effective tax rate	(0.22)%

Tax rules generally require that pre-transaction built-in-gains are allocated back to the historical limited liability company members. Our effective tax rate includes a rate benefit attributable to the fact that, after the Transactions, approximately 88.1% of iPic Entertainment, Inc.’s earnings will not be subject to corporate level taxes as the applicable income tax expense will be incurred by, and be the obligation of, the members of iPic Gold Entertainment, LLC. holding the non-controlling interests. Thus, the pro forma effective tax rate on the portion of income attributable to iPic Entertainment, Inc. is expected to be (0.22)% for the period ended June 30, 2017.

(3)	After the offering and the Transactions, iPic Entertainment, Inc. will become the manager of iPic Gold Entertainment, LLC and will have a minority economic interest in iPic Gold Entertainment, LLC but will have 100% of the voting power and control the management of iPic Gold Entertainment, LLC immediately following the offering, the noncontrolling interest, representing the Members of iPic Gold Entertainment, LLC other than iPic Entertainment, Inc., will be 88.1%.

(4)	Pro forma basic income per share is computed by dividing the net income available to Class A common stockholders by the weighted-average of shares of Class A common stock outstanding during the period. Pro forma diluted net income per share is computed by adjusting the net income available to Class A common stockholders and the weighted-average of shares of Class A common stock outstanding to give effect to potentially dilutive securities. Shares of Class B common stock do not participate in earnings of iPic Entertainment, Inc. As a result, the shares of Class B common stock are not considered participating securities and are not included in the weighted-average shares outstanding for purposes of computing pro forma net income per share. Class B stockholders can convert their membership in the LLC to Class A common stock in iPic Entertainment, Inc. maintaining a one-to-one ratio, therefore the equivalent number of Class A shares could be issued in exchange for the Class B stockholders membership in the LLC. That potential conversion would not result in dilutive shares as membership units would increase in iPic Entertainment, Inc. on the same ratio as the share increase.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2016

	iPic Gold
	and					Initial Public
	Subsidiaries	Transaction				Offering	Pro Forma
	Actual 2016	Adjustments		Pro Forma		Adjustments	As Adjusted

Revenues
Food and beverage	$64,362,624	$		64,362,624			64,362,624
Theater	57,459,010			57,459,010			57,459,010
Other	2,994,063			2,994,063			2,994,063
Total revenues	124,815,697			124,815,697			124,815,697

Operating expenses
Cost of food and beverage	17,376,509			17,376,509			17,376,509
Cost of theater	22,108,200			22,108,200			22,108,200
Operating payroll and benefits	32,141,337			32,141,337			32,141,337
Occupancy expenses	17,104,225			17,104,225			17,104,225
Other operating expenses	24,780,648			24,780,648			24,780,648
General and administrative expenses	14,220,451	1,612,623	(1)	15,833,074			15,833,074
Depreciation and amortization expense	16,019,403			16,019,403			16,019,403
Pre-opening expenses	4,394,515			4,394,515			4,394,515
Loss on disposal of equipment	88,462			88,462			88,462
Operating expenses	148,233,750	1,612,623		149,846,373			149,846,373
Operating loss	(23,418,053)	(1,612,623)		(25,030,676)			(25,030,676)
Other income (expense)
Interest income (expense), net	(10,718,272)			(10,718,272)			(10,718,272)
Total other income (expense)	(10,718,272)	-		(10,718,272)			(10,718,272)
Net loss before income tax expense	(34,136,325)	(1,612,623)		(35,748,948)			(35,748,948)
Income tax expense	86,801	-	(2)	86,801			86,801
Net loss	(34,223,126)	(1,612,623)		(35,835,749)			(35,835,749)
Less: Net loss attributable to noncontrolling interest		(31,571,295	)(3)	(31,571,295)			(31,571,295)
Net loss attributable to iPic Entertainment, Inc.	$(34,223,126)	29,958,672		(4,264,454)			(4,264,454)

Net loss per unit/share
Basic	(3.66)			(3.16	)(4)		(3.16)
Diluted	(3.66)			(3.16)			(3.16)
Basic	9,338,111			1,350,000			1,350,000
Diluted	9,338,111			11,350,000			11,350,000

See accompanying notes to unaudited pro forma consolidated statements of income

Notes to unaudited pro forma consolidated statements of income

(1)

Prior to the consummation of this Offering, the Company is expected to adopt the iPic – Gold Class Entertainment, LLC 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), under which equity awards may be made in respect of 1,100,000 units of iPic-Gold Class in the form of options, restricted units, unit appreciation rights, dividend equivalent rights, unit awards and performance-based awards. It is expected that in connection with the Transactions, the 2017 Equity Incentive Plan will be migrated to the Company and any awards granted under the 2017 Equity Incentive Plan will be converted into options to acquire Class B common stock of the Company.

Prior to the consummation of this Offering, the Company expects to enter into restricted stock unit award agreements (the “IPO RSU Agreements”) with each of our named executive officers and certain other key members of management pursuant to which recipients will be entitled to receive an award of stock-settled restricted stock units (the “IPO RSUs”). The IPO RSU Agreements will provide that each grantee will be entitled to receive a number of IPO RSUs equal to the quotient of (a) each such grantee’s “Aggregate Grant Amount” (set forth in each grantee’s IPO RSU Agreement) divided by (b) the initial public offering price. Pursuant to the IPO RSU Agreements, the IPO RSUs are expected to settle in full on May 15, 2019, regardless of whether the recipient remains employed with the Company or any of its subsidiaries through May 15, 2019.

(2)	Following the offering and the Transactions, iPic Entertainment, Inc. will be subject to U.S. federal income taxes. In addition to state and local taxes, with respect to its allocable share of any net taxable income of iPic Gold Class Entertainment, LLC. As a result, the pro forma statements of income reflect an adjustment to provide for corporate income taxes at our estimated effective rate of (0.16)% for the periods ended December 31, 2016 which includes provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state and local jurisdiction.

The Company recognized an income tax expense on its share of pre-tax book income, exclusive of the non-controlling interest, of $0.1 million on for the period ended December 31, 2016.

The provision for income taxes from operations differs from the amount of income tax computed by applying the applicable U.S. statutory federal income tax rate to income before provision for income taxes as follows:

December 31, 2016
Federal statutory rate	35.00%
Rate benefit from flow-through entity	(30.84)
Partnership outside basis difference	(4.32)
Pro forma effective tax rate	(0.16)%

Tax rules generally require that pre-transaction built-in-gains are allocated back to the historical limited liability company members. Our effective tax rate includes a rate benefit attributable to the fact that, after the Transactions, approximately 88.1% of iPic Entertainment, Inc.’s earnings will not be subject to corporate level taxes as the applicable income tax expense will be incurred by, and be the obligation of, the members of iPic Gold Entertainment, LLC. holding the non-controlling interests. Thus, the pro forma effective tax rate on the portion of income attributable to iPic Entertainment , Inc. is expected to be (0.16)% for the period ended December 31, 2016.

(3)	After the offering and the Transactions, iPic Entertainment, Inc. will become the manager of iPic Gold Entertainment, LLC and will have a minority economic interest in iPic Gold Entertainment, LLC but will have 100% of the voting power and control the management of iPic Gold Entertainment, LLC immediately following the offering, the noncontrolling interest, representing the Members of iPic Gold Entertainment, LLC other than iPic Entertainment, Inc., will be 88.1%.

(4)	Pro forma basic income per share is computed by dividing the net income available to Class A common stockholders by the weighted-average of shares of Class A common stock outstanding during the period. Pro forma diluted net income per share is computed by adjusting the net income available to Class A common stockholders and the weighted-average of shares of Class A common stock outstanding to give effect to potentially dilutive securities. Shares of Class B common stock do not participate in earnings of iPic Entertainment, Inc. As a result, the shares of Class B common stock are not considered participating securities and are not included in the weighted-average shares outstanding for purposes of computing pro forma net income per share. Class B stockholders can convert their membership in the LLC to Class A common stock in iPic Entertainment, Inc. maintaining a one-to-one ratio, therefore the equivalent number of Class A shares could be issued in exchange for the Class B stockholders membership in the LLC. That potential conversion would not result in dilutive shares as membership units would increase in iPic Entertainment, Inc. on the same ratio as the share increase.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following table presents the selected historical consolidated financial data for iPic-Gold Class Entertainment LLC and its subsidiaries. iPic-Gold Class Entertainment LLC is the predecessor of the issuer, iPic Entertainment Inc., for financial reporting purposes. The selected consolidated statement of operations data for each of the years in the two-year period ended December 31, 2016 and the selected consolidated balance sheet data as of December 31, 2015 and December 31, 2016 are derived from the audited consolidated financial statements of iPic-Gold Class Entertainment LLC and its subsidiaries contained herein. The selected consolidated statements of operations data for the six months ended June 30, 2016 and June 30, 2017, and the selected consolidated balance sheet data as of June 30, 2017 are derived from the unaudited condensed consolidated financial statements of iPic-Gold Class Entertainment LLC and its subsidiaries contained herein. In the opinion of our management, such unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for those periods.

The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future period and the results for any interim period are not necessarily indicative of the results that may be expected for a full year. The information set forth below should be read together with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the consolidated financial statements and the accompanying notes included elsewhere in this Offering Circular.

The selected historical financial data of iPic Entertainment Inc. have not been presented as iPic Entertainment Inc. is a newly incorporated entity, has had no business transactions or activities to date and had no assets or liabilities during the periods presented in this section.

SELECTED HISTORICAL
FINANCIAL AND OPERATING DATA
$ in thousands except share and per share data

						Pro Forma
	Six Months	Six Months	Twelve Months	Twelve Months	Pro Forma Six Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended
	June 30, 2017	June 30, 2016	December 31, 2016	December 31, 2015	June 30, 2017	December 31, 2016
Revenue
Food & Beverage	$37,701	$29,115	$64,363	$53,025	$37,701	$64,363
Theater	30,780	25,948	57,459	45,866	30,780	57,459
Other	893	284	2,994	997	893	2,994
Total Revenue	69,375	55,348	124,816	99,889	69,375	124,816

Operating Expenses
Cost of food and beverage	10,307	7,762	17,377	14,614	10,307	17,377
Cost of theater	12,283	10,169	22,108	18,709	12,283	22,108
Operating payroll and benefits	18,906	14,488	32,141	25,918	18,906	32,141
Occupancy expenses	8,766	8,334	17,104	13,073	8,766	17,104
Other operating expenses	12,164	9,015	24,781	16,183	12,164	24,781
General and administrative expenses	7,011	5,842	14,220	12,471	7,818	15,833
Depreciation and amortization expense	9,570	7,232	16,019	11,819	9,570	16,019
Pre-opening expenses	1,632	870	4,395	3,666	1,632	4,395
Loss on fixed assets	3,340	60	88	211	3,340	88
Total Operating Expenses	83,979	63,773	148,234	116,665	84,785	149,846

Operating Loss	(14,604)	(8,425)	(23,418)	(16,777)	(15,411)	(25,031)

Other Income (Expense)
Interest income (expense), net	(7,782)	(5,259)	(10,718)	(7,891)	(7,782)	(10,718)
Gain in consolidation	2,396	-	-	-	2,396	-
Other income	5	-	-	-	5	-
Total Other Income (Expense)	(5,382)	(5,259)	(10,718)	(7,891)	(5,382)	(10,718)

Net Loss Before Tax Expense	(19,986)	(13,684)	(34,136)	(24,668)	(20,792)	(35,749)

Income Tax Expense	43	30	87	61	43	87

Net Loss	$(20,029)	$(13,715)	$(34,223)	$(24,729)	$(20,836)	$(35,836)

Less: Net loss attributable to noncontrolling interest	$2,396	$-	$-	$-	$(18,071)	$(31,571)

Net loss attributable to iPic Entertainment, Inc.	$(22,425)	$(13,715)	$(34,223)	$(24,729)	$(2,765)	$(4,264)

Net loss per unit/share
Basic	$(2.34)	$(1.47)	$(3.66)	$(2.65)	$(2.05)	$(3.16)
Diluted	$(2.34)	$(1.47)	$(3.66)	$(2.65)	$(2.05)	$(3.16)

Basic	9,594,090	9,338,111	9,338,111	9,338,111	1,350,000	1,350,000
Diluted	9,594,090	9,338,111	9,338,111	9,338,111	11,350,000	11,350,000

Non-GAAP Financial Measures
EBITDA	$(2,634)	$(1,193)	$(7,399)	$(4,958)	$(3,440)	$(9,011)
Adjusted EBITDA	$(62)	$(263)	$932	$(1,081)	$(62)	$932
Store-Level EBITDA	$6,949	$5,579	$15,152	$11,390	$6,949	$15,152

CONSOLIDATED BALANCE SHEET

$ in thousands

	June 30, 2017	December 31, 2016	December 31, 2015

Cash and cash equivalents	$3,895	$4,653	$8,182
Total current assets	8,994	12,777	14,114
Total assets	159,815	177,448	141,421
Total current liabilities	35,057	44,903	41,935
Long-term debt and deferred rent	188,017	178,049	123,056
Total liabilities	263,979	271,369	201,119
Accumulated deficit	(140,715)	(118,290)	(84,067)
Total members'/stockholders' deficit	(104,164)	(93,921)	(59,698)
Total liabilities and members'/stockholders' deficit	159,815	177,448	141,421

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular.

Overview

iPic Entertainment strives to be our guest’s favorite local destination for a night out on the town. Our newest facilities blend three distinct areas – a polished-casual restaurant, a farm-to-glass full-service bar, and our world-class luxury theater auditoriums with in-theater dining – into a one-of-a-kind experience. Our team endeavors to deliver world class hospitality in innovative, one-of-a-kind theaters which we believe are among the finest in the world. Our chefs and mixologists create craveable food and drink offerings that are outstanding on a standalone basis, but it is the interplay between our movie-entertainment, dining and full-service bar areas that is the defining feature of a typical four-hour guest experience. We thoughtfully design the layout, ambiance, and energy-flow of each unit to maximize the crossover between these activities. With constantly changing movie content and menu offerings, each visit is different, providing our customers with a reason to visit us repeatedly. We believe that we deliver an experience that is innovative, unique and cannot be easily replicated at home or elsewhere without the hassle of having to visit multiple destinations. Our locations also act as great venues for private events, family and business functions and other corporate-sponsored events. We believe our concept is well-positioned within today’s ever-increasing experiential economy.

We pioneered the concept of dining in an auditorium and are the largest and only pure-play concept with locations engineered from the ground up to provide our guests with the most luxurious movie-going experience in the country at an affordable price We currently operate 121 screens at 16 locations in 10 states, with an additional 4 locations under construction and a pipeline of an additional 15 sites that either have a signed lease or are in lease negotiations.

Our Restaurant Brands

Our Tuck Hospitality Group operates five different and distinct restaurant brands under the leadership of 3-time James Beard Award winning chef and FoodTV personality Sherry Yard and Master Barman and Advanced Sommelier Adam Seger. Each future iPic unit consists will consist of one of our fine polished-casual dining concepts plus an iPic Express.

City Perch Kitchen + Bar is a social seasonal American dining destination concept featuring locally-sourced ingredients. Offering a rare synergy of culinary art, decades of experience and creative vision, City Perch serves up unique yet playful dishes that enhance the bright flavors of ingredients. Selections include abundant appetizers, just-picked vegetables, generous salads and outstanding main courses from spit-roasted chickens to charbroiled steaks. The menu changes with the seasons, while specials reflect the best of the market. Breads are made from scratch daily and served warm with whipped butters. Desserts are handmade and heartwarming. Spirit enthusiasts will delight in our creative menu of handcrafted cocktails, featuring fresh, spirited takes on classic and inspired creations, expertly prepared by our Master Barman and Advanced Sommelier Adam Seger. His locally driven menu focuses on fresh produce and herbs as well as house-made syrups, bitters and infusions.

Tanzy offers artisanal Italian cuisine is focused on garden-fresh modern Italian flavors in a social environment to share with friends, family, and colleagues. Delight in inspiring flavors where the ingredients are the star in every dish artfully prepared by Tanzy’s executive chef who deftly melds contemporary techniques with classical Italian influences. The resulting flavor profiles are nuanced, modern and unique. Spirit enthusiasts will delight in our creative menu of handcrafted cocktails, featuring fresh produce and herbs as well as house-made syrups, bitters and infusions. A boutique wine list and local craft brews, perfectly complement the flavors coming out of the kitchen. Tanzy’s exquisite architectural backdrop serves as the perfect gathering place for friends, creating a unique setting for lively dining and conversation.

The Tuck Room is a spirited drinking and dining den concept. A vibrant social destination with an inviting and intimate atmosphere, The Tuck Room is hidden away, snug and comfortable and features original creations from Master Sommelier, Adam Seger, who believes in ‘drinking like you eat’, with garden-fresh ingredients, inspired by the classics with exciting modern twists. The thoughtful beverage program, complete with an array of local craft brews, a diverse wine list, and locally-inspired cocktail creations often topped-off with The Tuck Room’s signature Liquid Nitrogen service, is culled from cocktail culture’s rich history that tempts your palate with interesting flavors that layer incredibly with the culinary experience. The menu at the Tuck Room offers unique and artful takes on classic and craveable American flavors, which are meant to be enjoyed with enthusiasm and pleasure.

The Tuck Room Tavern is a neighborhood place where you can eat and drink with enthusiasm and pleasure. The Tuck Room Tavern is a lively and whimsical dining and drinking den offering craveable American cuisine meant to be enjoyed with friends and family in a jovial environment. Our Master Barman has curated a Love Letter to Los Angeles, finding inspiration from the diverse culture and unique history of Los Angeles, focusing on ingredients from the Santa Monica Farmer’s Market. Local craft brews and a diverse wine list round out the thoughtful beverage program that complements the inspired flavors from the kitchen.

iPic Express is our answer to a theater concession stand that features a chef-driven menu from our in-house and guest chefs, prepared to order for our Premium Plus customers to be carried to their seats by our Ninja servers or for our Premium-Level guests to carry into the cinema. Every month we introduce a new menu item that is designed by a celebrity Chef in collaboration with Sherry Yard. Each menu item is designed to be eaten in the dark, without the need of a fork and knife. Prepared to order by our skilled culinary team and crafted for a delicious dining-in-dark experience during the movie, you’ll enjoy creative elevated American comfort food inspired by the seasons and always satisfying to your taste buds. An assortment of signature garden-inspired cocktails, local craft brews, and a thoughtfully curated wine list take your beverage experience to the next level. We wouldn’t forget the classics, iPic Express offers an assortment of classic candies and custom treats as well as classic and gourmet popcorn flavors to satisfy your sweet, or savory, tooth.

Growth Strategies and Outlook

Our growth strategy consists of the following components:

Opening new iPics. This is our greatest immediate opportunity for growth. We believe that we are still in the very nascent stage of our growth story. We currently operate 121 screens at 16 locations in 10 states with an additional 4 locations under construction and a pipeline of an additional 15 sites that either have a signed lease or are in lease negotiations. We believe that we currently control less than 0.5% market share of the theater business, based on data provided by the National Association of Theatre Owners and our financial results. We believe there is tremendous whitespace opportunity to expand in both existing and new U.S. markets, as well as overseas, and we have invested in our infrastructure through new hires at our home office to enable us to continue to grow rapidly and with discipline. We plan to upgrade three of our Generation I locations and open at least four new domestic units per year, starting in 2019, for the foreseeable future. Based on our experience and analysis, along with research we engaged Eastern Consolidated Properties, Inc. to perform for us, we believe that over the long-term we have the potential to grow our iPic U.S. footprint to at least 200 U.S. units and to potentially explore overseas expansion as well. The rate of future growth in any particular period is inherently uncertain and is subject to numerous factors that are outside of our control. As a result, we do not currently have an anticipated timeframe to reach our long-term potential. We will use a portion of the proceeds from this Offering to open new iPics and renovate existing iPics. We will continue to pursue a disciplined new store growth strategy in both new and existing markets where we can achieve consistent high store revenues and attractive store-level cash-on-cash returns.

Growing our comparable-store sales. We intend to grow our comparable-store sales by continuing to differentiate the iPic brand from other food and entertainment alternatives, through the following strategies:

●	Differentiate our food and beverage offering
●	Relentless efforts on hospitality
●	Grow usage of alternative content
●	Enhance brand awareness and drive incremental visits to our stores through innovative marketing and promotions
●	Grow our special events usage

Improving our margins. We believe we are well-positioned to continue to increase margins and have additional opportunities to reduce costs. Based on the operating leverage generated by our business model, which has been enhanced by operating initiatives implemented by management in recent years, we have the potential to further improve margins and deliver greater earnings from expected future increases in comparable-store sales. Under our current cost structure, we estimate that about 40% of any comparable-store sales growth would flow through to our Adjusted EBITDA. We also believe that improved labor scheduling technology will allow us to further increase labor productivity in the future. Our continued focus on operating margins at individual locations and the deployment of best practices across our store base is expected to yield incremental margin improvements.

For further information about our growth strategies and outlook, see “Business – Our Growth Strategies.”

Key Performance Indicators

We monitor and analyze many key performance measures to manage our business and evaluate financial and operating performance. These measures include:

New store openings. Our ability to expand our business and reach new customers is influenced by the opening of additional iPics in both new and existing markets. The success of our new iPic locations is indicative of our brand appeal and the efficacy of our site selection and operating models. During each of 2015 and 2016, we opened two new iPic locations.

Comparable-store sales. Comparable-store sales are a year-over-year comparison of sales at iPics open at the end of the period which have been open for at least 12 months prior to the start of such quarterly period. It is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. Our comparable stores consisted of 11 and 13 stores as of the end of 2015 and 2016. We also monitor the key building blocks of comparable-store sales including year-over-year changes in attendance and average Spend Per Person (SPP; in turn, is composed of pricing and sales-mix changes).

Margins. Unit-level margins consists of total revenues less unit-level expenses that include food-and-beverage cost-of-goods sold, box-office-and-other-income costs-of-goods-sold, labor costs, occupancy expenses and other-operating expenses.

Unit-level cash-on-cash returns. We target our new locations, which are approximately 40,000 square feet, to achieve Year Three unit-level cash-on-cash returns in excess of 20%. Cash-on-cash returns are defined by store-level EBITDA divided by net development costs. Net development costs are defined by gross development costs less landlord contributions. To achieve this return, we target a ratio of Year 3 store revenues to net development costs in excess of 1.00 and individual iPic store-level EBITDA margins in excess of 15%. We do not always achieve these target figures due to factors both within and outside of our control.

Result of Operations

The following table presents our results of operations for the periods indicated. The period-to-period comparisons of results are not necessarily indicative of results for future periods.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

$ in thousands

	Six Months	Six Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	June 30, 2017	June 30, 2016	December 31, 2016	December 31, 2015
Revenue
Food & Beverage	$37,701	$29,115	$64,363	$53,025
Theater	30,780	25,948	57,459	45,866
Other	893	284	2,994	997
Total Revenue	69,375	55,348	124,816	99,889

Operating Expenses
Cost of food and beverage	10,307	7,762	17,377	14,614
Cost of theater	12,283	10,169	22,108	18,709
Operating payroll and benefits	18,906	14,488	32,141	25,918
Occupancy expenses	8,766	8,334	17,104	13,073
Other operating expenses	12,164	9,015	24,781	16,183
General and administrative expenses	7,011	5,842	14,220	12,471
Depreciation and amortization expense	9,570	7,232	16,019	11,819
Pre-opening expenses	1,632	870	4,395	3,666
Loss on fixed assets	3,340	60	88	211
Total Operating Expenses	83,979	63,773	148,234	116,665

Operating Loss	(14,604)	(8,425)	(23,418)	(16,777)

Other Income (Expense)
Interest income (expense), net	(7,782)	(5,259)	(10,718)	(7,891)
Gain in consolidation	2,396
Other income	5
Total Other Income (Expense)	(5,382)	(5,259)	(10,718)	(7,891)

Net Loss Before Tax Expense	(19,986)	(13,684)	(34,136)	(24,668)

Income Tax Expense	43	30	87	61

Net Loss	$(20,029)	$(13,715)	$(34,223)	$(24,729)

The following table presents the components of our results of operations for the periods indicated as a percentage of revenue:

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

As a Percent of Total Revenue

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Revenue
Food & Beverage	54.3%	52.6%	51.6%	53.1%
Theater	44.4%	46.9%	46.0%	45.9%
Other	1.3%	0.5%	2.4%	1.0%
Total Revenue	100.0%	100.0%	100.0%	100.0%

Operating Expenses
Cost of food and beverage	14.9%	14.0%	13.9%	14.6%
Cost of theater	17.7%	18.4%	17.7%	18.7%
Operating payroll and benefits	27.3%	26.2%	25.8%	25.9%
Occupancy expenses	12.6%	15.1%	13.7%	13.1%
Other operating expenses	17.5%	16.3%	19.9%	16.2%
General and administrative expenses	10.1%	10.6%	11.4%	12.5%
Depreciation and amortization expense	13.8%	13.1%	12.8%	11.8%
Pre-opening expenses	2.4%	1.6%	3.5%	3.7%
Loss on fixed assets	4.8%	0.1%	0.1%	0.2%
Total Operating Expenses	121.1%	115.2%	118.8%	116.8%

Operating Loss	(21.1%)	(15.2%)	(18.8%)	(16.8%)

Other Income (Expense)
Interest income (expense), net	(11.2%)	(9.5%)	(8.6%)	(7.9%)
Gain in consolidation	3.5%	0.0%	0.0%	0.0%
Other income	0.0%	0.0%	0.0%	0.0%
Total Other Income (Expense)	(7.8%)	(9.5%)	(8.6%)	(7.9%)

Net Loss Before Tax Expense	(28.8%)	(24.7%)	(27.3%)	(24.7%)

Income Tax Expense	0.1%	0.1%	0.1%	0.1%

Net Loss	(28.9%)	(24.8%)	(27.4%)	(24.8%)

Basis of Presentation

Revenue: Total revenue consists of food and beverage, theater, and other revenues. Our revenue growth is primarily influenced by the number of new iPic locations and growth in comparable store revenues. Comparable store revenue growth reflects the change in year-over-year revenue for the comparable store base and is an important measure of our operating performance. Comparable-store sales growth can be generated by increases in average dollar Spend Per Person (SPP) and improvements in customer traffic.

Food and Beverage Revenue is our largest source of revenue, amounting to $64.4 million in 2016. This includes all food and beverages sales within our restaurants, theaters, and bars. Food revenues refer to food and non-alcoholic beverages, and food offerings vary based on regional preferences and concepts as described in our restaurant brands section. Popular in-theater food items include our Angus Burger Trio, Parmesan Truffle Fries, and Buffalo Chicken Spring Rolls, whereas our restaurants offer heartier entrees such as Grilled Salmon, Braised Beef Short Ribs, and Brioche-crusted Crab Cakes. Beverage revenues refer to alcoholic beverages within our fully-licensed facilities that offer full beverage service, including alcoholic beverages, throughout each location.

Theater Revenue is our second largest source of revenue, amounting to $57.5 million in 2016. We predominantly license first-run films from major distributors through direct negotiation. All of our theaters are equipped to offer content in 2D and 3D format. Theater revenue depends largely on timing and popularity of films released by distributors, so revenues attributed to any one particular distributor can vary significantly from year to year based on content. Theater revenue includes revenue from all sponsorship activities, advertising, rental of auditoriums for private functions, live shows, gaming events, academy screenings, corporate functions, corporate rentals and other revenue-generating showings.

Other Revenue includes membership revenue, bowling, parking and valet, and gift card breakage.

Cost of food and beverage: Food and beverage costs are driven by supplier pricing movements and product mix. We continually strive to negotiate favorable pricing, select high-quality products, and monitor and control the use of our food and beverage products optimally.

Cost of theater: Film rental fees are paid based on box office receipts and are ordinarily paid from 20 to 35 days following receipt. These fees are negotiated directly with distributors and vary from film to film. We maintain strong relationships with the top film distributors, and our film buying group has decades of experience in the industry.

Period-to-Period Comparisons

We have incurred net losses and negative cash flows from operations since inception and anticipate this to continue in the near term as we continue to focus our efforts on expanding our customer base and theater locations.

Six Months Ended June 30, 2017 compared with Six Months Ended June 30, 2016

Revenues

Total revenue for the six months ended June 30, 2017 increased by $14.1 million to $69.4 million which represented a 25.3% increase in total revenue as compared to $55.3 million of revenue in the six months ended June 30, 2016. The $14.0 million increase in revenue was derived from the following sources: (i) $15.6 million from a net increase in year-over-year revenue from non-comparable stores, including Ft. Lee, NJ and Fulton Market, NY, and in other revenue; and (ii) ($1.6) million from a decrease in comparable-store sales of (3.0)%.

Cost of Food and Beverage

In the six months ended June 30, 2017, cost of food and beverage increased by $2.5 million to $10.3 million (or to 27.3% of applicable revenue) from $7.8 million (or 26.7% of applicable revenue) in the six months ended June 30, 2016. The increase in food and beverage costs as a percent of sales was due to largely from inefficiencies from our non-comparable stores as well as from higher overall commodity costs.

Cost of Theater

In the six months ended June 30, 2017, cost of theater increased by $2.1 million to $12.3 million (or to 39.9% of applicable revenue) from $10.2 million (or 39.2% of applicable revenue) in the six months ended June 30, 2016. Cost of theater was higher as a percentage of sales due largely to the differing mix of films between the two periods.

Operating Payroll and Benefits

In the six months ended June 30, 2017, operating payroll and benefits increased by $4.4 million to $18.9 million (or to 27.3% of total revenue) from $14.5 million (or 26.2% of total revenue) in the six months ended June 30, 2016. The increase in operating payroll and benefits was derived from the following sources: (i) $4.7 million higher year-over-year spend associated with sales volumes from non-comparable stores in Ft. Lee, NJ; Fulton Market, NY; and Dobbs Ferry, New York; and (ii) ($0.3) million decrease in labor costs at comparable stores. The year-over-year increase in operating payroll and benefits as a percentage of sales was due mainly to inefficiencies at our new-unit openings as well as from a decline in comparable-store sales.

Occupancy Expenses

In the six months ended June 30, 2017, occupancy expenses increased by $0.5 million to $8.8 million (or to 12.6% of revenue) from $8.3 million (or 15.1% of revenue) in the six months ended June 30, 2016. The increase in occupancy expenses was derived from the following sources: (i) $0.4 million in occupancy expenses associated with our non-comparable stores in Ft. Lee, NJ; Fulton Market, NY and Dobbs Ferry, New York; and (ii) $0.1 million increase in occupancy expenses at comparable stores. The decrease in occupancy expenses as percentage of sales was due to lower occupancy expenses at our non-comparable stores that was partially offset by a decline in comparable-store sales.

Other Operating Expenses

In the six months ended June 30, 2017, other operating expenses increased by $3.2 million to $12.2 million (or to 17.5% of revenue) from $9.0 million (or 16.3% of revenue) in the six months ended June 30, 2016. The increase in other operating expenses was derived from the following sources: (i) $3.3 million in other operating expenses associated with our non-comparable stores opened in Ft. Lee, NJ; Fulton Market, NY and Dobbs Ferry, New York; and (ii) ($0.1) million decrease in other operating expenses at comparable stores. The year-over-year increase in other operating expenses as a percentage of sales was largely due to inefficiencies at our non-comparable store base as well as from a decline in comparable-store sales.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel, facilities and professional expenses for the various departments of our corporate headquarters. In the six months ended June 30, 2017, general and administrative expenses increased by $1.2 million to $7.0 million (or 10.1% to total revenues) from $5.8 million (or 10.6% of total revenue) in the six months ended June 30, 2016. The majority of the increase in general and administrative expenses was associated with additional staffing and overhead expenses relating to our newest locations in Ft. Lee, NJ; Fulton Market, NY; and Dobbs Ferry, NY, which was more than offset by leverage associated with the added sales from these new locations.

Depreciation and Amortization Expense

Depreciation and amortization expense includes the depreciation of fixed assets and the amortization of trademarks with finite lives. In the six months ended June 30, 2017, depreciation and amortization expense increased by $2.4 million to $9.6 million from $7.2 million in the six months ended June 30, 2016. This majority of the increase was due to the depreciation from new stores and maintenance capital expenditures.

Pre-opening Expenses

Pre-opening expenses include costs associated with the opening and organizing of new stores, including pre-opening rent, staff training and recruiting, and travel costs for employees engaged in such pre-opening activities. In the six months ended June 30, 2017, pre-opening expenses increased by $0.7 million to $1.6 million from $0.9 million in the six months ended June 30, 2016. This was due to a new store opening in the six months ended June 30, 2017.

Loss on Fixed Assets

In the six months ended June 30, 2017, loss on fixed assets increased by $3.28 million to $3.34 million from $0.06 million in the six months ended June 30, 2017.  This was due to a $3.3 million impairment charge taken at our Scottsdale, AZ location that is slated for remodeling in the first quarter of 2018.

Interest Expense

Interest expense includes the cost of our debt obligations including the amortization of loan fees and any interest income earned. In the six months ended June 30, 2017, interest expense increased by $2.5 million to $7.8 million from $5.3 million in the six months ended June 30, 2016. The increase in interest expense was a result of higher debt levels associated with the full-year financing charges associated with our new store openings in Ft. Lee, NJ; Fulton Market, NY; and Dobbs Ferry, New York locations.

Gain in Consolidation

In the six months ended June 30, 2017, a gain in consolidation of $2.4 million was recognized to account for the business combination transaction at our Delray Beach, FL location.

Income Tax Expense

We have historically filed our income tax returns as a limited liability company, and have been taxed as a partnership for federal and state income tax purposes. We currently recognize no federal and state income taxes, as the members of the LLC, and not our company itself, are subject to income tax on their allocated share of our earnings. We are subject to taxation on allocable portions of independent net income and other taxes based on various methodologies employed by taxing authorities in certain localities.

In the six months ended June 30, 2017, income tax expense increased by $0.01 million to $0.04 million from $0.03 million in the six months ended June 30, 2016. Our effective tax rate differs from the statutory rate due to changes in the tax valuation allowance, the deduction for FICA tip credits, state income taxes and the impact of certain expenses which are not deductible for income tax purposes.

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Revenue

Total revenue for the year ended December 31, 2016 increased by $24.9 million to $124.8 million which represented a 25.0% increase in total revenue as compared to $99.9 million of revenue in the year ended December 31, 2015. The increase in year-over-year revenue was derived from the following sources: (1) $31.2 million from a net increase in year-over-year revenue from non-comparable stores sales, including Houston, TX; Miami, FL; Ft. Lee, NJ; and Fulton Market, NY, and in other revenues; and (2) ($6.2) million from a decline in comparable-store sales of (6.5%) (as compared to our 2015 comparable-store growth of 8.6%). We attribute some portion of our negative comparable-store sales performance to the impact from a material increase in the percentage of industry’s 2016 total box-office receipts that stemmed from children’s or animated films that do not generally appeal to our more adult clientele. For 2016, industry reports noted that approximately 50% of industry sales from 2016’s Top-15 grossing films were from children’s or animated films (as opposed to 18% of industry sales from 2015’s Top-15 grossing films coming from children’s or animated films).

Cost of Food and Beverage

In the year ended December 31, 2016, cost of food and beverage increased by $2.8 million to $17.4 million (or to 27.0% of applicable revenue) from $14.6 million (or 27.6% of applicable revenue) in the year ended December 31, 2015. Our food-and-beverage costs as a percentage of applicable revenue improved due to the impact of buying efficiencies and lower overall commodity costs.

Cost of Theater

In the year ended December 31, 2016, cost of theater increased by $3.4 million to $22.1 million (or to 38.5% of applicable revenue) from $18.7 million (or 40.8% of applicable revenue) in the year ended December 31, 2015. As a percentage of applicable revenue, our improvement in cost of theater in 2016 was due to the differing mix of films between the two periods.

Operating Payroll and Benefits

In the year ended December 31, 2016, operating payroll and benefits increased by $6.2 million to $32.1 million (or 25.8% of total revenue) from $25.9 million (or 25.9% of total revenue) in the year ended December 31, 2015. The increase in operating payroll and benefits was derived from the following sources: (i) $7.6 million higher year-over-year spending associated with sales volumes from non-comparable stores; and (2) ($1.4) million decrease in labor costs at comparable-stores. The year-over-year decrease in operating payroll and benefits as a percentage of sales was due mainly to strong efficiencies at our new-unit openings largely offset by a decline in comparable-store sales.

Occupancy Expenses

In the year ended December 31, 2016, occupancy expenses increased by $4.0 million to $17.1 million (or to 13.7% of revenue) from $13.1 million (or 13.1% of revenue) in the year ended December 31, 2015. The increase in occupancy expenses was derived from the following sources: (i) $3.7 million in occupancy expenses associated with our non-comparable stores; and (ii) $0.3 million increase in occupancy expenses at comparable-stores. As a percentage of sales, the increase in occupancy expenses in 2016 was due to lower occupancy expenses at our non-comparable stores largely offset by a decline in comparable-store sales.

Other Operating Expenses

In the year ended December 31, 2016, other operating expenses increased by $8.6 million to $24.8 million (or to 19.9% of revenue) from $16.2 million (or 16.2% of revenue) in the year ended December 31, 2015. The increase in other operating expenses was derived from the following sources: (i) $5.3 million in other operating expenses associated with our non-comparable stores; (ii) ($0.5) million decrease in other operating expenses at comparable stores; and (iii) $3.8 million increase in litigation costs. As a percentage of sales, the year-over-year increase in overall other operating expenses was largely due to a decline in comparable-store sales.

General and Administrative Expenses

In the year ended December 31, 2016, general and administrative expenses increased by $1.7 million to $14.2 million (or 11.4% of total revenues) versus $12.5 million (or 12.5% of total revenue) in the year ended December 31, 2015. The majority of the dollar increase in general and administrative expenses was associated with additional staffing and overhead expenses relating to our non-comparable stores in Houston, Texas; Miami, Florida; Ft. Lee, NJ; and Fulton Market, NY.

Depreciation and Amortization Expense

In the year ended December 31, 2016, depreciation and amortization expense increased by $4.2 million to $16.0 million from $11.8 million in the year ended December 31, 2015. This increase was due to increases in depreciation from new store openings and maintenance capital expenditures.

Pre-opening Expenses

In the year ended December 31, 2016, pre-opening expenses increased by $0.7 million to $4.4 million from $3.7 million in the year ended December 31, 2015. This increase was due to higher expenditures on our two new 2016 store openings in Ft. Lee, NJ and Fulton Market, NY compared to our two new 2015 store openings in Houston, TX and Miami, FL.

Loss on Fixed Assets

In the year ended December 31, 2016, loss on fixed assets decreased by $0.12 million to $0.09 million from $0.21 million in the year ended December 31, 2015.

Interest Expense

In the year ended December 31, 2016, interest expense increased by $2.8 million to $10.7 million from $7.9 million in the year ended December 31, 2015 due to higher debt levels associated with the full-year financing charges associated with our new stores openings in Houston, TX and Miami, FL, as well as partial-year funding of our new locations at Ft. Lee, NJ and Fulton Market, NY.

Income Tax Expense

In the year ended December 31, 2016, income tax expense increased by $0.03 million to $0.09 million from $0.06 million in the year ended December 31, 2015. Our effective tax rate differs from the statutory rate due to changes in the tax valuation allowance, the deduction for FICA tip credits, state income taxes and the impact of certain expenses which are not deductible for income tax purposes.

Liquidity and Capital Resources

Based upon our working capital deficiency and members’ deficiency of $26.1 million and $104.2 million, respectively, as of June 30, 2017, we require additional equity and/or debt financing to continue our operations. These conditions raise substantial doubt about our ability to continue as a going concern. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

Based upon our working capital deficiency, outstanding debt and forecasted continued operating losses, we expect that the cash we currently have available will fund our operations through March 31, 2018. Thereafter, we will need to raise further capital, through the sale of additional equity or debt securities, to support our future operations and to repay our debt (unless, if requested, the debt holders agree to convert their notes into equity or extend the maturity dates of their notes). Our operating needs include costs to operate our business, including amounts required to fund working capital and capital expenditures. Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize and market our products and services, competing technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

We may be unable to raise sufficient additional capital when we need it or raise capital on favorable terms. Debt financing may require us to pledge certain assets and enter into covenants that could restrict certain business activities or our ability to incur further indebtedness, and may contain other terms that are not favorable to our stockholders or us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms.

We currently intend to retain all available funds and any future earnings for use in the operation of our business, and therefore we do not currently expect to pay any cash dividends on our Class A common stock. Any future determination to pay dividends to holders of Class A common stock will be at the discretion of our board of directors and will depend upon many factors, including our results of operations, financial condition, capital requirements, restrictions in iPic-Gold Class’ debt agreements and other factors that our board of directors deems relevant. See “Dividend Policy.” Holders of Class B common stock will have the same voting rights as holders of Class A common stock but holders of Class B common stock will not be entitled to receive any distributions from or participate in any dividends declared by iPic’s board of directors.

We utilize operating lease arrangements for all of our iPics. We believe that our operating lease arrangements continue to provide the appropriate leverage for our capital structure in a financially efficient manner. Because we lease all of the properties related to our iPics, as well as our home office, we do not have any debt that is secured by real property.

Summary of Cash Flows

Our primary sources of liquidity and capital resources have been cash provided from operating activities, cash on hand and the Non-Revolving Credit Facility. Aside from the capital expenditures noted above, our primary requirements for liquidity are for lease obligations, working capital and general corporate needs. Our requirement for working capital is not significant because our guests pay for their food and beverage purchases in cash or on debit or credit cards at the time of the sale and we are able to sell many of our inventory items before payment is due to the supplier of such items.

The following table and discussion presents, for the periods indicated, a summary of our key cash flows from operating, investing and financing activities.

SUMMARY OF CASH FLOWS

$ in thousands

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Net Cash Flows Provided by Operating Activities	$(13,333)	$8,799	$6,519	$1,141
Net Cash Flows Used in Investing Activities	(11,645)	(31,146)	(57,899)	(33,686)
Net Cash Provided by Financing Activities	24,220	18,279	47,851	32,565
Net Increase / (Decrease) in Cash	(758)	(4,069)	(3,528)	20
Cash at Beginning of Period	4,653	8,182	8,182	8,162
Cash at End of Period	3,895	4,113	4,653	8,182

Operating Activities

We experienced cash flow from operating activities for the six months ended June 30, 2017 and for the six months ended June 30, 2016 of $(13.3) million and $8.8 million, respectively. The net cash used in operating activities for the six months ended June 30, 2017 was primarily used to fund a net loss of $20.0 million, adjusted for non-cash expenses in the aggregate amount of $10.4 million (primarily related to depreciation and amortization, and deferred rent), and by $4.6 million of cash used in changes in the levels of operating assets and liabilities, primarily related to increases in accounts payable and accrued expenses. The net cash generated in operating activities for the six months ended June 30, 2016 was primarily due to cash used to fund a net loss of $13.7 million, adjusted for non-cash expenses in the aggregate amount of $24.9 million (primarily related to depreciation and amortization, and deferred rent), and by $2.4 million of cash used for changes in the levels of operating assets and liabilities, primarily related to increases in accounts payable and accrued expenses.

We experienced positive cash flows from operating activities for the year ended December 31, 2016 and the year ended December 31, 2015 in the amounts of $6.5 million and $1.1 million, respectively. The net cash generated in operating activities for the year ended December 31, 2016 was primarily funded by a net loss of $34.2 million, adjusted for non-cash expenses in the aggregate amount of $40.0 million (primarily related to depreciation and amortization, and deferred rent), and by $0.7 million of cash provided by changes in the levels of operating assets and liabilities, primarily related to increases in accounts payable and accrued expenses. The net cash generated from operating activities for the year ended December 31, 2015 was primarily funded by a net loss of $24.7 million, adjusted for non-cash expenses in the aggregate amount of $20.0 million (primarily related to depreciation and amortization, and deferred rent), and by $5.9 million of cash provided by the changes in the levels of operating assets and liabilities, primarily related to increases in accounts payable and accrued expenses.

Investing Activities

During the six months ended June 30, 2017, net cash in the amount of $11.6 million was used in investing activities, while during the six months ended June 30, 2016, net cash used in investing activities was $31.1 million, primarily due to the construction of new sites.

During the year ended December 31, 2016 cash in the amount of $57.9 million was used in investing activities due primarily in the construction of new locations. During the year ended December 31, 2015 cash used in investing activities was $33.7 million, also due primarily in the construction of new locations.

Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2017 and the six months ended June 30, 2016 was $24.2 million and $18.3 million, respectively. During the six months ended June 30, 2017, $12.0 million of financing was provided by an equity raise while $12.2 million was provided by debt financing. During the six months ended June 30, 2016, all the financing activity was a result of net debt additions.

Net cash provided by financing activities during the year ended December 31, 2016 was $47.9 million composed entirely from increase in net debt. During the year ended December 31, 2015, net cash provided by financing activities was $32.6 million, composed of $13.8 million from member contributions and $18.8 million from an increase in net debt.

Post-Offering Taxation and Expenses

After consummation of this Offering, we will become subject to U.S. federal, state and local income taxes with respect to our allocable share of any taxable income of iPic-Gold Class and will be taxed at the prevailing corporate tax rates. In addition to tax expenses, we also will incur expenses related to our operations, which we expect to be significant. We intend to cause iPic-Gold Class to make distributions in an amount sufficient to allow us to pay our tax obligations and operating expenses.

In addition, as a public company, we will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. We expect to incur additional annual expenses related to these steps and, among other things, additional directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates and assumptions are reviewed on an on-going basis and updated as appropriate. Actual results could differ from those estimates. Our significant estimates include the allowance for doubtful accounts, the valuation of our deferred tax asset, the fair value of our derivative liabilities and reserves for slow moving inventory.

Accounts Receivable

We carry accounts receivable at invoiced amounts less an allowance for doubtful accounts. We evaluate our accounts receivable on a continuous basis, and if necessary, establish an allowance for doubtful accounts based on a number of factors, including current credit conditions and customer payment history. We do not require collateral or accrue interest on accounts receivable and credit terms are generally 30 days. Accounts receivable includes unbilled receivables representing amounts earned under federally funded grants but not yet billed by us.

Inventories

Inventories are recorded at the lower of cost or market. Cost is determined using a specific identification method. We reduce the carrying value of inventory for those items that are potentially excess, obsolete or slow-moving based on changes in customer demand, technology developments or other economic factors.

We periodically analyze anticipated product sales based on historical results, current backlog and marketing plans. Based on these analyses, we anticipate the amounts of product that will not be sold during the next twelve months. Inventories that are not anticipated to be sold in the next twelve months have been classified as non-current in the balance sheet.

Deferred Offering Costs

Deferred offering costs are comprised of direct incremental legal, accounting and financial advisor fees related relating to capital raising efforts. Deferred offering costs are offset against proceeds of an offering. In the event a capital raising effort is terminated, deferred offering costs will be expensed.

Income Taxes

iPic-Gold Class is currently, and will be through the consummation of this Offering, treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, taxable income or loss is passed through to and included in the taxable income of its members, including us. Accordingly, the consolidated financial statements included in this prospectus do not include a provision for federal income taxes. iPic-Gold Class is liable for various other state and local taxes. After the consummation of this Offering, pursuant to the iPic-Gold Class LLC Agreement, iPic-Gold Class will generally make pro rata tax distributions to holders of LLC Interests in an amount sufficient to fund all or part of their tax obligations with respect to the taxable income of iPic-Gold Class that is allocated to them. See “ The Transactions —iPic-Gold Class LLC Agreement—Distributions.”

After consummation of this Offering, we will become subject to U.S. federal, state and local income taxes with respect to our allocable share of any taxable income of iPic-Gold Class and will be taxed at the prevailing corporate tax rates. In addition to tax expenses, we also will incur expenses related to our operations, which could be significant. We intend to cause iPic-Gold Class to make distributions in an amount sufficient to allow us to pay our tax obligations and operating expenses. See “The Transactions— iPic-Gold Class LLC Agreement—Distributions.”

We account for income taxes under Accounting Standards Codification 740 Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in our financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on our financial condition, results of operations or cash flows.

Stock-Based Compensation

We account for options granted to employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant. The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

Options and warrants granted to consultants and other non-employees are recorded at fair value as of the grant date and subsequently adjusted to fair value at the end of each reporting period until such options and warrants vest, and the fair value of such instruments, as adjusted, is expensed over the related vesting period.

We have not yet incurred any stock-based compensation charges, but expect that we will begin to incur such charges following the completion of our IPO.

Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus potentially dilutive common shares. Restricted stock units and stock options are excluded from the diluted net loss per share calculation when their impact is antidilutive. We reported a net loss for the years ended December 31, 2016 and 2015, and for the six months ended June 30, 2016 and 2015, and as a result, all potentially dilutive common shares are considered antidilutive for these periods.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year, which is fiscal years beginning after December 15, 2017. We are currently evaluating the impact of the adoption of ASU 2014-09 on our financial statements or disclosures. In addition, the FASB issued ASU 2016-08 in March 2016, to help provide interpretive clarifications on the new guidance in ASC Topic 606. We are currently evaluating the accounting, transition, and disclosure requirements of the standard to determine the impact, if any, on our financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. We are currently evaluating the impact that the adoption of ASU 2014-15 will have on our financial statement disclosures.

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs, (“ASU 2015-03”). This standard amends existing guidance to require the presentation of debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of a deferred charge. It is effective for annual reporting periods beginning after December 15, 2015, but early adoption is permitted. We do not anticipate that the adoption of ASU 2015-03 will have a material impact on our financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently evaluating the effects of ASU 2015–11 on our financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. The amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. We do not anticipate that the adoption of ASU 2015-17 will have a material impact on our financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We are currently evaluating ASU 2016-02 and its impact on our financial statements.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations.” This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue from Contracts with Customers when another party, along with the reporting entity, is involved in providing a good or a service to a customer. In these circumstances, an entity is required to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The amendments in the Update clarify the implementation guidance on principal versus agent considerations. The update is effective, along with ASU 2014-09, for annual and interim periods beginning after December 15, 2017. The adoption of ASU 2016-08 is not expected to have a material impact on our financial statement or disclosures.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. We are currently evaluating ASU 2016-09 and its impact on our condensed financial statements or disclosures.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). ASU 2016-12 provides clarifying guidance in a few narrow areas and adds some practical expedients to the guidance. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements for ASU 2014-09. We are evaluating the effect of ASU 2014-09, if any, on our financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The purpose of ASU 2016-15 is to reduce the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU No. 2016-15 is effective for fiscal years beginning after December 15, 2017, including interim periods within that year. We are evaluating the impact that ASU No. 2016-15 will have on our consolidated financial statements and related disclosures.

BUSINESS

Overview

iPic strives to be our guest’s favorite local destination for a night out on the town. Our newest facilities blend three distinct areas – a polished-casual restaurant, a farm-to-glass full-service bar, and our world-class luxury theater auditoriums with in-theater dining – into a one-of-a-kind experience. Our team endeavors to deliver world class hospitality in innovative, one-of-a-kind theaters which we believe are among the finest in the world. Our chefs and mixologists create craveable food and drink offerings that are outstanding on a standalone basis, but it is the interplay between our movie-entertainment, dining and full-service bar areas that is the defining feature of a typical four-hour guest experience. We thoughtfully design the layout, ambiance, and energy-flow of each unit to maximize the crossover between these activities. With constantly changing movie content and menu offerings, each visit is different, providing our customers with a reason to visit us repeatedly. We believe that we deliver an experience that is innovative, unique and cannot be easily replicated at home or elsewhere without the hassle of having to visit multiple destinations. Our locations also act as great venues for private events, family and business functions and other corporate-sponsored events. We believe our concept is well-positioned within today’s ever-increasing experiential economy.

We pioneered the concept of dining in an auditorium and are the largest and only pure-play concept with locations engineered from the ground up to provide our guests with the most luxurious movie-going experience in the country at an affordable price We currently operate 121 screens at 16 locations in 10 states with additional 4 locations under construction and a pipeline of additional 15 sites that either have a signed lease or are in lease negotiations.

Our Strengths

iPic competes in the industry’s highest-returning customer occasion; destination dinner: We believe that most economic value within the U.S. restaurant industry is created from concepts that have comparatively high sales-mixes of dinner (vs. lunch), dine-in (vs. takeout) and female guests. iPic scores high on these metrics as our sales mix skews more toward dinner, dine-in, and female guests. We believe that return-on-capital is limited for lunch-centric brands given low barriers to entry and low consumer switching costs as evidenced by the high degree of franchise mixes for large-scale US quick-service-restaurant operators. Additionally, we believe that the take-home dinner business presents significant risk from intrusion from digital-centric delivery players within grocery (e.g. Blue Apron; Amazon/Whole-Foods) and restaurants (UberEats; DoorDash) that compete for a dining occasion that is consumed within one’s own home, which could further limit the value that the consumer places on the delivery or take-out brands.

iPic’s business model is similar to other disruptive concepts. We believe that within the destination dinner experience, there is growing evidence of strong performance being achieved by a handful of national brands that combine high-end restaurants with some form of entertainment, such as Dave and Busters, and Top Golf, that may indicate there is growing demand for affordable, luxurious, extended dinner-and-entertainment venues. Within this restaurant-and-entertainment segment, we believe iPic’s source of entertainment, showing content on a screen within an ultra-premium auditorium, provides our brand with a unique opportunity for long-term consumer relevancy as our content is refreshed continuously over time to match evolving consumer tastes – including the growing opportunity for alternative content such as eGaming, events, and corporate seminars. Additionally, our affluent customer base enables us to drive substantial ancillary revenue from sponsorship income and membership fees, which make-up a substantial and growing portion of our revenues. Lastly, we believe that it could prove difficult for most existing stand-alone restaurants to gain access to our motion picture content; and for most existing theater operations to add iPic’s level of culinary expertise and hospitality culture.

Our Food: iPics culinary expertise. We deliver a unique food and beverage experience. Our team, led by Sherry Yard, designs and delivers an innovative and constantly new stream of menu items to delight our customers. As a Food Network personality herself, Sherry Yard along with a monthly celebrity chef are put on screen to show our guests how they cook the latest menu creation. This allows our customers to experience the food of a different highly acclaimed chef each time they visit iPic. We bring the celebrity chefs to our customers, without our customers having to inconveniently travel to see them.

Our Service: iPics empowered hospitality culture. We believe that the culture of our team is the single most important factor in our success. We recruit and develop team members that possess a high degree of empathy and who are genuinely warm, friendly, motivated, caring, self-aware and intellectually curious. We then train and empower our team to provide our guests with world-class customer service throughout our facility. However, we also recognize that within today’s highly-connected digital economy that some of our guests, depending on the occasion, may view the best possible customer experience on a given day to be one that is digitally seamless with only a minimum amount of direct interaction with our team members (think of an Uber or Amazon transaction). As such, we have invested heavily in industry-leading digital technology that could, at our guest’s choosing, create a near frictionless theater experience by using our iPic App to, among other things: purchase and choose their seating ahead of time, order their food and drinks ahead of time open a check anywhere in our facility (like at our bar) and have it move with you throughout your stay, including ordering additional items (like at your theater seats); and when a guest’s stay is over, our App technology will close-out the check automatically (with a prompted or pre-set tip amount, depending on the setting). We have coined our service-model ethos “empowered hospitality” that strives to give our customers the power to choose their desired level of service on each particular visit.

Our Facilities: iPics world-class environment and ambiance. We have a history of designing architecturally unique and relevant entertainment destinations that successfully compete with not only other forms of out-of-home entertainment but also with the comfort and convenience of home entertainment options. Our patent pending seating Pods enable our guests to watch a movie in an intimate setting within a shared environment. Our patented Chaise lounges have transformed a historically less-desirable seating area to a highly sought-after section of the auditorium. Our exclusive pillows and blankets at each Premium Plus seat along with our non-disruptive table-top service turns movie watching at iPic into an affordable luxury experience available to the general population.

Our Brand: iPics differentiated lifestyle brand with broad adult guest appeal. We believe that the multi-faceted guest experience of dining, drinking and watching a movie in a comfortable and luxurious setting, supported by ever changing Hollywood movies and other non-traditional content (such as concerts and eGaming) and combined with our marketing campaigns have helped create a differentiated brand that is widely recognized and has no national direct competitor on the premium end of the market. Our brand’s connection with its guests is best evidenced by our guest loyalty program with over 1.8 million members. This membership program has increased approximately 100% over the last three years. Our guest research shows that our brand-skews towards females (60%) that are primarily between the ages of 21 and 54, with only 3% of our guests under the age of 21. Based on guest surveys, the median household income of our guests is approximately $180,000, which we believe represents an attractive demographic.

Our multi-faceted guest experience is an affordable luxury that offers excellent value. The average spend of $44.43 per guest for dinner-and-a-movie is a fraction of the cost of any comparable luxury experience at a theatrical play or live sporting event. We believe that our combination of movie-theater entertainment, polished casual-dining and full-service beverage offerings, delivered in a one-of-a-kind curated environment with a local-club atmosphere is an aspirational experience to most Americans. Our multi-faceted guest experience cannot be replicated at home or elsewhere without having to visit multiple destinations. We believe that the cost of visiting an iPic offers an attractive value proposition for our guests relative to pursuing separate dining and entertainment options.

Attractive store economic model with diversified cash flows and strong cash-on-cash returns. We have multiple drivers of traffic with desirable demographics that differentiate us from other food and entertainment concepts. New movies drive traffic to our theaters and restaurants while our ever-changing cast of celebrity chef-inspired creations also help drive incremental traffic. This ability to drive traffic gives us a structural advantage in our store economic model compared with traditional restaurant concepts. In addition to traditional food and beverage revenue, we add additional revenue from our theater operations and, importantly, from non-traditional ancillary revenue such as sponsorships and membership fees. This ability to drive high levels of desirable traffic from a sought-after demographic provides us with leverage to negotiate favorable economic deals for rent and tenant improvement allowances. Approximately 51% of our total revenues for 2016 were derived from food-and-beverage, 31% from theater operations, and 18% from ancillary revenues (e.g. sponsorship, membership, and other fees).

History of successful product innovation and marketing initiatives. Our self-developed app enables our guest to purchase their tickets, select their seat, and order food and beverage from their phones. Our fully-automated in-store tracking system signals the kitchen upon our guest’s arrival which eliminates the need for placing an order with a server. There is also no need for a presentation of the check at the end of the movies as our guests, who choose to do so, may simply stand up and leave as our app can seamlessly handle checkout. We have transformed the ordering and payment of food and beverage in our theaters to an Uber-like experience. We can target and implement marketing programs for our members based on their likes and dislikes, which we believe has increased their frequency of movie-going significantly. Our marketing team has developed a robust membership and rewards program that enables instant redemption – improving guest loyalty. In fact, 76% of our guests recommend iPic as their destination of choice for a night out to their friends and 74% are return visitors. Our Access point rewards program provides members with special ticket pricing, priority access on all ticket purchases, advance screening events, complementary seating upgrades, and more. We have three membership tiers:

●	Silver Membership (Free):

○	Provides access to members-only ticket pricing all week long

●	Gold Membership ($29/year):

○	Receive a free premium movie ticket at sign-up
○	Start earning 1 access point on every dollar spent; redeemable at both theaters & restaurants
○	Priority access to ticket purchases for new film releases
○	Special member-priced weekday block ticket packages
○	Invitations to advance screenings of new release films

●	Platinum Membership (Earned):

○	Exclusive Platinum status level awarded after earning 2,000 access points
○	Start earning 1.5 access points on every dollar spent to redeem at both theaters & restaurants
○	Two free weekday upgrades to premium plus seating
○	Premium movie ticket birthday gift

Management team with proven track record. We are led by a strong management team with extensive experience with national brands in all aspects of casual dining and entertainment operations. Our Chief Executive Officer, Hamid Hashemi, has been in the theatrical entertainment business for over 30 years. Prior to founding iPic, he founded and operated two other exhibition companies under the Muvico brand. Under the Muvico brand, Mr. Hashemi built some of the most successful theaters in the United States. For example, the Muvico theater in Arundel Mills, MD had annual attendance of over 2.8 million and was the highest attended theater in North America and amongst the top attended theaters in the world.

Strong commitment to our team, to our community, and to our guests. iPic seeks to make a positive difference in people’s lives. We impact our team members lives by creating a nurturing work environment that fosters hospitality and self improvement. We hire, train and continually educate our team so they can flourish both at work and at home. Our team members strive to make every visit a memorable experience for our guests. iPic is a hospitality company with a focus on delivering an out-of-home entertainment experience perceived to be available only to the affluent, but is within reach to all segments of the population at an affordable price. While iPics face-value ticket prices are generally higher than other movie-theater options, we believe that the additional amenities included in our offering makes the value proposition substantially greater than other venues. For instance, unlike other movie-theaters, for all iPic seating sections, we do not charge a fee for booking tickets online and we never charge extra for 3D or any other premium-format film. Meanwhile, guests seated in Premium Plus seats are offered unlimited free popcorn, signature iPic pillows and blankets, and service to the seats. Our ticket prices for our iPic Premium seats are comparable to the best theaters in their respective market and our guests can enjoy the same menu of food and drinks by visiting the iPic Express and Bar located on the same level as the auditoriums.

Our Growth Strategies

Opening new iPics. This is our greatest immediate opportunity for growth. We believe that we are still in the very nascent stage of our growth story. We currently operate 126 screens at 16 company-operated units in 10 states, and control less than 0.5% market share of the U.S. theater business. We believe there is tremendous whitespace opportunity to expand in both existing and new U.S. markets, as well as overseas, and we have invested in our infrastructure through new hires at our home office to enable us to continue to grow rapidly and with discipline. We plan to open four new domestic units per year starting in 2019, and for the foreseeable future. Based on our experience and analysis, along with research we engaged Eastern Consolidated Properties, Inc. to perform for us, we believe that over the long-term we have the potential to grow our iPic U.S. footprint to at least 200 U.S. units and to potentially explore overseas expansion as well. The rate of future growth in any particular period is inherently uncertain and is subject to numerous factors that are outside of our control. As a result, we do not currently have an anticipated timeframe to reach our long-term potential. We believe we have a versatile real estate model built for growth. We have adopted a disciplined expansion strategy designed to leverage the strength of our business model and our significant brand awareness to successfully develop new iPics in an array of markets that are primed for growth. We will use a portion of the proceeds from this Offering to open new iPics and renovate existing iPics. See “Use of Proceeds.”

We will continue to pursue a disciplined new store growth strategy in both new and existing markets where we can achieve consistent high store revenues and attractive store-level cash-on-cash returns. We have built our pipeline by instituting a systematic site-selection process based on consumer research and analysis of transactional data designed to optimize store location, size and design. Our site selection process and flexible store design enable us to customize each store to maximize return on capital given the characteristics of the market and location.

Growing our comparable-store sales. We intend to grow our comparable-store sales by continuing to differentiate the iPic brand from other food and entertainment alternatives, through the following strategies:

Differentiate our food and beverage offering: We frequently test new menu items and seek to improve our food offering to offer the most up-to-date culinary options and to best align with our customers’ evolving preferences and increasing sense of experimentation with new tastes.

Relentless efforts on hospitality. We strive to provide an engaging and differentiated guest experience that includes the highest standards of excellence in hospitality. We believe there are opportunities to increase our sales and average check through continuous improvement of the server experience, including the dual-track effort of introducing new do-it-yourself technology, such as our order-and-pay App and of boosting speed and accuracy of our ninja service model to include a new tablet ordering system.

Grow usage of alternative content. While Hollywood studios will remain our primary content providers for the foreseeable future, we are nevertheless focused on providing our customers with new and creative alternative content, including: Live shows (including magic acts), Netflix programming, eSporting events (such as MindCraft gaming), concerts, educational and personal events, as well as corporate conferences and seminars.

Enhance brand awareness and drive incremental visits to our stores through innovative marketing and promotions:  We plan to continue to invest a significant portion of our marketing spend in social-media advertising. We have recently launched customized local store marketing programs to increase new visits and repeat visits to individual locations. Our guest loyalty program currently has approximately 1.8 million members, and we are aggressively improving our search engine and social marketing efforts. Our loyalty program and digital efforts allow us to communicate promotional offers directly to our most passionate brand fans. We also leverage our investments in technology across our marketing platform, including in-store marketing initiatives to drive incremental sales throughout the store.

Grow our special events usage:  We plan to continue to leverage and add resources to our special events sales effort to grow our corporate and personal event business. In addition to driving revenue, we believe our special events business is an important sampling opportunity for our guests because many guests are experiencing iPic for the first time.

Improving our margins. We believe we are well-positioned to continue to increase margins and have additional opportunities to reduce costs. Based on the operating leverage generated by our business model, which has been enhanced by operating initiatives implemented by management in recent years, we have the potential to further improve margins and deliver greater earnings from expected future increases in comparable-store sales. Under our current cost structure, we estimate that about 40% of any comparable-store sales growth would flow through to our Adjusted EBITDA. We also believe that improved labor scheduling technology will allow us to further increase labor productivity in the future. Our continued focus on operating margins at individual locations and the deployment of best practices across our store base is expected to yield incremental margin improvements.

Site Selection

iPic is focused on clustered growth in predominantly the top 50 metropolitan statistical areas including the densest urban areas as well as high population/high growth affluent suburban markets. Potential locations are sourced both internally through target market searches and relationships with hundreds of developers, and externally through our network of top retail brokers in each target region. In order to optimize new unit productivity, we systematically screen potential sites based on the size and quality of the local population. We utilize multiple data platforms that provide sophisticated demographic analyses allowing us to comprehend not only population and income, but also spending patterns and psychographics of the markets surrounding each potential location.

Marketing, Advertising and Promotion

Our corporate marketing department manages all consumer outreach initiatives for iPic with the goal of driving sales through expanding our customer reach (guest base) and frequency. Our key areas of focus include:

●	Marketing and Advertising: Public-relations, media, promotions, in-store merchandising, pricing, and digital programs;
●	Food and Beverage: Continuous menu and product development and relentless focus on in-store execution;
●	Guest insights: Ongoing research into brand health and guest tracking.

We have improved marketing effectiveness in 2017 through a number of initiatives designed to improve our local marketing plans, in-store promotions, digital loyalty programs and digital interfaces with consumers that included:

●	Performed research to better understand our guest base and fine-tune the brand positioning;
●	Refined our marketing strategy to better reach our target audience of 21-54 year-olds;
●	Created a new advertising campaign;
●	Launched a new website and app;
●	Invested in menu research and development to differentiate our food offerings from our competition and improve execution;
●	Developed product/promotional strategies to attract new guests and increase spending/length of stay;
●	Leveraged our loyalty database to engage and motivate guests, including a newly formatted Membership Program;
●	Invested more in digital social media to create stronger relationships with consumers; and
●	Defined a consistent brand identity that reflects our unique positioning.

Operations – Food and Beverage and Cinema

Management. Food and Beverage management is headed by our Chief Operating Officer – Restaurants. Supported by the National Beverage Director, our Advanced Sommelier and Master Barman, and the Vice President of Restaurant Operations, the Food and Beverage management team is responsible for developing and operating all of iPic’s foodservice operations. Each restaurant is headed by a Restaurant General Manager who reports to the site Senior General Manager. The cinema operations management of our store base is divided into two regions, each of which is overseen by a Regional Operations Director who reports to the Chief Operating Officer –Cinemas. Our Regional Operations Directors oversee seven to nine Company-owned stores each, which we believe enables them to better support the Senior General Managers and achieve sales and profitability targets for each store within their region. Our locations are generally open seven days a week, with hours of operation typically from 11:00 a.m. to 2:00 a.m.

Operational Tools and Programs. We utilize a customized food and beverage analysis program that determines the theoretical food and beverage costs for each store and provides additional tools and reports to help us identify opportunities, including waste management. Consolidated business intelligence and reporting tools are utilized by Regional Operations Directors and Senior General Managers to be able to identify issues, forecast more efficiently, and glean quicker insights for improved decision-making.

Management Information Systems. We utilize a number of proprietary and third party management information systems. These systems are designed to improve operating efficiencies, provide us with timely access to financial and enterprise data, and reduce store and corporate administrative time and expense. We believe our management information systems are sufficient to support our store expansion plans.

Training. We strive to maintain quality and consistency in each of our stores through the careful training and supervision of our team members and the establishment of, and adherence to, high standards relating to personnel performance, food and beverage preparation, and maintenance of our restaurants and cinemas. We provide all new team members with complete orientation and one-on-one training for their positions to help ensure they are able to meet our high standards. All of our new team members are trained by partnering with a certified trainer to assure that the training and information they receive is complete and accurate. Team members are certified for their positions by passing a series of tests, including alcohol awareness training. We require our new store managers to complete an 8-week training program that includes front of the house service, kitchen, amusements, and management responsibilities. Newly trained managers are then assigned to their home store where they receive additional training with their Senior General Manager.

Management Development. We place a high priority on our continuing management development programs in order to ensure that qualified managers are available for our future openings. We conduct semi-annual talent reviews with each manager to discuss prior performance and future performance goals. When we open a new store, we provide varying levels of training to team members in each position to ensure the smooth and efficient operation of the store from the first day it opens to the public. Prior to opening a new store, our dedicated training and opening team travels to the location to prepare for an intensive two week training program for all team members hired for the new store opening. Part of the training teams stay on site during the first week of operation. We believe this additional investment in our new stores is important, because it helps us provide our guests with a quality experience from day one. After a store opens and is operating smoothly, the managers supervise the training of new team members.

Recruiting and Retention. We seek to hire experienced General Managers and team members, and offer competitive wage and benefit programs. Our store managers all participate in a performance-based incentive program that is based on sales, profit and employee retention goals. In addition, our salaried employees are also eligible to participate in a 401(k) plan, medical/dental/vision insurance plans and also receive vacation/paid time off based on tenure.

Food Preparation, Quality Control and Purchasing. We strive to maintain high food quality standards. To ensure our quality standards are met, we negotiate directly with independent producers of food products. We provide detailed quality and yield specifications to suppliers for our purchases. Our systems are designed to protect the safety and quality of our food supply throughout the procurement and preparation process. Within each store, the Kitchen Manager is primarily responsible for ensuring the timely and correct preparation of food products, per the recipes we specify. We provide each of our stores with various tools and training to facilitate these activities.

Information Technology

Information Technology is focused on the customer experience and supporting the efficient operation of our restaurants and theaters, as well as the management of our business. We have implemented software and hardware solutions which provide for enhanced capabilities and efficiency within our restaurant and theater operations. We continue to focus on improving the customer experience of purchasing tickets by expanding our ability to sell tickets remotely via the web and our mobile application, while also offering self-service alternatives such as ticketing kiosks. Customers can choose their preferred ticketing option, which in many cases means they can pre-purchase tickets, scan their mobile device and proceed directly to their reserved seat without waiting in line. These solutions align with our goal of delivering a first-class customer experience and will drive incremental revenues and cash flows in a more cost-effective manner. In addition, we continue to strategically pursue technologies to improve the services we provide to our patrons and to provide information to our management allowing them to operate our sites efficiently. The sales and attendance information collected by our point-of-sale system is used directly for film booking and settlement as well as provides the primary source of data for our financial systems. We also use best-in-class inventory management systems to control costs, streamline operations, and reduce waste across our foodservice operations.

Intellectual Property

We have registered or applied to register utility and design patents with the United States Patent and Trademark Office and in various foreign countries. We consider our tradename and our logo to be important features of our operations and seek to actively monitor and protect our interest in this property in the various jurisdictions where we operate. We also have certain trade secrets, such as our recipes, processes, proprietary information and certain software programs that we protect by requiring all of our employees to sign a code of ethics, which includes an agreement to keep trade secrets confidential.

Competition

The out-of-home entertainment market is highly competitive. We compete for guests’ discretionary entertainment dollars with theme parks, as well as with providers of out-of-home entertainment, including localized attraction facilities such as movie theaters, sporting events, bowling alleys, nightclubs and restaurants. We also face competition from local establishments that offer entertainment experiences similar to ours and restaurants that are highly competitive with respect to price, quality of service, location, ambience and type and quality of food. We also face competition from increasingly sophisticated home-based forms of entertainment, such as internet and video gaming and home movie delivery.

Seasonality

Our revenues are dependent upon the timing and popularity of film releases by distributors. The most marketable films are usually released during the summer and the calendar year-end holiday seasons. Therefore, our business is subject to significant seasonal fluctuations, with higher attendance and revenues generally occurring during the summer months and holiday seasons. We license first-run motion pictures, the success of which has increasingly depended on the marketing efforts of the major motion picture studios. Poor performance of, or any disruption in the production of these motion pictures (including by reason of a strike or lack of adequate financing), or a reduction in the marketing efforts of the major motion picture studios, could hurt our business and results of operations. Conversely, the successful performance of these motion pictures, particularly the sustained success of any one motion picture, or an increase in effective marketing efforts of the major motion picture studios, may generate positive results for our business and operations in a specific quarter or year that may not necessarily be indicative of, or comparable to, future results of operations. Given the relatively small number of theaters and screens that we operate (particularly when compared to our larger competitors), if a major motion picture studio decides to delay the release of a first-run motion picture from one quarter to a subsequent quarter, that could have a material adverse effect on our results of operations in the earlier quarter. As movie studios rely on a smaller number of higher grossing “tent pole” films, there may be increased pressure for higher film licensing fees. In addition, a change in the type and breadth of movies offered by motion picture studios may adversely affect the demographic base of moviegoers. As a result of the foregoing factors, our results of operations may vary significantly from quarter to quarter and from year to year.

Government Regulation

We are subject to various federal, state and local laws, regulations and administrative practices affecting our business, and we must comply with provisions regulating antitrust, health and sanitation standards, equal employment, environmental, and licensing for the sale of food and alcoholic beverages. Our new theater openings could be delayed or prevented or our existing theaters could be impacted by difficulties or failures in our ability to obtain or maintain required approvals or licenses. Changes in existing laws or implementation of new laws, regulations and practices could have a significant impact on our business. A significant portion of our theater level employees are part time workers who are paid at or near the applicable minimum wage in the theater’s jurisdiction. Increases in the minimum wage and implementation of reforms requiring the provision of additional benefits will increase our labor costs.

We operate facilities throughout the United States and are subject to the environmental laws and regulations of those jurisdictions, particularly laws governing the cleanup of hazardous materials and the management of properties. We might in the future be required to participate in the cleanup of a property that we lease, or at which we have been alleged to have disposed of hazardous materials from one of our facilities. In certain circumstances, we might be solely responsible for any such liability under environmental laws, and such claims could be material.

Our theaters must comply with Title III of the Americans with Disabilities Act of 1990 (“ADA”). Compliance with the ADA requires that public accommodations “reasonably accommodate” individuals with disabilities and that new construction or alterations made to “commercial facilities” conform to accessibility guidelines unless “structurally impracticable” for new construction or technically infeasible for alterations. Non-compliance with the ADA could result in the imposition of injunctive relief, fines, and an award of damages to private litigants or additional capital expenditures to remedy such noncompliance, any of which could have a material adverse effect on our operations and financial condition.

Properties

At June 30, 2017, the Company operated a total of sixteen cinemas in the following locations throughout the United States:

● Glendale, Wisconsin ● Pasadena California ● Austin, Texas ● Fairview, Texas ● Boca Raton, Florida ● Bethesda, Maryland ● North Miami, Florida ● Redmond, Washington	● Scottsdale, Arizona ● Bolingbrook, Illinois ● South Barrington, Illinois ● Los Angeles, California ● Houston, Texas ● Fort Lee, New Jersey ● Fulton Market, New York ● Dobbs Ferry, New York

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition, operating results or cash flows. However, lawsuits or any other legal or administrative proceeding, regardless of the outcome, may result in diversion of our resources, including our management’s time and attention.

Employees

As of June 30, 2017, we employed a total of 204 full time and 2,176 part time employees. None of our employees is represented by a labor union, and we consider our company culture and employee relations to be strong.

MANAGEMENT

Set forth below is a list of names and ages, as of September 30, 2017, of our directors and executive officers, and a description of the business experience of each of them.

Name	Age	Position

Hamid Hashemi	58	President, Chief Executive Officer and Chairman of the Board of Directors
Paul Westra	50	Chief Financial Officer
Paul Safran	65	General Counsel
Clark Woods	61	Executive Vice President – Films
Sherry Yard	53	Chief Operating Officer – Restaurants
Robert Kirby	66	Director
George M. Philip	70	Director
Dana Messina	56	Director Nominee

Each director holds his or her office until he or she resigns or is removed and his or her successor is elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Hamid Hashemi, the Chairman of our Board of Directors, founded the company in 2006. Mr. Hashemi has served as our President and CEO since September 2010. Mr. Hashemi has over 30 years of experience owning and operating entertainment venues and is recognized as one of the motion picture industry’s most dynamic business developers, having successfully developed and launched three companies involved in motion picture exhibition. Mr. Hashemi founded iPic and iPic Theaters to pursue his vision of creating social destinations anchored by theaters and making the luxury screening room movie-going experience available and affordable to the general population. Mr. Hashemi earned a B.S. in microbiology from Florida Atlantic University. He presently serves on the Board of Trustees at Pinecrest Preparatory School in Fort Lauderdale. He is also a current member of World Presidents’ Organization and has been a guest speaker at shows including The Today Show, CNN, Neil Cavuto, CNBC’s Squawk on the Street, Fox Network, and Wall Street Week.

Paul Westra, our Chief Financial Officer, joined us in March 2017. Prior to joining us, Mr. Westra served as an Equity Research Analyst for Stifel Financial from June 2013 until March 2017. From June 2002 until June 2013, Mr. Westra served as an Equity Research Analyst for Cowen and Company. In addition to his career in equity research, he spent two years as Vice President of Business Development for Food.com, an outsourced information technology company for restaurants and was also co-founder of two New York City restaurants, Phebe’s and Dylan Prime. Mr. Westra earned a B.A. in business administration from the University of Massachusetts and an M.B.A. from Duke University’s Fuqua School of Business. He is also a CFA charter holder.

Paul Safran, our Senior Vice President and General Counsel, joined us in September 2011. Prior to joining us, Mr. Safran was a partner with Becker & Poliakoff, from 2006 until 2009, and a partner with Roetzel & Andress from 2009 until 2011. From 1999 until 2006, Mr. Safran was Counsel to Transamerica Finance Corporation’s Municipal Finance Division. Mr. Safran earned a B.S. degree in finance, from Nova Southeastern University, where he graduated magna cum laude and a J.D. degree from Nova Southeastern University’s Shepard Broad School of Law, where he was a member of its Law Review.

Clark Woods, our Executive Vice President – Films, joined us in January 2011. Prior to joining us, Mr. Woods was President of Domestic Distribution at MGM from 2006 until 2010. From 1979 until 2006, Mr. Woods was Executive Vice President, General Sales Manager of Paramount Pictures where he distributed the movie Titanic, at the time the largest grossing movie in history. Mr. Woods is responsible for choosing what guests see in iPic theaters. Mr. Woods earned a B.A. from American University and is a member of the Academy of Motion Picture Arts and Sciences. He has served as President of Variety International, the motion picture industries’ worldwide children’s charity.

Sherry Yard, our Chief Operating Officer – Restaurants, joined us in February 2014. Prior to joining us, Ms. Yard was an independent consultant from February 2013 to February 2014. Prior to that, she served as Executive Chef of Spago from January 1995 until February 2013. Ms. Yard is responsible for developing and operating all of iPic’s foodservice operations. Ms. Yard has an Associate’s Degree in hospitality management from NYC Technical College and a Master Pastry Arts Degree in Culinary Arts from the Culinary Institute of America. Ms. Yard works with numerous philanthropic organizations and is a driving force of the Careers through Culinary Arts Program (C-CAP).

Robert Kirby has served as a director of our Company since September 2010. Mr. Kirby is currently the Co-Executive Chairman and Co-Chief Executive Officer of Village Roadshow Ltd., where he has spent his entire business career. Through the launch of Roadshow Home Video, Mr. Kirby was the driving force behind the Australian video revolution of the 1980’s and 1990’s. He is a pioneer of new cinema concepts in both Australia and internationally and has been at the forefront of Village Roadshow’s successful diversification into theme parks, radio and international film production. Mr. Kirby earned a Bachelor of Commerce from the University of Melbourne. Mr. Kirby is the Deputy Chair of the Peter MacCallum Cancer Foundation, Member of Patrons Council of Epilepsy Foundation and Patron of Arts Centre Melbourne. Mr. Kirby brings to our Board a wealth of operating experience within the hospitality industry having operated theaters in 26 countries and theme parks in Australia.

George M. Philip has served as a director of our Company since October 2017. Mr. Philip served as President of the University at Albany, State University of New York from November 2007 until he retired in January 2013. Prior to the University of Albany, Mr. Philip served as Chief Executive Officer of the New York State Teachers’ Retirement System (NYSTRS) from June 1971 until November 2007. Mr. Philip earned B.A. and M.A. degrees from the University at Albany, State University of New York and a J.D. from Western New England University School of Law. Mr. Philip is a current or past member of numerous professional organizations and governing bodies involved in financial, educational and community activities including: First Niagara (FNFG), National Council on Teacher Retirement, Pension Managers Advisory Committee of the New York Stock Exchange, The Research Foundation of SUNY, St. Peter’s Health Partners, Saratoga Performing Arts Center, US Airways Group, Inc., The University at Albany Council and The Council of Institutional Investors. He also serves as an advisor to the Investment Committee of the Kentucky Teachers’ Retirement System, as a member of the board of Community Newspapers Holdings, Inc., owned by the Retirement Systems of Alabama, and a member of the board of Trinity Health. Mr. Philip brings to our Board significant strategic-advisory and financial-management expertise.

Dana Messina will become a director of our Company upon the closing of this Offering. Mr. Messina is currently Chairman of Volt Information Sciences, which he joined in October 2015 and is also the President of Kirkland Messina, which he founded in March 1994. Previously, Mr. Messina was the Chief Financial Officer and Director of Club One Casino from February 2008 until August 2015. From August 1993 until September 2013, Mr. Messina was Chief Executive Officer and Director of Steinway Musical Instruments. Earlier in his career, Mr. Messina was a Senior Vice President in the High Yield Bond Department at Drexel Burnham Lambert Incorporated. Mr. Messina earned a B.S. in mechanical engineering from Tufts University where he graduated magna cum laude and an M.B.A. from Harvard Business School. Mr. Messina brings to our Board significant operating and financial expertise as well as extensive experience as a public company director.

Board Composition

Our Board of Directors currently consists of [three] members and will be authorized to have up to [15] members upon the effectiveness of our Amended and Restated Certificate of Incorporation, which will provide that the size of the board of directors will be fixed from time to time by a majority vote of the board of directors. Each director is elected annually and serves until his or her respective successor is elected.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets. We plan to recruit additional independent directors who can bring specific expertise and experience that is relevant to the Company’s business and future direction.

Director Independence

The Board of Directors has reviewed the independence of our directors, as well as our director nominee who will join the Board of Directors upon the closing of the Offering, based on the corporate governance standards of NASDAQ. Based on this review, the Board of Directors has determined that Messrs.                       ,                       and                       satisfy the requirement for independence set out in Section 803 of the NASDAQ Market rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the Board of Directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NASDAQ Market rule referenced above.

As required under applicable NASDAQ rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our Board of Directors has established three standing committees – audit, compensation and nominating and corporate governance – each of which operate under a charter that has been approved by our board. We have appointed persons to the Board of Directors and committees of the Board of Directors as required to meet the corporate governance requirements of the NASDAQ Market.

Audit Committee

We have a separately designated standing audit committee of our Board of Directors, as defined in Section 3(a)(58)(A) of the Exchange Act. The audit committee is currently comprised of three of our independent directors: Messrs.                       ,                       and                       .. Mr.                       is the Chair of our audit committee. Our Board of Directors has determined that each of the members of our audit committee is “independent” within the meaning of the rules of the NASDAQ Market and the SEC and that each of the members of our audit committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NASDAQ Market. In addition, our Board of Directors has determined that Mr.                       is an “audit committee financial expert” as defined by the SEC. Our audit committee operates under a written charter that was adopted in 2016. A copy of the charter may be found on our website at www.ipic.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at iPic Entertainment, 433 Plaza Real Boulevard, Suite 335, Boca Raton, FL, 33432.

Our audit committee assists our Board of Directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
●	overseeing our internal accounting function;
●	discussing our risk management policies;
●	establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;
●	meeting independently with our internal accounting staff, registered public accounting firm and management;
●	reviewing and approving or ratifying related party transactions; and
●	preparing the audit committee reports required by SEC rules.

Compensation Committee

The members of the compensation committee are Messrs.                       ,                       and                       .. Mr.                       is the Chair of the compensation committee. Our Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the rules of the NASDAQ Market. Our compensation committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee operates under a written charter that was adopted in 2016. A copy of the charter may be found on our website at www.ipic.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at iPic, Inc., 433 Plaza Real Boulevard, Suite 335, Boca Raton, FL, 33432.

The compensation committee’s responsibilities include:

●	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;
●	making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;
●	overseeing evaluations of our senior executives;
●	review and assess the independence of compensation advisers;
●	overseeing and administering our equity incentive plans;
●	reviewing and making recommendations to our board with respect to director compensation;
●	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and
●	preparing the compensation committee reports required by SEC rules.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Messrs.                       ,                       and                       .. Mr.                       is the Chair of the nominating and corporate governance committee. Our Board of Directors has determined that each of the members of the nominating and corporate governance committee is “independent” within the meaning of the rules of the NASDAQ Market. Our nominating and corporate governance committee operates under a written charter that was adopted in 2016. A copy of the charter may be found on our website at www.ipic.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at iPic Entertainment Inc., 433 Plaza Real Boulevard, Suite 335, Boca Raton, FL, 33432.

The nominating and corporate governance committee’s responsibilities include:

●	identifying individuals qualified to become board members;
●	recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our Board of Directors;
●	reviewing and making recommendations to the board with respect to management succession planning;
●	developing and recommending corporate governance principles to the board; and
●	overseeing periodic evaluations of board members.

Board Leadership Structure and Risk Oversight

Our Board of Directors currently believes that our company is best served by combining the roles of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that as Chief Executive Officer, Mr. Hashemi is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our company, while our Chief Executive Officer brings company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board of Directors. The Board of Directors recognizes, however, that no single leadership model is right for all companies at all times. Our corporate governance guidelines provide that the Board of Directors should be free to choose a chairperson of the board based upon the board’s view of what is in the best interests of our company. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Lead Independent Director

Our independent directors have designated Mr.                       as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the Lead Independent Director has the following additional responsibilities and authority:

●	presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;
●	scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;
●	advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;
●	serving as the principal liaison between the independent directors and the Chairman/CEO;
●	advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;
●	assisting the Board of Directors and the nominating and corporate governance committee in better ensuring compliance with and implementation of our corporate governance guidelines; and
●	recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on board-wide issues.

Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on our website at www.ipic.com/investors under “Governance Documents.”

Code of Business Conduct and Ethics

We expect to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Upon the listing of our Common Stock on the NASDAQ Market, we will post on our website a current copy of the code and all disclosures that are required by law or the NASDAQ Market rules in regard to any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2016 Summary Compensation Table” below. In 2016, our “named executive officers” and their positions were as follows:

2016 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
Hamid Hashemi,
President and Chief Executive Officer	2016	861,491	861,491	17,785	1,740,767

Paul Safran,
General Counsel	2016	361,605	180,803	-	542,408

Clark Woods,
Executive Vice President – Films	2016	270,200	81,060	-	351,260

(1)	The amount set forth under the “All Other Compensation” for Mr. Hashemi relates to reimbursement of automobile-related expenses.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In 2016, we compensated our named executive officers through a combination of base salary and annual cash incentives.

Base Salary

We believe that the provision of base salary plays an important role in attracting and retaining top executive talent by providing executives with a predictable level of income. Base salaries represent a fixed portion of our named executive officers’ compensation and vary, principally based on job responsibility. The Compensation Committee set 2016 base salaries for our named executive officers, and base salaries are typically reviewed by Compensation Committee on an annual basis using information and evaluations provided by the Chief Executive Officer with respect to the other named executive officers and its own assessment of the Chief Executive Officer, taking into account our operating and financial results for the year, a subjective assessment of the contribution of each named executive officer to such results, the achievement of our strategic growth and any changes in our named executive officers’ roles and responsibilities. Effective January 1, 2017, the base salaries for our named executive officers were increased to $904,565 for Mr. Hashemi, $382,500 for Mr. Safran and $275,604 for Mr. Woods pursuant to merit increases as determined by the Compensation Committee to be appropriate in light of the named executive officers’ contributions to the Company.

Annual Cash Incentives

In 2016, our named executive officers were eligible to earn an annual bonus equal to a percentage of base salary under the iPic – Gold Glass Entertainment, LLC 2016 Annual Incentive Plan (the “Annual Incentive Plan”), as set forth in the table below. For 2016, annual bonus amounts under the Annual Incentive Plan were determined by the Compensation Committee based on achievement measured against Company EBITDA goals and individual performance goals, weighted 50% and 50%, respectively. The weightings of the performance goals were determined for Mr. Hashemi by the Compensation Committee, and for Messrs. Safran and Woods, by our Chief Executive Officer. The annual bonus pool is established and funded based solely on the Compensation Committee’s determination as to the Company’s performance as measured based on achievement of at least 90% of the Company’s EBITDA goal.

For 2016, the Company’s threshold, target and maximum EBITDA goals were $3,922,216, $3,565,651 and $3,209,085, respectively. The Compensation Committee determined that the EBITDA goal was achieved as to 101% and the performance goals for each of our named executive officers were achieved as to (i) for Mr. Hashemi, 100%, (ii) for Mr. Safran, 100% and (iii) for Mr. Woods, 100%.

The following table sets forth the 2016 annual bonus target for each of our named executive officers, expressed as a percentage of base salary:

Name	Target
Hamid Hashemi	125%
Paul Safran	50%
Clark Woods	30%

The 2016 annual bonuses for our named executive officers (subject to funding of the annual bonus pool based on achievement of at least 90% of the Company’s EBITDA target) were subject to adjustment by the Compensation Committee, at its discretion, based on the executives’ individual performance and contribution to the Company during the year.

Long-Term Incentives

For 2016, the Company did not provide any of its employees, including its named executive officers, with long-term incentives.

Prior the consummation of this Offering, the Company is expected to adopt the iPic – Gold Class Entertainment, LLC 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), under which equity awards may be made in respect of 1,100,000 units of iPic-Gold Class in the form of options, restricted units, unit appreciation rights, dividend equivalent rights, unit awards and performance-based awards. It is expected that in connection with the Transactions, the 2017 Equity Incentive Plan will be migrated to the Company and any awards granted under the 2017 Equity Incentive Plan will be converted into options to acquire Class B common stock of the Company.

Agreements with Named Executive Officers

On September 30, 2010, the Company entered into an employment agreement with Mr. Hashemi, which was amended on May 5, 2016 (the “Employment Agreement”), which agreement provides that his initial employment term expired on September 30, 2015, has been thereafter automatically extended for successive one-year periods, and will continue to be so extended unless either the Company or Mr. Hashemi provides at least 90 days’ written notice to the other of intent not to renew the term. The Employment Agreement provides that Mr. Hashemi (i) would receive an annual base salary (which is $904,565 as of the date of this Offering Circular) which, beginning January 1, 2012, has been subject to a minimum increase of 5% or any higher percentage based on merit as determined in the discretion of the Board and (ii) shall be eligible to receive a target annual bonus equal to a percentage of his base salary (which is 125% of his base salary as of the date of this Offering Circular). In addition, Mr. Hashemi would be entitled to reimbursement for reasonable out-of-pocket travel expenses incurred in performing his duties and is eligible to participate in all perquisite and benefit programs for which other senior employees of the Company are generally eligible. The Employment Agreement also provides for severance upon certain terminations of employment, as described below under “—Payments upon Certain Events of Termination or Change in Control.”

Messrs. Safran and Woods are currently not party to any employment or similar agreements with the Company.

IPO Awards—Restricted Stock Units

Prior to the consummation of this Offering, the Company expects to enter into restricted stock unit award agreements (the “IPO RSU Agreements”) with each of our named executive officers and certain other key members of management pursuant to which recipients will be entitled to receive an award of stock-settled restricted stock units (the “IPO RSUs”), the aggregate value of which is expected to equal $5,676,459. The IPO RSU Agreements will provide that each grantee will be entitled to receive a number of IPO RSUs equal to the quotient of (a) each such grantee’s “Aggregate Grant Amount” (set forth in each grantee’s IPO RSU Agreement) divided by (b) the initial public offering price. Pursuant to the IPO RSU Agreements, the IPO RSUs are expected to settle in full on May 15, 2019, regardless of whether the recipient remains employed with the Company or any of its subsidiaries through May 15, 2019.

Outstanding Equity Awards at 2016 Fiscal Year-End

On December 31, 2016, none our named executive officers held any outstanding equity awards.

Additional Narrative Disclosure

Retirement Benefits

Our named executive officers are entitled, on the same basis as our other employees, to participate in our 401(k) plan, a tax-qualified defined contribution plan under Section 401 of the Code. Pursuant to the 401(k) plan, participants may contribute an amount of their pre-tax compensation up to the statutory limit.

Pursuant to his employment agreement, Mr. Hashemi is entitled to reimbursement by the Company of reasonable automobile expenses (including lease/finance payments and insurance and gas expenses). Our compensation program does not otherwise include any material benefits or perquisites for our named executive officers.

Payments upon Certain Events of Termination or Change in Control

Pursuant to the terms of the Employment Agreement, Mr. Hashemi is entitled to receive certain payments in connection with certain termination events.

In the event of a termination of employment for any reason, Mr. Hashemi is entitled to only any earned but unpaid base salary through the date of termination and any other amount due pursuant to applicable law.

Upon a termination due to Mr. Hashemi’s death or Disability (as such term is defined in the Employment Agreement), Mr. Hashemi is entitled to receive a lump sum payment equal to the sum of his then-current base salary and a pro-rata portion of his target bonus for the year in which termination occurs.

Upon a termination of Mr. Hashemi’s employment by the Company without Cause (as such term is defined in the Employment Agreement) or due to Mr. Hashemi’s resignation for Good Reason (as such term is defined in the Employment Agreement), Mr. Hashemi is entitled to receive a lump sum payment equal to three times the sum of (x) his then-current base salary and (y) one-half of the sum of his actual bonus paid for the three years preceding the year in which termination occurs.

Assuming a change in control of iPic-Gold Class occurred on December 31, 2016, our named executive officers would not be entitled to any additional payments or benefits as a result of such change in control.

Director Compensation

Shown below is information regarding the compensation for each member of the Board for the year ended December 31, 2016, other than the compensation for Mr. Hashemi, which is reported above under “Executive Compensation—Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Bruce Hodges	$10,000	10,000
Robert Kirby	—	—

IRS Code Section 162(m)

As a private company, in 2016 the Company was not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). In making future compensation decisions, the Compensation Committee will consider the potential impact of Section 162(m), which disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the next three mostly highly compensated officers (other than the Chief Financial Officer), other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and meets other technical requirements. However, the Compensation Committee reserves the right to provide for compensation to executive officers that may not be deductible if it believes such compensation is in the best interests of the Company and its stockholders. Transition provisions under Section 162(m) may apply for a period of approximately three years following the consummation of an initial public offering of the Company (which is not guaranteed to occur) to certain compensation arrangements that were entered into before such initial public offering.

Risk Assessment Disclosure

Our Vice President of Human Resources and Chief Executive Officer assessed the risk associated with our compensation practices and policies for employees, including a consideration of the balance between risk-taking incentives and risk-mitigating factors in our practices and policies. The assessment determined that any risks arising from our compensation practices and policies are not reasonably likely to have a material adverse effect on our business or financial condition.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2016, we or iPic-Gold Class have engaged in certain transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities.

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the agreements (or forms of the agreements) have been filed as exhibits to the registration statement of which this Offering Circular is a part, and are available electronically on the website of the SEC at www.sec.gov.

Related Party Agreements in Effect Prior to this Offering

Non-Revolving Credit Facility with Retirement Systems of Alabama (RSA)

iPic-Gold Class is a party to the Non-Revolving Credit Facility with RSA, which provides for a revolving total commitment of $225.8 million. The Non-Revolving Credit Facility is secured by a first-priority security interest in substantially all of the assets of iPic-Gold Class and the guarantors. Obligations under the Non-Revolving Credit Facility are guaranteed by each of iPic-Gold Class’s wholly-owned subsidiaries. For a more detailed description, see “Description of Indebtedness – Long-Term Debt – Non-Revolving Credit Facility.”

Notes Payable to VR iPic Finance LLC

A joint venture between Village Roadshow Attractions USA and iPic Holdings, Inc., called VR iPic Finance LLC, is a party to two sets of notes, aggregating $30.9 million. The first set of notes bear interest on the unpaid principal amount at a rate per annum equal to 5.00%. Payments of outstanding principal and interest on the VR iPic Notes are required to be paid to VR iPic only to the extent that each of iPic Holdings, LLC and Village Roadshow Attractions USA Inc. are due a distribution under the iPic-Gold Class LLC Agreement. The second set of notes bear interest on the unpaid principal amount at a rate per annum equal to 5.00%, with interest payable monthly.

Notes Payable to Village Roadshow Attractions USA

iPic-Gold Class is a party to a $15.0 million note payable to Village Roadshow Attractions USA. The notes accrue interest on the unpaid principal amount at 10.5% per annum, subject to a minimum guaranteed interest of $3.0 million over the life of the notes. iPic-Gold Class is also a party to a $1.1 million note Payable to Village Roadshow Attractions USA. The notes accrue interest on the unpaid principal amount at 5.0% per annum. For a more detailed description, see “Description of Indebtedness – Notes Payable to Related Parties.”

Notes Payable to Regal/Atom Holdings, LLC

iPic-Gold Class is a party to a $3.4 million note payable to Regal/Atom Holdings, LLC. The note bears interest on the unpaid principal amount at a rate per annum equal to 5.00%. Payments of outstanding principal and interest on the Regal Note are required to be paid to Regal only to the extent that Regal is due a distribution under the iPic-Gold Class LLC Agreement.

Note Payable to iPic Holdings, Inc.

iPic-Gold Class is a party to a $0.5 million note Payable to iPic Holdings, Inc. (and indirectly to Hamid Hashemi and Dana Messina). The notes accrue interest on the unpaid principal amount at 5.0% per annum. For a more detailed description, see “Description of Indebtedness – Notes Payable to Related Parties.”

Related Party Agreement Entered Into in Connection With This Offering

In connection with the Transactions, we will engage in certain transactions with certain of our directors, executive officers and other persons and entities which are holders of 5% or more of our voting securities, including the issuance of shares of our Class B Common Stock to the Original Original iPic Equity Owners, the entering into of an amended and restated limited liability company agreement of iPic-Gold Class, and the entering into of the Registration Rights Agreement. These transactions are described in “The Transactions.”

Registration Rights Agreement

In connection with this Offering, the Company will enter into a Registration Rights Agreement with the Original iPic Equity Owners pursuant to which the Original iPic Equity Owners will have specified rights to require the Company to register all or any portion of their shares under the Securities Act. See “Description of Securities – Registration Rights.”

Indemnification Agreements

Our Amended and Restated Bylaws, as will be in effect prior to the closing of this Offering, provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in our Amended and Restated Bylaws. In addition, our Amended and Restated Certificate of Incorporation, as will be in effect prior to the closing of this Offering, will provide that our directors will not be liable for monetary damages for breach of fiduciary duty.

Prior to the closing of this Offering, we will enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.

Policies and Procedures for Related Person Transactions

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Prior to the closing of this Offering, our board of directors will adopt a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock that is listed on NASDAQ. Under the new policy:

●	any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and
●	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

●	management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Code.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock, after the consummation of the Transactions, including this Offering, for: (1) each holder of more than 5% of our Common Stock; (2) each of our directors and director nominees; (3) each Named Executive Officer; and (4) all of our current directors and executive officers as a group.

As described in “The Transactions” and “Certain Relationships and Related Party Transactions,” each Original iPic Equity Owner will be entitled to have their LLC Interests redeemed for Class A common stock on a one-for-one basis, or, at the option of iPic, cash equal to the market value of the applicable number of our shares of Class A common stock. In addition, at iPic’s election, iPic may effect a direct exchange of such Class A common stock or such cash for such LLC Interests. In connection with this Offering, we will issue to each Original iPic Equity Owner for nominal consideration one share of Class B common stock for each LLC Interest it owns. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Interests each such Original iPic Equity Owner will own immediately after this Offering. See “The Transactions.”

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within 60 days of         . For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of          are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o iPic Entertainment Inc., 433 Plaza Real, Suite 335, Boca Raton, FL 33432.

	Shares Beneficially Owned Prior to this Offering					Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Shares of Class A Common Stock	% of Class A Common Stock Outstanding	Shares of Class B Common Stock	% of Class B Common Stock Outstanding	% of Combined Voting Power	Shares of Class A Common Stock	Shares of Class B Common Stock	% of Combined Voting Power

Beneficial Owners of More than 5% of our Common Stock
Village Roadshow Attractions
Teachers Retirement System of Alabama
Employee Retirement System of Alabama
Regal/Atom Holdings

Named Executive Officers, Directors and Director Nominees
Hamid Hashemi
Paul Safran
Clark Woods
Robert Kirby
George M. Philip
Dana Messina
Executive Officers and Directors as a Group ( Persons)

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the closing of this Offering. We expect to adopt an Amended and Restated Certificate of Incorporation and an Amended and Restated Bylaws in connection with this Offering, and this description summarizes the provisions that are expected to be included in such documents. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in “Description of Securities,” you should refer to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are or will be included as exhibits to the Offering Statement relating to this Offering Circular, and to the applicable provisions of Delaware law.

Our current authorized capital stock consists of 100 shares of Common Stock, par value $0.01 per share. As of the consummation of this Offering, our authorized capital stock will consist of          shares of Class A common stock, par value $0.0001 per share,          shares of Class B common stock, par value $0.0001 per share, and          shares of blank check preferred stock.

Common Stock

Upon consummation of this Offering, there will be          shares of our Class A common stock issued and outstanding and          shares of our Class B common stock issued and outstanding.

Class A Common Stock

Voting Rights

Holders of our Class A common stock will be entitled to cast one vote per share. Holders of our Class A common stock will not be entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the Amended and Restated Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of Class A common stock will be entitled to a pro rata distribution of any assets available for distribution to common stockholders.

Other Matters

No shares of Class A common stock will be subject to redemption or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class A common stock. Upon consummation of this Offering, all the outstanding shares of Class A common stock will be validly issued, fully paid and non-assessable.

Class B Common Stock

Issuance of Class B common stock with LLC Interests

Shares of Class B common stock will only be issued in the future to the extent necessary to maintain a one-to-one ratio between the number of LLC Interests held by Original iPic Equity Owners and the number of shares of Class B common stock issued to Original iPic Equity Owners. Shares of Class B common stock are transferable only together with an equal number of LLC Interests. Shares of Class B common stock will be cancelled on a one-for-one basis if we, at the election of a Original iPic Equity Owner, redeem or exchange LLC Interests of such Original iPic Equity Owners pursuant to the terms of the iPic-Gold Class LLC Agreement.

Voting Rights

Holders of Class B common stock will be entitled to cast one vote per share, with the number of shares of Class B common stock held by each Original iPic Equity Owner being equivalent to the number of LLC Interests held by such Original iPic Equity Owner. Holders of our Class B common stock will not be entitled to cumulate their votes in the election of directors.

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the Amended and Restated Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of our Class B common stock will not participate in any dividend declared by the board of directors.

Liquidation Rights

On our liquidation, dissolution or winding up, holders of Class B common stock will not be entitled to receive any distribution of our assets.

Transfers

Pursuant to our Amended and Restated Certificate of Incorporation and the iPic-Gold Class LLC Agreement, each holder of Class B common stock agrees that:

●	the holder will not transfer any shares of Class B common stock to any person unless the holder transfers an equal number of LLC Interests to the same person; and
●	in the event the holder transfers any LLC Interests to any person, the holder will transfer an equal number of shares of Class B common stock to the same person.

Other Matters

No shares of Class B common stock will be subject to redemption rights or have preemptive rights to purchase additional shares of Class B common stock. Holders of shares of our Class B common stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B common stock. Upon consummation of this Offering, all outstanding shares of Class B common stock will be validly issued, fully paid and non-assessable.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to          shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There will be no shares of preferred stock outstanding immediately after this Offering.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Exclusive Venue

Our Amended and Restated Certificate of Incorporation, as it will be in effect upon the closing of this Offering, will require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, as they will be in effect upon completion of this Offering, also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Appointment and Removal of Directors

Our Amended and Restated Certificate of Incorporation and our Bylaws will provide that the number of directors constituting our Board of Directors is set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions restricting the filling of vacancies will prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. In addition, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws will provide that a member of our Board of Directors may be removed from office by our stockholders only for cause and, in addition to any other vote required by law, upon the approval of not less than 75% of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Amended and Restated Certificate of Incorporation will provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our Amended and Restated Certificate of Incorporation will provide that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our Amended and Restated Bylaws will prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our Amended and Restated Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Amended and Restated Certificate of Incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation will provide that stockholder action by written consent will be permitted only if the action to be effected by such written consent and the taking of such action by such written consent have been previously approved by the board of directors.

Amendment of Amended and Restated Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Upon completion of this Offering, our Amended and Restated Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66-2/3% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 66-2/3% of the votes which all our stockholders would be entitled to cast in any election of directors will be required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate described above.

The foregoing provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Registration Rights

We intend to enter into a Registration Rights Agreement with the Original iPic Equity Owners in connection with this Offering. The Registration Rights Agreement will provide the Original iPic Equity Owners certain registration rights whereby, at any time following our initial public offering and the expiration of any related lock-up period, the Original iPic Equity Owners can require us to register under the Securities Act shares of Class A common stock issuable to them, at our election, upon redemption or exchange of their LLC Interests. The Registration Rights Agreement will also provide for piggyback registration rights for the Original iPic Equity Owners.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock will be         .

Exchange Listing

We will apply to NASDAQ to list shares of our Class A Common Stock under the symbol “IPIC.”

DESCRIPTION OF INDEBTEDNESS

We summarize below the principal terms of the agreements that govern our material indebtedness. The following summary does not include intercompany obligations. We refer you to the exhibits to the Offering Statement of which this Offering Circular forms a part for copies of the agreements governing the indebtedness described below.

Long-Term Debt

Non-Revolving Credit Facility

We are a borrower under a non-revolving credit facility (the “RSA Facility”), secured by a first mortgage lien and first priority security interest in all of our assets, with The Teachers’ Retirement System of Alabama (the “TRSA”) and The Employees’ Retirement System of Alabama (the “ERSA”) (the TRSA and the ERSA are known collectively as the “RSA”), as lenders. Pursuant to the Amended and Restated Master Loan and Security Agreement, entered into on September 30, 2010 and as amended from time to time, the lenders under the RSA Facility have (i) committed to lend to us, for a ten-year period commencing September 30, 2010, subject to the satisfaction or waiver of the conditions set forth therein, funds in an aggregate amount up to $225,828,169, which funds may be borrowed in three tranches (hereinafter, “Tranche 1,” “Tranche 2” and “Tranche 3”). As of June 30, 2017, the Tranche 1 and Tranche 2 commitment amounts of $15,828,169 and $24,000,000, respectively, were fully borrowed against, and $96,880,022 of the Tranche 3 commitment amount of $186,000,000 was borrowed against. We are not obligated to repay the outstanding principal on all three tranches until September 29, 2020, subject to mandatory prepayments to the RSA, as lenders, and mandatory payments to the members under the iPic-Gold Class LLC Agreement in years of excess cash flows, as determined in accordance with the terms of the RSA Facility. As of June 30, 2017, we did not have any such excess cash flows.

The Tranche 1 and Tranche 2 borrowings initially bore interest at a rate per annum equal to 5.00%, with annual increases of 50 basis points, subject to a cap of 8.00% per annum. We recognize interest expense on the Tranche 1 and Tranche 2 borrowings using the effective interest method, which results in an effective interest rate of approximately 6.95% per annum over the life of the debt. The Tranche 3 borrowings bear interest at a fixed rate of 10.50% per annum. During the six months ended June 30, 2017, we incurred approximately $6.5 million of net interest expense with respect to the RSA Facility. We owed $0.3 million of accrued interest as of June 30, 2017.

We are required under the RSA Facility to match 20% of the amount requested, either through excess cash flows or contributions from iPic Holdings, LLC and Village Roadshow Attractions USA Inc., to draw on the facility. The remaining availability under the RSA Facility requires us to achieve certain operating targets before we may borrow.

The RSA Facility contains a number of covenants that, among other things, restrict our ability, subject to specified exceptions, to incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations or similar transactions, dispose of our assets other than in the ordinary course of business, make investments, loans, advances and acquisitions and enter into transactions with affiliates. In addition, the RSA Facility contains various events of default, including, subject to specific exceptions, failure to make payments of interest or principal when and as due, the voluntary filing of a petition in bankruptcy by us, any of our subsidiaries or any of our members, and a material adverse change in our financial condition or prospects, among others. As of June 30, 2017, no known events of default have occurred under the RSA Facility.

Short-Term Debt

We periodically enter into short-term financing arrangements to finance the costs of our property and casualty insurance premiums. The loans are due in equal monthly installments of principal and interest, generally paid over a period of less than one year. Interest accrues on the unpaid principal at 3.63% per annum. As of June 30, 2017, our obligation under premium financing arrangements was $495,475. During the six months ended June 30, 2017, we incurred approximately $36,000 of net interest expense with respect to these short-term financing arrangements.

Notes Payable to Related Parties

On April 21, 2017, we issued a subordinated note (the “Regal Note”) to Regal/Atom Holdings, LLC (“Regal”) in an aggregate principal amount of $3,375,254 The note bears interest on the unpaid principal amount at a rate per annum equal to 5.00%. Payments of outstanding principal and interest on the Regal Note are required to be paid to Regal only to the extent that Regal is due a distribution under the iPic-Gold Class LLC Agreement. There is no stated maturity of the Regal Note. As of June 30, 2017, this note remains unpaid. During the six months ended June 30, 2017, we incurred approximately $33,752 of net interest expense with respect to the Regal Note. Upon completion of the Transactions, the existing note will be regarded as a capital contribution by the current member. The capital contribution will not modify the existing ownership percentage of the member in iPic-Gold Class. No new shares will be issued for the capital contribution.

During the period from June 2015 to June 2016, we issued subordinated notes (the “VR iPic Notes”) to VR iPic Finance LLC (“VR iPic”) in an aggregate principal amount of $16,124,947. The notes bear interest on the unpaid principal amount at a rate per annum equal to 5.00%. Payments of outstanding principal and interest on the VR iPic Notes are required to be paid to VR iPic only to the extent that each of iPic Holdings, LLC and Village Roadshow Attractions USA Inc. are due a distribution under the iPic-Gold Class LLC Agreement. There is no stated maturity of the VR iPic Notes. As of June 30, 2017, this amount remains unpaid. During the six months ended June 30, 2017, we incurred approximately $399,810 of net interest expense with respect to the VR iPic Notes. Upon completion of the Transactions, the existing note will be regarded as a capital contribution by the current member. The capital contribution will not modify the existing ownership percentage of the member in iPic-Gold Class. No new shares will be issued for the capital contribution.

Between February 2014 and June 2017 we issued subordinated notes (the “VR iPic Notes II”) to VR iPic in an aggregate principal amount of $14,736,903. The notes bear interest on the unpaid principal amount at a rate per annum equal to 5.00%, with interest payable monthly. The VR iPic Notes II have no stated maturity and are due on demand, but the lender has represented that it will not demand repayment prior to January 1, 2018. As of June 30, 2017, this note remains unpaid. During the six months ended June 30, 2017, we incurred approximately $371,646 of net interest expense with respect to the VR iPic Notes II. Upon completion of the Transactions, the existing note will be regarded as a capital contribution by the current member. The capital contribution will not modify the existing ownership percentage of the member in iPic-Gold Class. No new shares will be issued for the capital contribution.

Between June and September 2016 we issued subordinated notes (the “VR Notes”) to Village Roadshow Attractions USA Inc. (“Village Roadshow”) in an aggregate principal amount of $15.0 million. The notes bear interest on the unpaid principal amount at a rate per annum equal to 10.50%, subject to minimum guaranteed interest of $3.0 million over the life of the notes. Payments of outstanding principal and interest on the VR Notes are required to be paid to Village Roadshow only to the extent that Village Roadshow is due a distribution under the iPic-Gold Class LLC Agreement. There is no stated maturity of the VR Notes. As of June 30, 2017, this note remains unpaid. During the six months ended June 30, 2017, we incurred approximately $781,027 of net interest expense with respect to the VR Notes. We owed $1,467,963 of accrued interest as of June 30, 2017. Upon completion of the Transactions, the existing note will be transferred to the RSA and the outstanding amount of principle and interest will be settled with Village Roadshow.

On May 31, 2016, we issued a subordinated note (the “VR Note II”) to Village Roadshow in an aggregate principal amount of $1,071,429. The note bears interest on the unpaid principal amount at a rate per annum equal to 5.00%. Payments of outstanding principal and interest on the VR Note II are required to be paid to Village Roadshow only to the extent that Village Roadshow is due a distribution under the iPic-Gold Class LLC Agreement. There is no stated maturity of the VR Note II. As of June 30, 2017, this note remains unpaid. During the six months ended June 30, 2017, we incurred approximately $26,565 of net interest expense with respect to the VR Note II. We owed $58,121 of accrued interest as of June 30, 2017. Upon completion of the Transactions, the existing note will be regarded as a capital contribution by the current member. The capital contribution will not modify the existing ownership percentage of the member in iPic-Gold Class. No new shares will be issued for the capital contribution.

On May 31, 2016, we issued a subordinated note (the “iPic Holding Note”) to iPic Holdings, LLC in an aggregate principal amount of $547,065. The note bears interest on the unpaid principal amount at a rate per annum equal to 5.00%. Payments of outstanding principal and interest on the iPic Holding Note are required to be paid to iPic Holdings, LLC only to the extent that iPic Holdings, LLC is due a distribution under the iPic-Gold Class LLC Agreement. There is no stated maturity of the iPic Holding Note. As of June 30, 2017, this note remains unpaid. During the six months ended June 30, 2017, we incurred approximately $13,564 of net interest expense with respect to the iPic Holding Note. We owed $29,676 of accrued interest as of June 30, 2017. Upon completion of the Transactions, the existing note will be regarded as a capital contribution by the current member. The capital contribution will not modify the existing ownership percentage of the member in iPic-Gold Class. No new shares will be issued for the capital contribution.

Each of the six notes described above is subordinate in the right of payment to any indebtedness outstanding under the RSA Facility. In addition, in the case of each note with no stated maturity or demand provision, we have determined that liquidation prior to January 1, 2018 is remote. As such, these notes have been classified as noncurrent liabilities on our balance sheet.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there has not been a public market for shares of our Class A Common Stock. Future sales of substantial amounts of shares of our Class A Common Stock, including shares issued upon the exercise of outstanding options and warrants, in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Common Stock to fall or impair our ability to raise equity capital in the future.

After this Offering, we will have outstanding          shares of our Class A Common Stock, based on the number of shares outstanding as of         . This also includes 1,350,000 shares that we are selling in this Offering, which shares may be resold in the public market immediately following this Offering, and assumes no additional exercise of outstanding options and warrants.

The          shares of Class A Common Stock that were not offered and sold in this Offering as well as shares issuable upon the exercise of outstanding warrants will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or
●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

Lock-Up Agreements

We and our officers, directors, and more than 5% stockholders have agreed, or will agree, with the Selling Agent, subject to certain exceptions, that, without the prior written consent of the Selling Agent, we and they will not, directly or indirectly, during the period ending           days after the date of the Offering Circular.

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or
●	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Registration Rights

Upon the closing of this Offering, the holders of          shares of our Common Stock issued or issuable (as calculated as of         ) will be entitled to specified rights with respect to the registration of the offer and sale of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement. See “Description of Securities – Registration Rights” for additional information.

Registration Statement on Form S-8

As of         , options to purchase a total of          shares of Common Stock pursuant to our 2017 Equity Incentive Plan were outstanding, of which options to purchase no shares were exercisable. We intend to file a registration statement on Form S-8 under the Securities Act as promptly as possible after the closing of this Offering to register shares that may be issued pursuant to our 2017 Equity Incentive Plan. The registration statement on Form S-8 is expected to become effective immediately upon filing, and shares covered by the registration statement will then become eligible for sale in the public market, subject to the Rule 144 limitations applicable to affiliates, vesting restrictions and any applicable lock-up agreements and market standoff agreements. For a description of our equity incentive plans, see “Executive Compensation—Employee Benefits Plans.”

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock that is being issued pursuant to this Offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our Class A common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our Class A common stock.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this Offering Circular. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our Class A common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our Class A common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our Class A common stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
●	an entity or arrangement treated as a partnership;
●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our Class A common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our Class A common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;
●	a Non-U.S. Holder holding our Class A common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
●	a Non-U.S. Holder that holds or receives our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or
●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding Class A common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that holds our Class A common stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our Class A common stock.

Distributions on Our Class A Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to pay any cash dividends on our Class A common stock. If we make distributions of cash or property (other than certain pro rata distributions of our Class A common stock) with respect to our Class A common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Class A common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its Class A common stock. Any remaining excess will be treated as gain from a disposition of our Class A common stock subject to the tax treatment described below in “Dispositions of Our Class A common stock”.

Distributions on our Class A common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our Class A common stock.

Distributions on our Class A common stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our Class A common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.

Dispositions of Our Class A Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sales or other dispositions of our Class A common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;
●	the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our Class A common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our Class A common stock at all times during the applicable period, provided that our Class A common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.

Federal Estate Tax

Our Class A common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 28%) will not apply to payments of dividends on our Class A common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our Class A common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from sales or other dispositions of our Class A common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our Class A common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our Class A common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our Class A common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our Class A common stock) and (ii) the gross proceeds from the sale or other disposition after December 31, 2018 of property that produces U.S.-source dividends (including sales or other dispositions of our Class A common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its Class A common stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

PLAN OF DISTRIBUTION

Engagement Agreement with TriPoint

We anticipate entering into a selling agency agreement with TriPoint Global Equities, LLC, the lead Selling Agent (the “Selling Agent” or “TriPoint”), upon qualification.

Compensation for Advisory Services. As part of the selling agency agreement, TriPoint agreed to provide us with advice with regard to (i) our business, (ii) entering the U.S. capital markets, (iii) the contemplated marketing and development of the Company as a public company and (iv) our ongoing compliance obligations as a public company. As compensation for these advisory services, we agreed to pay TriPoint $10,000 per month commencing upon the Company’s stock becoming publicly traded and continuing for a period of 2 months thereafter. The Company also agreed to pay a non-accountable $20,000 due diligence fee upon signing the selling agency agreement with an additional $10,000 due at closing.

Offering Expenses. We are responsible for all Offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by the Financial Industry Regulatory Authority (“FINRA”); (iv) all of the legal fees related to FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses. We have agreed to reimburse TriPoint for its reasonable and documented legal costs (the Company must pre-approve any expenses in excess of $1,000) up to a maximum of $75,000.

Reimbursable Expenses in the Event of Termination. In the event the Offering does not close or the selling agency agreement is terminated for any reason, we have agreed to reimburse TriPoint for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Selling Agent’s legal fees, up to $15,000.

Selling Agent’s Commission. We have agreed that the definitive selling agency agreement will provide for us to pay a commission of 7.25% of the gross proceeds received by the Company in the Offering, which shall be allocated by the Selling Agent to members of the selling group and soliciting dealers in its sole discretion provided however, that the commission shall be reduced to 2% for any proceeds received from sales/orders placed through TriPoint’s affiliated online platform known as BANQ by investors the Company directly introduces to the Selling Agent and who purchase in excess of $500,000.

TriPoint’s Warrants. Upon each closing of this Offering, we have agreed to issue certain warrants to TriPoint (the “Selling Agent’s Warrants”) to purchase a number of shares of the Common Stock equal to 5.0% of the total shares of the Common Stock sold in such closing. The Selling Agent’s Warrants are exercisable commencing six months after the date of the applicable closing, and will be exercisable for three years after such date. The Selling Agent’s Warrants are not redeemable by us. The exercise price for the Selling Agent’s Warrants will be the amount that is 10% greater than the public offering price.

The Selling Agent’s Warrants and the Common Stock underlying the Selling Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. to TriPoint, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Selling Agent’s Warrants or the Common Stock underlying the Selling Agent’s Warrants, nor will to TriPoint or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Selling Agent’s Warrants or the underlying shares for a period of 180 days from the applicable closing, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to the Selling Agent or selected dealers participating in the Offering and their officers or partners if the Selling Agent’s Warrants or the underlying shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Selling Agent’s Warrants will provide for adjustment in the number and price of the Selling Agent’s Warrants and the shares underlying such Selling Agent’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

Lock-Up Agreements

We and our officers, directors, and more than 5% holders of our Common Stock as of the qualification of the Offering Statement and investors in our recent private placement have agreed, or will agree, with the Selling Agent, subject to certain exceptions, that, without the prior written consent of the Selling Agent, we and they will not, directly or indirectly, during the period ending           days after the date of the final closing of the Offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options. In the case of our officers, directors and other holders of our securities, the restrictions described in the preceding paragraph do not apply to:

●	exercise of stock options or other securities convertible into common stock issued pursuant to a stock option or similar plan, as long as the officer, director or other holder of our securities does not then sell the common stock he, she or it receives upon such exercise;
●	transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of our common stock or other securities acquired in such open market transactions;
●	transfers of shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock (i) to the spouse, domestic partner, parent, child or grandchild of the security holder or to any trust (or similar entity) formed for the benefit of such person, (ii) by bona fide gift, will or intestacy, (iii) to equity holders, limited partners or affiliates of a security holder or (iv) to a trustor or beneficiary of a trust, provided that in the case of any such transfer or distribution, the transferee, donee or distributee must sign and deliver a lock-up letter substantially in the form of the lock-up letter signed by the holders of our outstanding stock and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the -day restricted period;
●	dispositions of shares of our common stock or any securities convertible into our common stock to us in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes and exercise price due with respect to stock options or warrants or the vesting of restricted securities, insofar as such stock options, warrants or restricted securities are outstanding on the date of this Offering Circular and provided that no public reports or filings reporting the transaction shall be required or shall be voluntarily made in respect of the disposition;
●	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of our common stock, provided that such plan does not provide for the transfer of our common stock during the restricted period;
●	transfers of shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock occurring by operation of law, provided such shares or security remain subject to the restrictions described in the preceding paragraph; and
●	transfers of shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock pursuant to a qualifying bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock.

Exchange Listing

We intend to apply to NASDAQ to list shares of our Class A Common Stock under the symbol “IPIC.” In order to meet one of the requirements for listing our Common Stock on NASDAQ, the Selling Agent intends to sell lots of 100 or more shares to a minimum of 400 beneficial holders. Our Common Stock will not commence trading on NASDAQ until each of the following conditions are met: (i) the Offering is terminated; and (ii) we have filed a post-qualification amendment to the Offering Statement, which such post-qualification amendment is qualified by the SEC; and (iii) we have filed a registration statement on Form 8-A, which Form 8-A has been declared effective by the SEC. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the Offering and commencing the trading of our Class A Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Class A Common Stock and the commencement of exchange trading of our Common Stock on NASDAQ.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Shares. The initial public offering price will be determined by negotiation between us and the Selling Agent. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available to the Selling Agent;
●	our history and prospects and the history of and prospects for the industry in which we compete;
●	our past and present financial performance;
●	our prospects for future earnings and the present state of our development;
●	an assessment of our management;
●	the general condition of the securities markets at the time of this Offering;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
●	other factors deemed relevant by the Selling Agent and us.

Indemnification and Control

We have agreed to indemnify the Selling Agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Selling Agent and their affiliates and controlling persons may be required to make in respect of these liabilities.

The Selling Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Selling Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Selling Agent

In the ordinary course of their various business activities, the Selling Agent and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The Selling Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there would be no limits on how many shares an investor may purchase if the Offering results in a listing of our Common Stock on NASDAQ or other national securities exchange. However, our Common Stock will not be listed on NASDAQ upon the initial qualification of this Offering by the SEC. Therefore, for individuals who are not accredited investors, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under – “Procedures for Subscribing – How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the Offering. The only investors in this Offering exempt from this limitation are “accredited investors” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under “How to calculate your net worth”);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;
(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;
(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;
(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate on the Termination Date.

Procedures for Subscribing

U.S. investors may participate in this Offering by opening an account with BANQ, an online brokerage division of TriPoint Global Equities, LLC, the Selling Agent. The BANQ website may be found at Banq.co. BANQ is open to qualified U.S. investors and accepts individual, joint, corporate or IRA accounts. The application process takes approximately 5 minutes and there are no account minimums. Deposits to BANQ can be made via wire transfer or ACH deposit or by mailing in a check. Deposits usually post to an account within 3-5 days. BANQ® is a division of TriPoint, a member of FINRA and the Securities Investor Protection Corporation (“SIPC”), which protects the securities of its members’ customers up to $500,000 (including $250,000 for claims for cash). TriPoint and BANQ do not charge a fee for opening an account or for depositing shares purchased in the Offering into such account.

Investors investing through BANQ will be required to open their accounts and deposit funds into their respective BANQ accounts after the qualification of the Offering Statement relating to this Offering but prior to the applicable closing of the Offering. No investor funds may be used to purchase securities to be issued in this Offering until the Offering Statement relating to this Offering and filed by the Company with the SEC has been qualified by the SEC. After an account is opened but no later than 48 hours prior to the applicable closing of the Offering, the investor will be required to deposit funds into the account sufficient to purchase the amount of securities that the investor intends to purchase in the Offering. Such funds will not be held in an escrow account or otherwise segregated as part of the Offering process.

During the marketing period for the Offering, the investor will provide an indication of interest as to the amount of securities the investor intends to purchase, however firm indications of interest can only be made after the Offering Statement has been qualified. Forty-eight (48) hours prior to the close of the Offering, each investor that has money deposited with BANQ for this Offering will be notified by BANQ via e-mail and notification to the secure messages section of the website for the BANQ online brokerage account that the indication of the amount of securities such investor wishes to purchase, or such lesser amount as may be determined by the Company and the Selling Agentn their dicretion, is confirmed and will be finalized on closing. Indications will not be finalized without sufficient funds in the investor’s BANQ online brokerage account or if the investor elects to cancel such indication.

Upon the applicable closing, the funds required to purchase that amount of securities will be removed from such investor’s account and transferred to the account of the Company, and the amount of securities purchased will be deposited into such investor’s account. The investor may cancel such investor’s desired investment within the required time and no funds will be withdrawn, no securities will be provided and the investor’s indication will not be confirmed. In addition, if the Offering does not close, no funds will be withdrawn, no securities will be provided, the investor’s indication will not be confirmed and the funds in the investor’s BANQ account will remain available for withdrawal, in accordance with the investor’s account agreement with BANQ.

Below is a summary of the specific steps involved in the “indication of interest” process:

Step 1. Upon initial qualification of the Offering by the SEC, investors may place an indication of interest for the amount of securities the investor intends to purchase.

Step 2. Investors must fund their BANQ online brokerage account or Wilmington Trust Escrow Account with sufficient funds to purchase shares if their indication is confirmed and the allocation is approved by the Company and the Selling Agent. Indications of interest will not be finalized without sufficient funds in an investor’s BANQ online brokerage account or the Wilmington Trust Escrow Account.

Step 3. Approximately forty-eight (48) hours prior to closing of the Offering, each investor that has money deposited with BANQ or the Wilmington Trust Escrow Account for this Offering will be notified by BANQ via e-mail (and notification to the secure messages section of the BANQ website for BANQ customers) that the indication of the amount of securities such investor wishes to purchase is confirmed and will be finalized on closing. The investor may cancel such investor’s desired investment within the required timeframe, in which case no funds will be withdrawn, no securities will be provided and the investor’s indication will not be confirmed.

Step 4. Upon closing, investor funds will be debited from their BANQ online brokerage account or the Wilmington Trust Escrow Account, and shares will delivered in the amount of the allocation granted. If this Offering fails to close, no funds will be withdrawn, no securities will be provided, the investor’s indication will not be confirmed, and the funds in the investor’s BANQ account will remain available for withdrawal in accordance with the investor’s account agreement with BANQ, or for non-BANQ customers funds in the Wilmington Trust Escrow Account will be promptly returned to the investor.

Escrow Account: The Company intends to complete one closing of this Offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to the Company in its sole discretion at any time, and without regard to meeting any particular contingency.

Funds deposited in an account with BANQ will be held with Foliofn Investments, Inc. (“Folio”), which is the clearing agent for Tripoint and BANQ. The funds will be included in Folio’s “Cash Sweep” program, which utilizes FDIC-insured accounts to sweep Folio’s customers’ free credit balances in excess of any maintained as free credit balances, from the Folio customers’ securities accounts to FDIC-insured bank accounts. Upon our decision to conduct a closing, which may be made in our sole discretion at any time, investor funds held with Folio will be released to us.

U.S. investors who participate in this Offering other than through BANQ, including through selected dealers who do not maintain clearing agreements, will be required to deposit their funds in an escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Selling Agent, and then used to complete securities purchases, or returned if this Offering fails to close.

Selected Dealers with clearing agreements shall provide the Selling Agent with executed indications and delivery sheets from their customers and shall settle the transaction with the Selling Agent thru DTC on closing. In the event that the Company does not qualify or list on NASDAQ, Selected Dealers who are unable to participate in an over the counter security may withdraw their subscriptions prior to closing.

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Selling Agent, and then used to complete securities purchases, or returned if this Offering fails to close.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement (forms of which are attached to the Offering Statement as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the escrow account or remain in your BANQ account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Hunter Taubman Fischer & Li LLC, New York, New York is acting as counsel to the Selling Agent.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of                            , an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of                             as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

FINANCIAL STATEMENTS

F-1

iPic Entertainment Inc.

Balance Sheet

October 18, 2017

October 18, 2017

Assets	$—

Commitments and Contingencies

Stockholder’s Equity
Common Stock, par value $0.01 per share, 100 shares authorized, 100 shares issued and outstanding	—
Total Stockholder’s Equity	$—

F-2

iPic Entertainment Inc.

Notes to Balance Sheet

October 18, 2017

1.	ORGANIZATION

iPic Entertainment Inc. (the “Corporation”) was formed as a Delaware corporation on October 18, 2017. The Corporation was formed for the purpose of completing a public offering and related transactions in order to carry on the business of iPic-Gold Class Entertainment, LLC. The Corporation will be the sole managing member of iPic-Gold Class Entertainment, LLC and will operate and control all of the businesses and affairs of iPic-Gold Class Entertainment, LLC and, through iPic-Gold Class Entertainment, LLC and its subsidiaries, continue to conduct the business now conducted by these subsidiaries.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The Balance Sheets are presented in accordance with accounting principles generally accepted in the United States of America. Separate statements of operations, comprehensive income, changes in stockholder’s equity, and cash flows have not been presented in the financial statements because there have been no activities in this entity.

3.	STOCKHOLDER’S EQUITY

The Corporation is authorized to issue 100 shares of Common Stock, par value $0.01 per share, 100 shares of which have been issued or are outstanding.

F-3

iPic-Gold Class Entertainment, LLC

Consolidated Balance Sheets

December 31,	2016	2015
Assets
Cash and cash equivalents	$4,653,481	$8,181,849
Accounts receivable	4,080,789	2,556,394
Inventories	1,227,030	1,097,205
Prepaid expenses	2,816,183	2,278,252

Total current assets	12,777,483	14,113,700

Property and equipment, net	164,439,145	127,138,346
Deposits	231,611	169,011

Total assets	$177,448,239	$141,421,057

Liabilities and Members’ Deficit
Accounts payable	$11,796,500	$7,487,061
Accrued expenses	2,600,741	1,412,412
Accrued interest	955,453	4,210,931
Accrued payroll	3,609,277	3,969,294
Accrued insurance	1,326,599	982,843
Taxes payable	2,435,380	2,044,136
Deferred revenue	7,234,129	7,998,738
Current notes payable – related party	14,945,000	13,829,722
Total current liabilities	44,903,079	41,935,137

Long-term debt – related party	127,712,556	96,862,686
Notes payable to related parties	32,743,441	15,000,000
Deferred rent	50,336,267	26,193,152
Accrued construction liability	12,770,643	19,592,334
Accrued interest – long-term	2,903,419	1,535,788

Total liabilities	271,369,405	201,119,097

Commitments and Contingencies – Note 5

Members’ Deficit
Members’ contributions	24,369,164	24,369,164
Accumulated deficit	(118,290,330)	(84,067,204)

Total members’ deficit	(93,921,166)	(59,698,040)
Total liabilities and members’ deficit	$177,448,239	$141,421,057

See accompanying notes to consolidated financial statements.

F-4

iPic-Gold Class Entertainment, LLC

Consolidated Statements of Operations

For the years ended December 31,	2016	2015

Revenues
Food and beverage	$64,362,624	$53,025,145
Theater	57,459,010	45,866,158
Other	2,994,063	997,197
Total revenues	124,815,697	99,888,500

Operating expenses
Cost of food and beverage	17,376,509	14,614,436
Cost of theater	22,108,200	18,709,498
Operating payroll and benefits	32,141,337	25,918,215
Occupancy expenses	17,104,225	13,072,859
Other operating expenses	24,780,648	16,183,293
General and administrative expenses	14,220,451	12,471,009
Depreciation and amortization expense	16,019,403	11,819,270
Pre-opening expenses	4,394,515	3,666,337
Loss on disposal of equipment	88,462	210,514

Operating expenses	148,233,750	116,665,431

Operating loss	(23,418,053)	(16,776,931)

Other income (expense)
Interest income (expense), net	(10,718,272)	(7,890,920)
Total other income (expense)	(10,718,272)	(7,890,920)

Net loss before income tax expense	(34,136,325)	(24,667,851)

Income tax expense	86,801	60,983
Net loss	$(34,223,126)	$(24,728,834)

Net loss per unit
Basic	(3.66)	(3.66)

Diluted	(3.66)	(3.66)

Basic	9,338,111	9,338,111

Diluted	9,338,111	9,338,111

Unaudited proforma tax

Net loss before income tax expense	(35,748,948)

Income tax expense	86,801

Net loss	$(34,223,126)

Net loss attributable to noncontrolling interest	31,571,295

Net loss attributable to iPic Entertainment, Inc.	$(4,264,454)

Unaudited Proforma earnings per share
Net loss per unit

Basic	(3.16)

Diluted	(3.16)

Basic	1,350,000

Diluted	11,350,000

See accompanying notes to consolidated financial statements.

F-5

iPic-Gold Class Entertainment, LLC

Consolidated Statements of Changes In Members’ Deficit

	Members’ Contributions	Accumulated Deficit	Total Members’ Deficit
Members’ deficit - January 1, 2015	$24,927,757	$(59,338,370)	$(34,410,613)

Members’ contributions	13,771,129	-	13,771,129

Conversion of members’ contributions to debt	(14,329,722)	-	(14,329,722)

Net loss	-	(24,728,834)	(24,728,834)

Members’ deficit - December 31, 2015	24,369,164	(84,067,204)	(59,698,040)

Net loss	-	(34,223,126)	(34,223,126)

Members’ deficit - December 31, 2016	$24,369,164	$(118,290,330)	$(93,921,166)

See accompanying notes to consolidated financial statements.

F-6

iPic-Gold Class Entertainment, LLC

Consolidated Statements of Cash Flow

For the years ended December 31,	2016	2015
Cash flows from operating activities:
Net loss	$(34,223,126)	$(24,728,834)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,019,403	11,819,270
Loss on disposal of property and equipment	88,462	210,514
Deferred rent liability	24,143,115	7,968,722
Deferred interest liability	(205,411)	(6,271)
Net changes in operating assets and liabilities:
Accounts receivable	(1,524,395)	(951,294)
Inventory	(129,825)	(57,760)
Prepaid expenses	1,663,164	512,325
Deposits	(62,600)	(11,279)
Accounts payable	3,562,557	2,313,654
Accrued expenses	(2,047,552)	2,175,758
Deferred revenue	(764,609)	1,896,103

Net cash provided by operating activities	6,519,183	1,140,908

Cash flows from investing activities:
Purchases of property and equipment	(57,898,801)	(33,686,384)

Net cash used in investing activities	(57,898,801)	(33,686,384)

Cash flows from financing activities:
Members’ contributions	-	13,771,129
Repayment of notes payable to related parties	(55,000)	-
Repayment of short-term borrowings	(1,857,339)	(880,981)
Borrowings on notes payable to related parties	18,913,719	-
Borrowings on long-term debt - related party	30,849,870	19,674,941

Net cash provided by financing activities	47,851,250	32,565,089

Net increase (decrease) in cash and cash equivalents	(3,528,368)	19,613
Cash and cash equivalents at the beginning of year	8,181,849	8,162,236

Cash and cash equivalents at the end of year	$4,653,481	$8,181,849

See accompanying notes to consolidated financial statements.

F-7

iPic-Gold Class Entertainment, LLC

Consolidated Statements of Cash Flow

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$11,021,519	$7,949,061

Cash paid for income taxes	$60,983	$58,593
Supplemental disclosures of non-cash flow activity:
Property and equipment financed through other current liabilities	$3,486,191	$3,165,563

Construction of leased property and equipment financed by lessor	$10,031,336	$13,782,888

Members’ contributions converted to debt	$-	$14,329,722

Insurance premiums financed through short term borrowings	$2,201,095	$1,200,629

See accompanying notes to consolidated financial statements.

F-8

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of iPic-Gold Class Entertainment, LLC (“iPic”) and its wholly-owned subsidiaries (collectively, the “Company”). Intercompany balances and transactions have been eliminated in consolidation.

iPic is a Delaware limited liability company that was formed on September 22, 2010. iPic manages movie theaters and restaurants across the United States.

The members of iPic are iPic Holdings, LLC; Village Roadshow Attractions USA Inc.; the Teachers’ Retirement System of Alabama (“TRSA”) and the Employees’ Retirement System of Alabama (“ERSA”) (TRSA and ERSA are known collectively as the “RSA”). See Note 4 for further details on the ownership of iPic.

iPic was formed to acquire the six operating Gold Class Cinemas formerly owned and operated by Village Roadshow Gold Class Cinemas, LLC, as well as one operating cinema and one under development formerly owned and operated by iPic Holdings, LLC, at the purchase date of September 30, 2010. Village Roadshow Gold Class Cinemas, LLC is an affiliate of Village Roadshow Attractions USA Inc.

At December 31, 2016 and 2015, the Company operated a total of fifteen and thirteen cinemas, respectively, in the following locations throughout the United States:

● Glendale, Wisconsin	● Scottsdale, Arizona
● Pasadena California	● Bolingbrook, Illinois
● Austin, Texas	● South Barrington, Illinois
● Fairview, Texas	● Los Angeles, California
● Boca Raton, Florida	● Houston, Texas ~
● Bethesda, Maryland	● Fort Lee, New Jersey *
● North Miami, Florida ~	● New York, New York *
● Redmond, Washington

*	Locations were opened during the year ended December 31, 2016.
~	Locations were opened during the year ended December 31, 2015.

In addition, the Company opened one additional cinema location during the year ending December 31, 2017. Dobbs Ferry, New York opened in the second quarter of 2017.

Segments: We have identified one reportable segment for our operations.

Adoption of New Accounting Standards: In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The objective of the amendments in ASU No. 2014-15 is to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The Company adopted this guidance as of January 1, 2016. As a result of adopting this guidance, the Company has disclosed additional information related to uncertainties about its ability to continue as a going concern (refer to Note 8).

F-9

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The objective of the amendments in ASU No. 2015-03 is to simplify the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the consolidated balance sheets as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The amendments in ASU No. 2015-03 were effective for the Company as of January 1, 2016 and were to be applied retroactively to all periods presented. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

New Accounting Pronouncements: The Company expects to elect the option for Emerging Growth Companies to defer the effective date for adoption of new or revised accounting guidance. This option allows the Company to adopt new guidance on the effective date for entities that are not public business entities.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU No. 2014-09 will replace most existing revenue recognition guidance in accounting principles generally accepted in the United States of America (“GAAP”) when it becomes effective. ASU No. 2014-09 permits the use of either the retrospective or modified retrospective transition method. The original effective date for ASU No. 2014-09 has been deferred and is now effective for public business entities, certain not-for-profit entities, and certain employee benefit plans for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. The Company believes that the adoption of ASU No. 2014-09 will primarily impact its accounting for its membership program, gift cards, customer incentives and amounts recorded as deferred revenue. The Company is continuing to further evaluate the full impact that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. To that end, the Company has begun conducting initial analyses to determine necessary adjustments to existing accounting policies and to support an evaluation of the impact of ASU No. 2014-09 on the Company’s consolidated results of operations and financial position.

In February 2016, the FASB codified Accounting Standards Codification (“ASC” or Topic”) No. 842, Leases, which requires companies to present substantially all leases on their balance sheets but continue to recognize expenses on their income statements in a manner similar to today’s accounting. The new guidance also will result in enhanced quantitative and qualitative disclosures, including significant judgments made by management, to provide greater insight into the extent of expenses expected to be recognized from existing leases. The new guidance requires companies to adopt its provisions by modified retrospective adoption and will be effective for public business entities for years beginning after December 15, 2018, including interim periods within those years. Nonpublic business entities should apply the amendments for years beginning after December 15, 2019, and interim periods within years beginning after December 15, 2020. Early application is permitted for all entities upon issuance.

The Company is currently evaluating the impacts this new guidance will have on its consolidated financial statements. The Company currently expects that the majority of its operating lease commitments will be recognized as operating lease liabilities and right-of-use assets upon adoption of the new guidance. The Company expects that adoption will result in a material increase in the assets and liabilities presented in its consolidated balance sheets.

F-10

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

In 2016, the FASB issued various amendments to ASU No. 2014-09, including ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenues Gross versus Net), ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing and ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The purpose of this additional guidance is to clarify the implementation of ASU No. 2014-09. This guidance is effective concurrent with ASU No. 2014-09.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The purpose of ASU No. 2016-15 is to reduce the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU No. 2016-15 is effective for public business entities for years beginning after December 15, 2017, and interim periods within those years. For all other entities, the amendments are effective for years beginning after December 15, 2018, and interim periods within years beginning after December 15, 2019. Early application is permitted, including adoption in an interim period. The Company is evaluating the impact that ASU No. 2016-15 will have on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity (“VIE”) in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a VIE by changing how a reporting entity that is a single decision maker of a VIE treats indirect interests in the entity held through related parties that are under common control with the reporting entity ASU No. 2016-17 is effective for public business entities for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early application is permitted, including adoption in an interim period. The Company is evaluating the impact that ASU No. 2016-17 will have on its consolidated financial statements.

Use of Estimates: The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting years. These estimates include assessing the collectability of accounts receivable, breakage on gift cards and the useful life and impairment of long-lived assets. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Fair Value of Financial Instruments: The fair value of accounts receivable and accounts payable approximate their respective carrying values due to the short-term nature of those instruments. The Company believes it is not practicable to determine the fair value of its debt without incurring excessive costs because interest rates and other terms for similar debt are not readily available.

Cash and Cash Equivalents: The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable: Accounts receivable are stated at their estimated net realizable value. As of December 31, 2016 and 2015, the Company recorded $4,080,789 and $2,556,394, respectively of accounts receivable, of which $2,007,555 and $1,343,654 relate to amounts owed by Vantiv and American Express for credit card transactions processed before December 31, 2016 and 2015, respectively. Such amounts were collected in early January 2017 and 2016, respectively. Receivables are written off when they are considered uncollectible. The Company does not accrue interest on its receivables. At December 31, 2016 and 2015, the Company determined that all receivables were fully collectible and therefore, no allowance for doubtful accounts has been recorded.

F-11

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Revenue Recognition: The Company recognizes theater revenue at the time tickets are remitted to the theater for admission. Food and beverage revenue is recognized at the point of sale. The proceeds from advance ticket sales and the sale of gift certificates are deferred and recognized as revenues once the respective admission ticket that was purchased in advance or gift certificate is received at the theaters.

The Company is required to collect certain taxes from customers on behalf of government agencies and remit these to the applicable government agencies on a periodic basis. These taxes are legal assessments on the customer and the Company has a legal obligation to act as a collection agent. Because the Company does not retain these taxes, the Company does not include such amounts in revenues. The Company records a liability when the amounts are collected and relieves the liability when payments are made to the applicable government agencies.

The Company maintains a membership program, whereby members earn and accrue points based on purchases, which are redeemable on future purchases of tickets or food and beverage. For every dollar a member spends, the member receives one point which is equal to ten cents. Points are redeemable once a member earns 200 points or greater. The Company uses the deferred revenue model which results in the transaction price being allocated to the products and services sold and the award credits, with revenue recognized as each element is delivered. The portion of the theater and food and beverage revenues attributed to the rewards is deferred as a reduction of theater and food and beverage revenues, respectively. Upon redemption, deferred rewards are recognized as revenues along with associated cost of goods. The Company charges an annual fee for this membership program, which is recorded as deferred revenue and recognized as revenue ratably over the twelve-month membership period. The revenue from the annual fee is included in other revenues in the accompanying consolidated statements of operations.

The Company sells gift cards to its customers at its locations and through its website. There are no administrative fees charged nor do the gift cards have an expiration date. Revenues from gift cards are recognized when gift cards are redeemed. In addition, the Company recognizes “breakage” on unredeemed gift cards based upon historical redemption patterns and the time that has transpired since the card was last used. Prior to 2016, the Company did not believe it had sufficient historical evidence to record breakage over time and recognized breakage two years after issuance if there had been no activity on the gift card. In 2016, the Company changed its estimate because it believed that it had sufficient historical information about the redemption patterns and currently recognizes breakage proportionally to the percentage of redemptions that historically occur in each year after a gift card is sold. Revenue from gift card breakage is included in other revenues in the accompanying consolidated statements of operations.

Film Exhibition Costs: Film exhibition costs are accrued based on the applicable theater receipts and estimates of the final settlement to the film licensors. Such amounts are included in cost of theater in the accompanying consolidated statements of operations.

Concentration of Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company places its cash with high credit quality financial institutions. The Company has never experienced any losses related to its uninsured balances. Cash accounts at each U.S. bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 in the aggregate and may exceed federally insured limits. A total of approximately $4,200,000 was held in one financial institution at December 31, 2016.

Inventories: Inventories are comprised of concession goods, which include food and beverage, and theater supplies. Inventories are stated at the lower of average cost or market.

Property and Equipment: Property and equipment is stated at fair value based on assets acquired at inception of iPic (see Note 4) and historical cost for subsequent acquisitions, less accumulated depreciation and amortization. Depreciable assets are depreciated from the date of acquisition or, for constructed assets, from the time the asset is completed and held ready for use.

F-12

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Depreciation of property and equipment is computed under the straight-line method over the expected useful lives of applicable assets. Useful lives by asset class are as follows.

Furniture, fixtures and office equipment	5-7 years
Projection equipment and screens	7 years
Computer hardware and software	2-5 years
Leasehold improvements	Lesser of term of lease or asset life

When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation/amortization is removed from the accounts, and any resulting gain or loss is included in earnings. The costs of normal maintenance, repairs and minor replacements are charged to expense when incurred.

The Company capitalizes interest costs on borrowings incurred during the new construction or upgrade of qualifying assets. During the years ended December 31, 2016 and 2015, the Company incurred interest costs totaling $12,303,114, of which $1,584,670 was capitalized and $8,354,477, of which $463,557 was capitalized, respectively.

Long-Lived Assets: The Company reviews long-lived assets for possible impairment using a three-step approach. Under the first step, management determines whether an indicator of impairment is present (a “Triggering Event”). If a Triggering Event has occurred, the second step is to test for recoverability based on a comparison of the asset’s carrying amount with the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the future undiscounted cash flows is less than the carrying amount of the asset, the third step is to recognize an impairment loss for the excess of the asset’s carrying amount over its fair value. No impairment was identified for the years ended December 31, 2016 or 2015.

Income Taxes: The Company is a limited liability company. Accordingly, pursuant to its election under Section 701 of the Internal Revenue Code, each item of income, gain, loss, deduction or credit of the Company is ultimately reportable by its members in their individual tax returns, except in certain states and local jurisdictions where the Company is subject to income taxes. As such, the Company has not recorded a provision for federal income taxes or for taxes in states and local jurisdictions that do not assess taxes at the entity level.

A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit is recorded. The Company’s tax filings are generally subject to examination for a period of three years from the filing date. Management has not identified any tax positions taken that require income tax reserves to be established.

The Company recognizes interest and penalties related to income tax matters in income tax expense. The Company has no amounts accrued for interest or penalties at December 31, 2016 and 2015. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

F-13

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

We reduce our deferred tax assets by a valuation allowance if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. In making this determination, we consider all available positive and negative evidence affecting specific deferred tax assets, including our past and anticipated future performance, the reversal of deferred tax liabilities, the length of carry-back and carry-forward periods and the implementation of tax planning strategies.

Objective positive evidence is necessary to support a conclusion that a valuation allowance is not needed for all or a portion of deferred tax assets when significant negative evidence exists. Cumulative tax losses in recent years are the most compelling form of negative evidence considered by management in this determination. Management determined that based on all available evidence, a full valuation allowance was required for all U.S. state deferred tax assets due to losses incurred for income tax reporting purposes for the past several years.

Accrued Construction Liability: Accrued construction liability represents costs that were refinanced on a long-term basis subsequent to the date of the consolidated balance sheets with long-term debt and costs incurred by landlords related to leases for which the Company concludes that it has substantially all of the construction-period risks.

Accrued Interest - Long-Term: Accrued interest – long-term includes deferred interest recorded on the Company’s increasing-rate debt and accrued interest on related party notes that the Company does not expect to liquidate within one year of the dates of the consolidated balance sheets.

Pre-Opening Expenses: Pre-opening expenses consist primarily of advertising and other start-up costs incurred prior to the operation of new theaters and are expensed as incurred.

Advertising and Marketing Expenses: The Company expenses advertising and marketing costs as incurred. The Company incurred advertising and marketing expenses of $2,957,709 and $2,330,548 for the years ended December 31, 2016 and 2015, respectively. These expenses are included in other operating expenses in the accompanying consolidated statements of operations.

Leases: The Company’s operations are conducted on premises occupied under lease agreements with initial base terms of 15 to 25 years, with certain leases containing options to extend the leases for up to an additional 20 years. The Company does not believe that exercise of the renewal options in its leases are reasonably assured at the inception of the lease agreements and, therefore, considers the initial base term to be the lease term.

Most of the Company’s leases include escalation clauses. The Company records rent expense for its operating leases on a straight-line basis over the base term of the lease agreements commencing with the date the Company has control and access to the leased premises, which is generally a date prior to the lease commencement date contained in the lease agreement. The Company views “rent holidays” as an inducement contained in the lease agreement that provides for a period of “free rent” during the lease term. The Company records lease incentive payments received from lessors under operating lease agreements as deferred rent, which it amortizes on a straight-line basis as reductions to rent expense over the terms of the respective leases. If the Company concludes that it has substantially all of the construction-period risks, it records a construction asset and related liability for the amount of total project costs incurred during the construction period. At December 31, 2016 and 2015, a liability of $10,031,336 and $13,782,887, respectively, is recorded in accrued construction liability in the accompanying consolidated balance sheets.

F-14

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31,	2016	2015

Leasehold improvements	$134,396,502	$76,591,882
Furniture, fixtures and office equipment	52,228,960	50,875,225
Construction in progress (site development)	17,347,026	29,611,987
Projection equipment and screens	12,683,938	8,384,280
Computer hardware and software	6,280,670	4,219,055
	222,937,096	169,682,429

Less: accumulated depreciation and amortization	(58,497,951)	(42,544,083)

Total	$164,439,145	$127,138,346

NOTE 3 – BORROWINGS

Notes Payable to Related Parties: Notes payable to related parties consist of the following:

December 31,	2016	2015

5.00% VR iPic Finance, LLC notes	$16,124,947	$13,829,722
5.00% VR iPic Finance, LLC demand notes	14,945,000	-
10.50% Village Roadshow Attractions USA Inc. notes	15,000,000	15,000,000
5.00% Village Roadshow Attractions USA Inc. notes	1,071,429	-
5.00% iPic Holdings, LLC notes	547,065	-
	47,688,441	23,829,722

Current portion	14,945,000	13,829,722

Long-term portion	$32,743,441	$15,000,000

5.00% notes payable to VR iPic Finance, LLC, which is wholly-owned by iPic Holdings, LLC and Village Roadshow Attractions USA Inc.- Principal and interest are only paid if iPic Holdings, LLC and Village Roadshow Attractions USA Inc. are due distributions as outlined in iPic’s Limited Liability Company Agreement (the “Agreement”) and to the extent of the amount of such distributions. The notes have no stated maturity.

5.00% demand notes payable to VR iPic Finance, LLC. - Interest is payable monthly. The notes have no stated maturity.

10.50% notes payable to Village Roadshow Attractions USA Inc. - The notes accrue interest on the unpaid principal amount at 10.50% per annum, subject to minimum guaranteed interest of $3,000,000 over the life of the notes. Principal and interest are only paid if Village Roadshow Attractions USA Inc. is due a distribution as outlined in the Agreement and to the extent of the amount of such distribution. The notes have no stated maturity.

5.00% note payable to Village Roadshow Attractions USA Inc. - Principal and interest are only paid if Village Roadshow Attractions USA Inc. is due a distribution as outlined in the Agreement and to the extent of the amount of such distribution. The note has no stated maturity.

F-15

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

5.00% note payable to iPic Holdings, LLC. - Principal and interest are only paid if iPic Holdings, LLC is due a distribution as outlined in the Agreement, and to the extent of the amount of such distribution. The note has no stated maturity.

In each case, the notes are subordinated to the non-revolving credit facility with the RSA. Therefore, these notes have been classified as noncurrent liabilities in the accompanying consolidated balance sheets.

Long-Term Debt - Related Party: The Company has a $225,828,169 non-revolving credit facility with the RSA. The terms of the facility provide that the Company can borrow under the facility for a ten-year period commencing September 30, 2010 in three tranches (hereinafter, “Tranche 1”, “Tranche 2”, and “Tranche 3”). Proceeds of the loans are used for eligible construction costs.

The Tranche 1 and Tranche 2 commitment amounts of $15,828,169 and $24,000,000 respectively, were fully borrowed against as of December 31, 2016 and 2015. Of the Tranche 3 commitment amount of $186,000,000, $87,884,387 and $57,034,517 was borrowed against as of December 31, 2016 and 2015, respectively.

The loan agreement requires the Company to match 20% of the amount requested, either through excess cash flows or contributions from iPic Holdings, LLC and Village Roadshow Attractions USA Inc., to draw on the facility. The remaining availability under the credit facility requires the Company to achieve certain operating targets in order for this to be available to be borrowed.

Accrued but unpaid interest is due and payable by the Company on the first scheduled payment date (meaning each January 1 and July 1) following the earlier to occur of (1) the date which is six months following the opening of the individual cinema project funded by any proceeds from the facility, or (2) the date which is twenty-one months following the initial advance for the individual cinema project. The interest rate on Tranche 1 and Tranche 2 borrowings was initially 5.00% per annum, and increases by 50 basis points annually to the cap of 8.00% per annum. Consequently, the Company recognizes interest expense on the Tranche 1 and Tranche 2 borrowings using the effective interest method, which results in the use of a constant interest rate over the life of the debt. The effective interest rate on Tranche 1 and Tranche 2 borrowings is approximately 6.95% per annum. The cumulative difference between the interest computed using the stated interest rates (8.00% and 7.5% at December 31, 2016 and 2015, respectively) and the effective interest rate of 6.95% is $1,330,377 and $1,535,788 at December 31, 2016 and 2015, respectively, and is recorded in accrued interest – long-term in the accompanying consolidated balance sheets. The interest rate on Tranche 3 borrowings is fixed at 10.50% per annum.

The Company is not obligated to repay the outstanding principal on all three tranches until September 2020, except in years of excess cash flows, as determined in accordance with the loan agreement, over and above $5,000,000 of any budgeted improvements and new construction. Such excess shall be placed in a separate lender-controlled bank account. The funds from this account can only be used for purposes permitted by the loan agreement, including the repayment of principal on the loan. As of December 31, 2016, the Company did not have excess cash flows.

The security for the loan is a first mortgage lien and first priority security interest in the collateral, which is all assets of the Company.

F-16

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Short-Term Financing: The Company periodically enters into short-term financing arrangements to finance the costs of its property and casualty insurance premiums. The loans are due in equal monthly installments of principal and interest, generally paid over a period of less than one year. Interest accrues on the unpaid principal at 3.63% per annum. At December 31, 2016 and 2015, the Company’s obligation under premium financing arrangements was $1,326,599 and $982,843, respectively, and is included in accrued insurance in the accompanying consolidated balance sheets.

Interest: The majority of the interest expense is paid or payable to related parties.

NOTE 4 - MEMBERS’ EQUITY

iPic is governed by the Agreement. As a limited liability company, the members are not liable for the debts or obligations of iPic. Under the Agreement, iPic will continue until it is dissolved by agreement of the members or upon the sale or liquidation of its assets. Upon the dissolution and after payment of the obligations of iPic, the remaining assets will be distributed among the members as set forth in the Agreement. The Agreement calls for the membership interests and profits to be allocated as follows.

iPic Holdings, LLC	40.0%
Village Roadshow Attractions USA Inc.	30.0%
TRSA	20.1%
ERSA	9.9%

100.0%

At the inception of iPic, the members agreed upon a total equity value of $30,000,000, based upon the relative contributions by the parties whereby iPic Holdings, LLC acquired 40% ownership in iPic, Village Roadshow Attractions USA Inc. acquired 30% ownership in iPic, and the RSA acquired 30% ownership in iPic. iPic Holdings, LLC contributed $1,000,000 in cash as well as an operating cinema in Glendale, Wisconsin and one site under development in Scottsdale, Arizona. Village Roadshow Attractions USA Inc. contributed $8,000,000 in cash, as well as six operating cinemas in Illinois, Washington, California and Texas. The RSA acquired its ownership in iPic by exchanging $15,000,000 of existing debt it carried with the previous owners for equity.

Under the Agreement, RSA has approval rights while they hold any interest in the Company acquired under the Agreement over various actions of the Company, including approval of any indebtedness over $100,000 in the aggregate or in any single transaction other than refinancing of the RSA facility in full, entering into any transaction with the other members or affiliates, dissolving, liquidating or terminating the Company or any subsidiary, filing of proceedings of bankruptcy, making additional capital calls from members, entering into transactions with third parties with fees over $100,000 except for transactions in the ordinary course of business, paying directly or indirectly any dividend or distribution of interests or capital securities of the Company, issuing any additional interest or securities convertible, exercisable or exchangeable into or for interests in the Company or permitting a member to withdraw from the Company prior to termination, setting compensation in excess of $500,000 annually for any member of management, or selling, leasing, transferring or otherwise disposing of any of the Company’s assets other than in the ordinary course of business.

The Agreement states that the Company will not make any distributions or available assets or Company assets until the RSA facility has been paid in full, except for specified allowable distributions.

F-17

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Leases: At December 31, 2016, future minimum payments under non-cancelable operating leases are as follows.

2017	$15,851,234
2018	18,876,077
2019	21,366,860
2020	21,787,142
2021	22,456,204
Thereafter	260,924,763

$361,262,280

Certain operating leases require contingent rental payments based on a percentage of sales in excess of stipulated amounts. Rent expense during the years ended December 31 was as follows.

	2016	2015
Minimum rentals	$11,998,481	$9,208,891
Contingent rentals	128,761	131,407

	$12,127,242	$9,340,298

Rent for the operating locations is included in occupancy expense in the accompanying consolidated statements of operations. Rent for the corporate office is included in general and administrative expenses in the accompanying consolidated statement of operations.

Litigation: The Company is exposed to litigation in the normal course of business. The Company believes, based upon the advice of inside legal counsel, that there are no proceedings, either threatened or pending, which could result in a material adverse effect on the results of operations or the financial position of the Company.

American with Disabilities Act: Our theaters must comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the ADA. Compliance with the ADA requires that public accommodations “reasonably accommodate” individuals with disabilities and that new construction or alterations made to “commercial facilities” conform to accessibility guidelines unless “structurally impracticable” for new construction or technically infeasible for alterations. Non-compliance with the ADA could result in the imposition of injunctive relief, fines, awards of damages to private litigants and additional capital expenditures to remedy such non-compliance. The Company believes that it is in substantial compliance with all current applicable regulations relating to accommodations for the disabled. The Company intends to comply with future regulations in this regard and except as set forth above, does not currently anticipate that compliance will require the Company to expend substantial funds.

F-18

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 6 – INCOME TAXES

The provision for income taxes consists of the following:

For the years ended December 31,	2016	2015
Current – state and local	$86,801	$60,983
Deferred – state and local	-	-

Total	$86,801	$60,983

A reconciliation of the statutory income tax rate to the effective tax rate is as follows:

For the years ended December 31,	2016	2015
Statutory rate	35.00%	35.00%
State and local income taxes	(0.25%)	(0.25%)
LLC flow-through structure	(35.00%)	(35.00%)

Effective tax rate	(0.25%)	(0.25%)

The components of the Company’s deferred tax assets and liabilities are as follows:

December 31,	2016	2015
Deferred tax assets:
Deferred rent	$41,604	$18,656
Deferred revenue	2,040	4,281
Accrued expenses	25,812	16,032
Net operating loss - states	232,693	157,395
Tenant improvement accretion	131,886	38,005
Other assets	1,359	1,060

Total deferred tax assets	435,394	235,429

Deferred tax liabilities:
Property and equipment	(160,722)	(62,524)
Prepaid expenses	(5,693)	(2,718)

Total deferred tax liabilities	(166,415)	(65,242)

Net deferred tax asset before valuation allowance	268,979	170,187

Valuation allowance	(268,979)	(170,187)

Net deferred tax asset	$-	$-

We file U.S. federal and state income tax returns in jurisdictions with varying statutes of limitations. As of December 31, 2016, the 2013 through 2016 tax years generally remain subject to examination by federal and most state tax authorities. The use of net operating losses generated in tax years prior to 2013 may also subject returns for those years to examination. The Company currently does not have any income tax audits in process.

F-19

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

As of December 31, 2016 and 2015, the Company has state net operating loss carryforwards of approximately $132,763,717 and $75,018,718, respectively, expiring through the year 2037.

As of December 31, 2016 and 2015, the carrying amount of the Company’s net assets was less than their tax basis by $10,527,944 and $5,342,574, respectively.

NOTE 7 - 401 K PLAN

On January 1, 2016, the Company established a 401(k) Plan (“Plan”) to provide retirement and incidental benefits for its employees who are 21 years of age and with one or more years of service. Employees may contribute a percentage of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. They may also make after-tax Roth deferrals to the Plan. Matching contributions are allowed under the Plan. There were no matching contributions in the year ended December 31, 2016.

NOTE 8 - MANAGEMENT’S PLAN REGARDING FUTURE OPERATIONS

The Company incurred net losses for the years ended December 31, 2016 and 2015 of $34,223,126 and $24,728,834, respectively. In addition, the Company had a members’ deficit of $93,921,166 and $59,698,040 and a working capital deficit of $32,125,596 and $27,821,437 at December 31, 2016 and 2015, respectively.

The Company had cash and cash equivalents of $4,653,481 at December 31, 2016 and generated approximately $6,500,000 in cash flows from operations for the year ended December 31, 2016.

The Company’s ability to continue as a going-concern is dependent on its ability to generate sufficient cash from operations, which is subject to achieving its operating plans, and the continued availability of funding sources. The main source of funding in 2016 is the RSA non-revolving credit facility funding expansion into new locations and the funding from members. As discussed in Note 9, the Company admitted a new member in April 2017, that provided capital in the form of equity and debt of approximately $12,000,000.

Management considers the continued availability of the non-revolving credit facility to be a significant condition to meeting its payment obligations related to construction at new locations. The credit facility requires that the Company provide equity funding for 20% of the construction of any new location that is financed by the credit facility. Management believes that growth into new locations is critical to the Company’s ability to fund current growth. Management has determined that these matters raise substantial doubt about the Company’s ability to continue as a going concern.

Management is planning to raise additional funds in the second half of 2017 through debt and equity funding and to increase comparable store sales. These plans are not sufficient to mitigate the substantial doubt about the Company’s ability to continue as a going-concern.  No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

F-20

iPic-Gold Class Entertainment, LLC

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 9 - SUBSEQUENT EVENTS

Subsequent to December 31, 2016, the Company borrowed an additional $7,631,723 under Tranche 3 of the RSA non-revolving credit facility described in Note 3.

In April 2017, the Company admitted a new member. In exchange for a 6.6189% membership interest in the Company, the new member contributed cash in the amount of $8,624,746. In addition, this member made a subordinated loan to the Company in the amount of $3,375,254. The subordinated promissory note accrues interest at 5.00% per annum. Principal and interest are only paid if the lender is due a distribution as outlined the Agreement and to the extent of the amount of such distributions. The note has no stated maturity.

In April 2017, the Company entered into a settlement agreement with a defendant related to a petition filed by the Company. Pursuant to the agreement, the Company received a cash settlement of approximately $571,000.

In May 2017, the Company loaned $250,000 to an unrelated party. The note accrues interest at 4.00% per annum and contains provisions wherein the principal plus accrued interest thereon may be converted into common stock of the borrower under certain conditions. The note matures in May 2019 if not previously converted.

In May 2017, the Company opened one additional cinema location, Dobbs Ferry, New York.

In May 2017, iPic-Delray Investment, LLC, an affiliate of the Company, owned by some of the owners of iPic, became a 50% owner in the joint venture in the Delray Beach 4th & 5th Avenue Developer, LLC with Samuels & Associates Holdings LLC. The Company distributed property and equipment related to the Delray Beach property, primarily leasehold improvements, to iPic-Delray Investment, LLC. This distribution is recorded as a capital distribution at book value of the property, totaling approximately $2,300,000. Based on an analysis of the variable interest entities guidance, the Company will consolidate iPic-Delray Investment, LLC as a variable interest entity for the period ended June 30, 2017

Also in May 2017, the Company entered into lease agreements with the Delray Beach 4th and 5th Avenue Holdings, LLC. Delray Beach 4th and 5th Avenue Developer, LLC owns 8 percent of this lessor. The leases are for the Delray Beach theater and office space.

In June 2017, the Company determined that an indicator of impairment had occurred that required them to test the recoverability of the long-lived asset group at one of their locations. This resulted in an impairment of $3,332,000 being recognized in the period ended June 30, 2017.

NOTE 10 – ACCRUED EXPENSES

Components of accrued expenses are summarized as follows.

December 31,	2016	2015
Accrued merchant fees	$333,323	$281,575
Accrued film rental	357,505	29,272
Accrued utilities	302,975	96,335
Accrued cost of revenue	205,749	-
Accrued expenses - other	1,401,189	1,005,230

Total	$2,600,741	$1,412,412

F-21

iPic-Gold Class Entertainment, LLC
Notes to Consolidated Financial Statements December 31, 2016 and 2015

Note 11 – PRO FORMA FINANCIAL STATEMENT NOTES

Notes to unaudited pro forma consolidated statements of income

(1)

Prior to the consummation of this Offering, the Company is expected to adopt the iPic – Gold Class Entertainment, LLC 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), under which equity awards may be made in respect of 1,100,000 units of iPic-Gold Class in the form of options, restricted units, unit appreciation rights, dividend equivalent rights, unit awards and performance-based awards. It is expected that in connection with the Transactions, the 2017 Equity Incentive Plan will be migrated to the Company and any awards granted under the 2017 Equity Incentive Plan will be converted into options to acquire Class B common stock of the Company.

Prior to the consummation of this Offering, the Company expects to enter into restricted stock unit award agreements (the “IPO RSU Agreements”) with each of our named executive officers and certain other key members of management pursuant to which recipients will be entitled to receive an award of stock-settled restricted stock units (the “IPO RSUs”). The IPO RSU Agreements will provide that each grantee will be entitled to receive a number of IPO RSUs equal to the quotient of (a) each such grantee’s “Aggregate Grant Amount” (set forth in each grantee’s IPO RSU Agreement) divided by (b) the initial public offering price. Pursuant to the IPO RSU Agreements, the IPO RSUs are expected to settle in full on May 15, 2019, regardless of whether the recipient remains employed with the Company or any of its subsidiaries through May 15, 2019.

(2)	Following the offering and the Transactions, iPic Entertainment, Inc. will be subject to U.S. federal income taxes. In addition to state and local taxes, with respect to its allocable share of any net taxable income of iPic Gold Class Entertainment, LLC. As a result, the pro forma statements of income reflect an adjustment to provide for corporate income taxes at our estimated effective rate of (.16)% for the periods ended December 31, 2016 which includes provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state and local jurisdiction.

The Company recognized an income tax expense on its share of pre-tax book income, exclusive of the non-controlling interest, of $0.1 million on for the period ended December 31, 2016.

F-22

iPic-Gold Class Entertainment, LLC
Notes to Consolidated Financial Statements December 31, 2016 and 2015

The provision for income taxes from operations differs from the amount of income tax computed by applying the applicable U.S. statutory federal income tax rate to income before provision for income taxes as follows:

December 31, 2016
Federal statutory rate	35.00%
Rate benefit from flow-through entity	(30.84)
Partnership outside basis difference	(4.32)
Pro forma effective tax rate	(0.16)%

Tax rules generally require that pre-transaction built-in-gains are allocated back to the historical limited liability company members. Our effective tax rate includes a rate benefit attributable to the fact that, after the Transactions, approximately 88.1% of iPic Entertainment, Inc.’s earnings will not be subject to corporate level taxes as the applicable income tax expense will be incurred by, and be the obligation of, the members of iPic Gold Entertainment, LLC. holding the non-controlling interests. Thus, the pro forma effective tax rate on the portion of income attributable to iPic Entertainment , Inc. is expected to be (0.25)% for the period ended December 31, 2016.

(3)	After the offering and the Transactions, iPic Entertainment, Inc. will become the manager of iPic Gold Entertainment, LLC and will have a minority economic interest in iPic Gold Entertainment, LLC but will have 100% of the voting power and control the management of iPic Gold Entertainment, LLC immediately following the offering, the noncontrolling interest, representing the Members of iPic Gold Entertainment, LLC other than iPic Entertainment, Inc., will be 88.1%.

(4)	Pro forma basic income per share is computed by dividing the net income available to Class A common stockholders by the weighted-average of shares of Class A common stock outstanding during the period. Pro forma diluted net income per share is computed by adjusting the net income available to Class A common stockholders and the weighted-average of shares of Class A common stock outstanding to give effect to potentially dilutive securities. Shares of Class B common stock do not participate in earnings of iPic Entertainment, Inc. As a result, the shares of Class B common stock are not considered participating securities and are not included in the weighted-average shares outstanding for purposes of computing pro forma net income per share. Class B stockholders can convert their membership in the LLC to Class A common stock in iPic Entertainment, Inc. maintaining a one-to-one ratio, therefore the equivalent number of Class A shares could be issued in exchange for the Class B stockholders membership in the LLC. That potential conversion would not result in dilutive shares as membership units would increase in iPic Entertainment, Inc. on the same ratio as the share increase.

F-23

iPic-Gold Class Entertainment, LLC

Unaudited Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$3,895,338	$4,653,481
Accounts receivable	2,706,208	4,080,789
Inventories	1,185,312	1,227,030
Prepaid expenses	1,206,877	2,816,183

Total current assets	8,993,735	12,777,483

Property and equipment, net	147,956,581	164,439,145
Equity investment in joint venture	2,395,662	-
Convertible note receivable	250,000	-
Deposits	218,821	231,611

Total assets	$159,814,799	$177,448,239

Liabilities and Members’ deficit
Accounts payable	$7,125,698	$11,796,500
Accrued expenses	1,521,142	2,600,741
Accrued interest	1,594,110	955,453
Accrued payroll	2,189,720	3,609,277
Accrued insurance	165,825	1,326,599
Taxes payable	1,455,619	2,435,380
Deferred revenue	5,896,811	7,234,129
Deposits and other current liabilities	370,997	-
Notes payable to related parties	14,736,903	14,945,000
Total current liabilities	35,056,825	44,903,079

Long-term debt - related party	136,708,191	127,712,556
Notes payable to related parties, net of current portion	36,118,695	32,743,441
Deferred rent	51,309,135	50,336,267
Accrued construction liability	-	12,770,643
Accrued interest - long-term	4,785,810	2,903,419

Total liabilities	263,978,656	271,369,405

Commitments and Contingencies - Note 7

Members’ Deficit
Members’ contributions	34,155,816	24,369,164
Accumulated deficit	(140,715,335)	(118,290,330)

Total members’ deficit attributable to iPic-Gold Class Entertainment, LLC	(106,559,519)	(93,921,166)

Non-controlling interest	2,395,662	-

Total members’ deficit	(104,163,857)	(93,921,166)

Total liabilities and members’ deficit	$159,814,799	$177,448,239

See accompanying notes to the unaudited consolidated financial statements.

F-24

iPic-Gold Class Entertainment, LLC

Consolidated Statements of Operations

For the six months ended June 30,	2017	2016

Revenues
Food and beverage	$37,701,277	$29,115,486
Theater	30,780,031	25,948,170
Other	893,257	283,997
Total revenues	69,374,565	55,347,653

Operating expenses
Cost of food and beverage	10,307,096	7,762,427
Cost of theater	12,283,222	10,168,573
Operating payroll and benefits	18,905,551	14,488,227
Occupancy expenses	8,765,827	8,334,238
Other operating expenses	12,163,590	9,015,371
General and administrative expenses	7,011,499	5,841,629
Depreciation and amortization expense	9,570,107	7,232,367
Pre-opening expenses	1,632,194	870,201
Loss on fixed assets	3,339,857	59,956

Operating expenses	83,978,943	63,772,989

Operating loss	(14,604,378)	(8,425,336)

Other income (expense)

Interest income (expense), net	(7,782,227)	(5,258,840)
Gain on consolidation	2,395,662	-
Other income	5,000	-
Total other income (expense)	(5,381,565)	(5,258,840)

Net loss before income tax expense	(19,985,943)	(13,684,176)

Income tax expense	43,400	30,491

Net loss	$(20,029,343)	$(13,714,667)

Less: Net income (loss) attributable to noncontrolling interest	2,395,662	-

Net loss attributable to iPic-Gold Class Entertainment, LLC	(22,425,005)	(13,714,667)

Net loss per unit
Basic	(2.34)	(1.47)

Diluted	(2.34)	(1.47)

Basic	9,594,090	9,338,111

Diluted	9,594,090	9,338,111

Unaudited proforma tax

Net loss before income tax expense	(20,792,254)

Income tax expense	43,400

Net loss	$(20,835,654)

Net loss attributable to noncontrolling interest	18,071,127

Net loss attributable to iPic Entertainment, Inc.	$(2,764,527)

Unaudited Proforma earnings per share
Net loss per unit

Basic	(2.05)

Diluted	(2.05)

Basic	1,350,000

Diluted	11,350,000

 See accompanying notes to the unaudited consolidated financial statements.

F-25

iPic-Gold Class Entertainment, LLC

Unaudited Consolidated Statements of Changes In Members’ Deficit

	Members’ Contributions	Accumulated Deficit	Total Members’ Deficit
Members’ deficit - January 1, 2016	$24,369,164	$(84,067,204)	$(59,698,040)

Net loss	-	(13,714,667)	(13,714,667)

Members’ deficit - June 30, 2016	24,369,164	(97,781,871)	(73,412,707)

	Members’ Contributions	Accumulated Deficit	Total Members’ Deficit
Members’ deficit - January 1, 2017	$24,369,164	$(118,290,330)	$(93,921,166)

Members’ contributions	12,056,935	-	12,056,935

Non-cash distribution to members	(2,270,283)	-	(2,270,283)

Net loss	-	(20,029,343)	(20,029,343)

Members’ deficit - June 30, 2017	$34,155,816	$(138,319,673)	$(104,163,857)

 See accompanying notes to the unaudited consolidated financial statements.

F-26

iPic-Gold Class Entertainment, LLC

Unaudited Consolidated Statements of Cash Flows

For the six months ended June 30,	2017	2016
Cash flows from operating activities:
Net loss	$(20,029,343)	$(13,714,667)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,570,107	7,232,367
Loss on property and equipment	3,339,857	59,956
Deferred rent liability	972,867	15,433,119
Deferred interest liability	(177,384)	(77,813)
Gain on consolidation	(2,395,662)	-
Net changes in operating assets and liabilities:
Tenant improvement receivable	-	315,642
Accounts receivable	2,407,402	589,563
Inventory	41,718	149,125
Prepaid expenses	1,609,306	1,163,808
Deposits	12,790	(48,995)
Accounts payable	(3,700,054)	(909,013)
Accrued expenses	(4,018,315)	(747,029)
Deferred revenue	(966,322)	(647,281)

Net cash provided by (used in) operating activities	(13,333,033)	8,798,782

Cash flows from investing activities:
Purchases of property and equipment	(11,394,837)	(31,146,019)
Investment in convertible note receivable	(250,000)	-

Net cash used in investing activities	(11,644,837)	(31,146,019)

Cash flows from financing activities:
Proceeds from long-term debt	12,370,889	18,278,595
Repayment of notes payable to related parties	(208,097)	-
Members’ contributions	12,056,935	-

Net cash provided by financing activities	24,219,727	18,278,595

Net decrease in cash and cash equivalents	(758,143)	(4,068,642)
Cash and cash equivalents at the beginning of period	4,653,481	8,181,849

Cash and cash equivalents at the end of period	$3,895,338	$4,113,207

See accompanying notes to the unaudited consolidated financial statements.

F-27

iPic-Gold Class Entertainment, LLC

Unaudited Consolidated Statements of Cash Flows

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$7,552,515	$3,470,794
Cash paid for income taxes	$86,801	$60,983

Supplemental disclosures of non-cash flow activity:
Property and equipment financed through other current liabilities	$949,258	$1,364,980
Non-cash capital distributions	$(2,270,283)	$-

See accompanying notes to the unaudited consolidated financial statements.

F-28

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements include the accounts of iPic-Gold Class Entertainment, LLC (“iPic”) and its wholly-owned subsidiaries (collectively, the “Company”) and should be read in conjunction with the Company’s audited consolidated financial statements for the years ended December 31, 2016 and 2015. Intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, these unaudited consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the Company’s financial position and results of operations. Due to the seasonal nature of the Company’s business, results for the periods presented are not necessarily indicative of the results to be expected for a full year.

iPic is a Delaware limited liability company that was formed on September 22, 2010. iPic manages movie theaters and restaurants across the United States.

The members of iPic are iPic Holdings, LLC; Village Roadshow Attractions USA Inc.; the Teachers’ Retirement System of Alabama (“TRSA”); the Employees’ Retirement System of Alabama (“ERSA”) (TRSA and ERSA are known collectively as the “RSA”) and Regal/Atoms Holding Ltd. See Note 6 for further details on the ownership of iPic.

iPic was formed to acquire the six operating Gold Class Cinemas formerly owned and operated by Village Roadshow Gold Class Cinemas LLC, as well as one operating cinema and one under development formerly owned and operated by iPic Holdings, LLC, at the purchase date of September 30, 2010. Village Roadshow Gold Class Cinemas, LLC is an affiliate of Village Roadshow Attractions USA Inc.

At June 30, 2017 and 2016, the Company operated a total of sixteen and fifteen cinemas, respectively, in the following locations throughout the United States:

● Glendale, Wisconsin	● Scottsdale, Arizona
● Pasadena California	● Bolingbrook, Illinois
● Austin, Texas	● South Barrington, Illinois
● Fairview, Texas	● Los Angeles, California
● Boca Raton, Florida	● Houston, Texas
● Bethesda, Maryland	● Fort Lee, New Jersey
● North Miami, Florida	● New York, New York
● Redmond, Washington	● Dobbs Ferry, New York *

*	Location was opened during the six months ended June 30, 2017.

Segments: We have identified one reportable segment for our operations.

New Accounting Pronouncements: The Company expects to elect the option for Emerging Growth Companies to defer the effective date for adoption of new or revised accounting guidance. This option allows the Company to adopt new guidance on the effective date for entities that are not public business entities.

F-29

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU No.2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. ASU No. 2014-09 permits the use of either the retrospective or modified retrospective transition method. The original effective date for ASU No. 2014-09 has been deferred and is now effective for public business entities, certain non-for-profit entities, and certain employee benefit plans for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. The Company believes that the adoption of ASU No. 2014-09 will primarily impact its accounting for its membership program, gift cards, customer incentives and amounts recorded as deferred revenue. The Company is continuing to further evaluate the full impact that ASU No. 2014-09 will have on its unaudited consolidated financial statements and related disclosures. To that end, the Company has begun conducting initial analyses to determine necessary adjustments to existing accounting policies and to support an evaluation of the impact of ASU No. 2014-09 on the Company’s unaudited consolidated results of operations and financial position.

In February 2016, the FASB codified Accounting Standards Codification (“ASC” or “Topic”) No. 842, Leases, which requires companies to present substantially all leases on their balance sheets but continue to recognize expenses on their income statements in a manner similar to today’s accounting. The new guidance also will result in enhanced quantitative and qualitative disclosures, including significant judgments made by management, to provide greater insight into the extent of expenses expected to be recognized from existing leases. The new guidance requires companies to adopt its provisions by modified retrospective adoption and will be effective for public business entities for years beginning after December 15, 2018, including interim periods within those years. Nonpublic business entities should apply the amendments for years beginning after December 15, 2019, and interim periods within years beginning after December 15, 2020. Early application is permitted for all entities upon issuance.

The Company is currently evaluating the impacts this new guidance will have on its unaudited consolidated financial statements The Company currently expects that the majority of its operating lease commitments will be recognized as operating lease liabilities and right-of-use assets upon adoption of the new guidance. The Company expects that adoption will result in a material increase in the assets and liabilities presented in its unaudited consolidated balance sheets.

In 2016, the FASB issued various amendments to ASU No. 2014-09, including ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenues Gross versus Net), ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing and ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The purpose of this additional guidance is to clarify the implementation of ASU No. 2014-09. This guidance is effective concurrent with ASU No. 2014-09.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The purpose of ASU No. 2016-15 is to reduce the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU No. 2016-15 is effective for public business entities for years beginning after December 15, 2017, and interim periods within those years. For all other entities, the amendments are effective for years beginning after December 15, 2018, and interim periods within years beginning after December 15, 2019. Early application is permitted, including adoption in an interim period. The Company is evaluating the impact that ASU No. 2016-15 will have on its unaudited consolidated financial statements.

F-30

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity (VIE) in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a VIE by changing how a reporting entity that is a single decision maker of a VIE treats indirect interests in the entity held through related parties that are under common control with the reporting entity. ASU No. 2016-17 is effective for public business entities for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early application is permitted, including adoption in an interim period. The Company is evaluating the impact that ASU No. 2016-17 will have on its consolidated financial statements.

Use of Estimates: The preparation of unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates include assessing the collectability of accounts receivable, breakage on gift cards and the useful life and impairment of long-lived assets. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Fair Value of Financial Instruments: The fair value of accounts receivable and accounts payable approximate their respective carrying values due to the short-term nature of those instruments. The Company believes it is not practicable to determine the fair value of its debt without incurring excessive costs because interest rates and other terms for similar debt are not readily available.

Variable Interest Entities: The Company accounts for the investments it makes in certain legal entities in which equity investors do not have (1) sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support, or (2) as a group, the holders of the equity investment at risk do not have either the power, through voting or similar rights, to direct the activities of the legal entity that most significantly impact the entity’s economic performance, or (3) the obligation to absorb the expected losses of the legal entity or the right to receive expected residual returns of the legal entity. These certain legal entities are referred to as “variable interest entities” or “VIEs.”

The Company would consolidate the results of any such entity in which it determined that it had a controlling financial interest. The Company would have a “controlling financial interest” in such an entity if the Company had both the power to direct the activities that most significantly affect the VIE’s economic performance and the obligation to absorb the losses of, or right to receive benefits from, the VIE that could be potentially significant to the VIE. The Company reassesses regularly whether it has a controlling financial interest in any investments it has in these certain legal entities.

F-31

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

Accounts Receivable: Accounts receivable are stated at their estimated net realizable value. As of June 30, 2017 and December 31, 2016, the Company recorded $2,706,208 and $4,080,789, respectively, of accounts receivable, of which $1,228,227 and $2,007,555 relate to amounts owed by Vantiv and American Express for credit card transactions processed before June 30, 2017 and December 31, 2016, respectively. Such amounts were collected in early July 2017 and January 2016, respectively. Receivables are written off when they are considered uncollectible. The Company does not accrue interest on its receivables. At June 30, 2017 and December 31, 2016, the Company determined that all receivables were fully collectible and therefore, no allowance for doubtful accounts has been recorded.

Revenue Recognition: The Company recognizes theater revenue at the time tickets are remitted to the theater for admission. Food and beverage revenue is recognized at the point of sale. The proceeds from advance ticket sales and the sale of gift certificates are deferred and recognized as revenues once the respective admission ticket that was purchased in advance or gift certificate is received at the theaters.

The Company is required to collect certain taxes from customers on behalf of government agencies and remit these to the applicable government agencies on a periodic basis. These taxes are legal assessments on the customer and the Company has a legal obligation to act as a collection agent. Because the Company does not retain these taxes, the Company does not include such amounts in revenues. The Company records a liability when the amounts are collected and relieves the liability when payments are made to the applicable government agencies.

The Company maintains a membership program, whereby members earn and accrue points based on purchases, which are redeemable on future purchases of tickets or food and beverage. For every dollar a member spends, the member receives one point which is equal to ten cents. Points are redeemable once a member earns 200 points or greater. The Company uses the deferred revenue model which results in the transaction price being allocated to the products and services sold and the award credits, with revenue recognized as each element is delivered. The portion of the theater and food and beverage revenues attributed to the rewards is deferred as a reduction of theater and food and beverage revenues, respectively. Upon redemption, deferred rewards are recognized as revenues along with associated cost of goods. The Company charges an annual fee for this membership program, which is recorded as deferred revenue and recognized as revenue ratably over the twelve-month membership period. The revenue from the annual fee is included in other revenues in the accompanying unaudited consolidated statements of operations.

The Company sells gift cards to its customers at its locations and through its website. There are no administrative fees charged nor do the gift cards have an expiration date. Revenues from gift cards are recognized when gift cards are redeemed. In addition, the Company recognizes “breakage” on unredeemed gift cards based upon historical redemption patterns and the time that has transpired since the card was last used. The Company recognizes breakage proportionally to the percentage of redemptions that historically occur in each year after a gift card is sold. Revenue from gift card breakage is included in other revenues in the accompanying unaudited consolidated statements of operations.

Film Exhibition Costs: Film exhibition costs are accrued based on the applicable theater receipts and estimates of the final settlement to the film licensors. Such amounts are included in cost of theater in the accompanying unaudited consolidated statements of operations.

Concentration of Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company places its cash with high credit quality financial institutions. The Company has never experienced any losses related to its uninsured balances. Cash accounts at each U.S. bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 in the aggregate and may exceed federally insured limits. A total of approximately $3,400,000, was held in one financial institution, at June 30, 2017.

Inventories: Inventories are comprised of concession goods, which include food and beverage, and theater supplies. Inventories are stated at the lower of average cost or market.

Property and Equipment: Property and equipment is stated at fair value based on assets acquired at inception of iPic (see Note 6) and historical cost for subsequent acquisitions, less accumulated depreciation and amortization. Depreciable assets are depreciated from the date of acquisition or, for constructed assets, from the time the asset is completed and held ready for use.

F-32

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

Depreciation of property and equipment is computed under the straight-line method over the expected useful lives of applicable assets. Useful lives by asset class are as follows.

Furniture, fixtures and office equipment	5-7 years
Projection equipment and screens	7 years
Computer hardware and software	2-5 years
Leasehold improvements	Lesser of term of lease or asset life

When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation/amortization is removed from the accounts, and any resulting gain or loss is included in earnings. The costs of normal maintenance, repairs and minor replacements are charged to expense when incurred.

The Company capitalizes interest costs on borrowings incurred during the new construction or upgrade of qualifying assets. During the six months ended June 30, 2017 and 2016, the Company incurred interest costs totaling $7,977,436 and $5,416,056, respectively, of which $194,518 and $157,059 was capitalized, respectively.

Long-Lived Assets: The Company reviews long-lived assets for possible impairment using a three-step approach. Under the first step, management determines whether an indicator of impairment is present (a “Triggering Event”). If a Triggering Event has occurred, the second step is to test for recoverability based on a comparison of the asset’s carrying amount with the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the future undiscounted cash flows is less than the carrying amount of the asset, the third step is to recognize an impairment loss for the excess of the asset’s carrying amount over its fair value. There were triggering events in the period ended June 30, 2017 that required us to test the recoverability of certain long-lived assets and an impairment loss of $3,332,000 was recorded for the six months ended June 30, 2017 for one of our locations. No impairment loss was identified for the six months ended June 30, 2016.

Income Taxes: The Company is a limited liability company. Accordingly, pursuant to its election under Section 701 of the Internal Revenue Code, each item of income, gain, loss, deduction or credit of the Company is ultimately reportable by its members in their individual tax returns, except in certain states and local jurisdictions where the Company is subject to income taxes. As such, the Company has not recorded a provision for federal income taxes or for taxes in states and local jurisdictions that do not assess taxes at the entity level.

A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit is recorded. The Company’s tax filings are generally subject to examination for a period of three years from the filing date. Management has not identified any tax position taken that require income tax reserves to be established.

The Company recognizes interest and penalties related to income tax matters in income tax expense. The Company has no amounts accrued for interest or penalties at June 30, 2017 and December 31, 2016. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

We reduce our deferred tax assets by a valuation allowance if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. In making this determination, we consider all available positive and negative evidence affecting specific deferred tax assets, including our past and anticipated future performance, the reversal of deferred tax liabilities, the length of carry-back and carry-forward periods and the implementation of tax planning strategies.

F-33

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

Objective positive evidence is necessary to support a conclusion that a valuation allowance is not needed for all or a portion of deferred tax assets when significant negative evidence exists. Cumulative tax losses in recent years are the most compelling form of negative evidence considered by management in this determination. Management determined that based on all available evidence, a full valuation allowance was required for all U.S. state deferred tax assets due to losses incurred for income tax reporting purposes for the past several years.

Accrued Construction Liability: Accrued construction liability represents costs that were refinanced on a long-term basis subsequent to the date of the unaudited consolidated balance sheets with long-term debt and costs incurred by landlords related to leases for which the Company concludes that it has substantially all of the construction-period risks.

Accrued Interest - Long-Term: Accrued interest - long-term includes deferred interest recorded on the Company’s increasing-rate debt and accrued interest on related party notes that the Company does not expect to liquidate within one year of the date of the unaudited consolidated balance sheets.

Pre-Opening Expenses: Pre-opening expenses consist primarily of advertising and other start-up costs incurred prior to the operation of new theaters and are expensed as incurred.

Advertising and Marketing Expenses: The Company expenses advertising and marketing costs as incurred. The Company incurred advertising and marketing expenses of $1,537,558 and $1,194,420 for the six months ended June 30, 2017 and 2016, respectively. These expenses are included in other operating expenses in the accompanying unaudited consolidated statements of operations.

Leases: The Company’s operations are conducted on premises occupied under lease agreements with initial base terms of 15 to 25 years, with certain leases containing options to extend the leases for up to an additional 20 years. The Company does not believe that exercise of the renewal options in its leases are reasonably assured at the inception of the lease agreements and, therefore, considers the initial base term to be the lease term.

Most of the Company’s leases include escalation clauses. The Company records rent expense for its operating leases on a straight-line basis over the base term of the lease agreements commencing with the date the Company has control and access to the leased premises, which is generally a date prior to the lease commencement date contained in the lease agreement. The Company views “rent holidays” as an inducement contained in the lease agreement that provides for a period of “free rent” during the lease term. The Company records lease incentive payments received from lessors under operating lease agreements as deferred rent, which it amortizes on a straight-line basis as reductions to rent expense over the terms of the respective leases. If the Company concludes that it has substantially all of the construction-period risks, it records a construction asset and related liability for the amount of total project costs incurred during the construction-period. At June 30, 2017, there was no balance in the accrued construction liability. As of December 31, 2016, a liability of $10,031,336 is recorded in accrued construction liability in the accompanying unaudited consolidated balance sheets.

NOTE 2 – INVESTMENT IN AFFILIATE

Certain members of the Company established a limited liability company, iPic-Delray Investment, LLC (“Delray”) which owns a 50% in a joint venture, Delray Beach 4th and 5th Avenue Developer LLC (Developer”). Developer owns 8% of a limited liability company that is developing a theater and office space in Delray Beach, FL. The Company will be the lessee of the theater and office space.

F-34

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

A variable interest entity (VIE”) is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights. To determine if an entity is considered a VIE, the Company first performs a qualitative analysis, which requires certain subjective decisions regarding its assessments, including, but not limited to, the design of the entity, the variability that the entity was designed to create and pass along to its interest holders, the rights of the parties, and the purpose of the arrangement. If the Company cannot conclude after a qualitative analysis whether an entity is a VIE, it performs a quantitative analysis. The qualitative analysis considered the design of the entity, the risks that cause variability, the purpose for which the entity was created, and the variability that the entity was designed to pass along to its variable interest holders. When the primary beneficiary could not be identified through a qualitative analysis, we used internal cash flow models to compute and allocate expected losses or expected residual returns to each variable interest holder based upon the relative contractual rights and preferences of each interest holder in the VIE’s capital structure.

Delray is not a business and was established to participate in the development of the theater and office space. The Company has a shared services agreement with Delray to provide employees, technical services, administrative and support services and assume operating responsibility for Developer under the ultimate supervision and control of Delray. The Company will be paid for these services under the agreement. In addition, the Company is obligated to cover certain losses that may arise related to a completion guaranty on the development project. The Company has signed an indemnification agreement to indemnify the limited liability company developing the property for certain conditions and to maintain a minimum aggregate net worth of $15 million which shall include $1,650,000 of liquid assets through the completion of the project. Based on this support and guarantee, the Company is required to consolidate Delray. When the project is completed and the Company no longer has the exposure to potential losses, it is expected that the Company would deconsolidate Delray. The Company distributed the construction in process totaling $2,270,283, primarily consisting of pre-development costs that had been incurred to date, to certain of its members. Those members in turn contributed those assets to the joint venture and the limited liability company as capital contributions at an estimated fair value of approximately $6,406,000. As the fair value exceeded the contribution required to acquire 8% of the limited liability company, cash totaling $3,432,188 was paid by the 92% owners to the 8% owners. That amount was contributed as equity by the Company members to the Company.

The Company’s consolidated financial statements include the assets, liabilities and results of operations of Delray from the date they became a VIE in May 2017 until June 30, 2017. Since the Company does not have any equity in Delray, the other equity holders’ interests are reflected in ‘Non-controlling Interest’’ in the consolidated balance sheets. The assets of Delray can be used only to settle the obligations of Delray.

The transaction is accounted for as business combinations in accordance with ASC 805. A summary of the purchase price allocation at fair value is below:

Equity investment in joint venture	$2,395,662

F-35

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

A summary of the purchase consideration paid is below:

Cash	-

Gain on consolidation	$2,395,662

The gain on consolidation is reported in the unaudited consolidated statements of operations for the period ended June 30, 2017.

Delray has no other assets than the equity investment in the Developer joint venture which is carried at cost of $2,270,283. The Developer joint venture has a liability for the deferred gain on the construction in process totaling $3,647,568. There were no activities between the date that Delray was established and June 30, 2017.

NOTE 3 – CONVERTIBLE NOTE RECEIVABLE

In May 2017, the Company invested $250,000 in a convertible note receivable with an unrelated party. The note accrues interest at 4.00% per annum and contains provisions wherein the principal plus accrued interest thereon may be converted into common stock of the borrower under certain conditions. The note matures in May 2019, if not previously converted.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	June 30, 2017	December 31, 2016
Leasehold improvements	$141,172,670	$134,396,502
Furniture, fixtures and office equipment	56,220,765	52,228,960
Construction in progress (site development)	1,570,419	17,347,026
Projection equipment and screens	13,340,888	12,683,938
Computer hardware and software	7,067,612	6,280,670
	219,372,354	222,937,096
Less: accumulated depreciation and amortization	(71,415,773)	(58,497,951)

Total	$147,956,581	$164,439,145

F-36

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

NOTE 5 – BORROWINGS

Notes Payable to Related Parties: Notes payable to related parties consist of the following:

	June 30, 2017	December 31, 2016

5.00% VR iPic Finance, LLC notes	$16,124,947	$16,124,947
5.00% VR iPic Finance, LLC demand notes	14,736,903	14,945,000
10.50% Village Roadshow Attractions USA Inc. notes	15,000,000	15,000,000
5.00% Village Roadshow Attractions USA Inc. notes	1,071,429	1,071,429
5.00% iPic Holdings, LLC notes	547,065	547,065
5.00% Regal/Atoms Holding Ltd. note	3,375,254	-
	50,855,598	47,688,441
Less: current portion	(14,736,903)	14,945,000

Long-term portion	$36,118,695	$32,743,441

5.00% notes payable to VR iPic Finance, LLC, which is wholly-owned by iPic Holdings, LLC and Village Roadshow Attractions USA Inc. - Principal and interest are only paid if iPic Holdings, LLC and Village Roadshow Attractions USA Inc. are due distributions as outlined in iPic’s Limited Liability Company Agreement (the “Agreement”) and to the extent of the amount of such distributions. The notes have no stated maturity.

5.00% demand notes payable to VR iPic Finance, LLC. - Interest is payable monthly. The notes have no stated maturity.

10.50% notes payable to Village Roadshow Attractions USA Inc. - The notes accrue interest on the unpaid principal amount at 10.50% per annum, subject to minimum guaranteed interest of $3,000,000 over the life of the notes. Principal and interest are only paid if Village Roadshow Attractions USA Inc. is due a distribution as outlined in the Agreement and to the extent of the amount of such distribution. The notes have no stated maturity.

5.00% note payable to Village Roadshow Attractions USA Inc. - Principal and interest are only paid if Village Roadshow Attractions USA Inc. is due a distribution as outlined in the Agreement and to the extent of the amount of such distribution. The note has no stated maturity.

5.00% note payable to iPic Holdings, LLC - Principal and interest are only paid if iPic Holdings, LLC is due a distribution as outlined in the Agreement, and to the extent of the amount of such distribution. The note has no stated maturity.

5.00% note payable to Regal/Atoms Holding Ltd. - Principal and interest are only paid if Regal/Atoms Holding Ltd. is due a distribution as outlined in the Agreement, and to the extent of the amount of such distribution. The note has no stated maturity.

In each case, the notes are subordinated to the non-revolving credit facility with the RSA. Therefore, these notes have been classified as noncurrent liabilities in the accompanying unaudited consolidated balance sheets.

Long-Term Debt – Related Party: The Company has a $225,828,169 non-revolving credit facility with the RSA. The terms of the facility provide that the Company can borrow under the facility for a ten-year period commencing September 30, 2010 in three tranches (hereinafter, “Tranche 1”, “Tranche 2”, and “Tranche 3”). Proceeds of the loans are used for eligible construction costs.

The Tranche 1 and Tranche 2 commitment amounts of $15,828,169 and $24,000,000 respectively, were fully borrowed against as of June 30, 2017 and December 31, 2016. Of the Tranche 3 commitment amount of $186,000,000, $96,880,022 and $87,884,387 was borrowed against it as of June 30, 2017 and December 31, 2016.

The loan agreement requires the Company to match 20% of the amount requested, either through excess cash flows or contributions from iPic Holdings, LLC and Village Roadshow Attractions USA Inc., to draw on the facility. The remaining availability under the credit facility requires the Company to achieve certain operating targets in order for this to be available to be borrowed.

Accrued but unpaid interest is due and payable by the Company on the first scheduled payment date (meaning each January 1 and July 1) following the earlier to occur of (1) the date which is six months following the opening of the individual cinema project funded by any proceeds from the facility, or (2) the date which is twenty-one months following the initial advance for the individual cinema project. The interest rate on Tranche 1 and Tranche 2 borrowings was initially 5.00% per annum, and increases by 50 basis points annually to the cap of 8.00% per annum. Consequently, the Company recognizes interest expense on the Tranche 1 and Tranche 2 borrowings using the effective interest method, which results in the use of a constant interest rate over the life of the debt. The effective interest rate on Tranche 1 and Tranche 2 borrowings is approximately 6.95% per annum. The cumulative difference between the interest computed using the stated interest rates (8.00% at June 30, 2017 and December 31, 2016) and the effective interest rate of 6.95% is $1,152,993 and $1,330,377 at June 30, 2017 and December 31, 2016, respectively, and is recorded in accrued interest - long-term in the accompanying unaudited consolidated balance sheets. The interest rate on Tranche 3 borrowings is fixed at 10.50% per annum.

F-37

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

The Company is not obligated to repay the outstanding principal on all three tranches until September 2020, except in years of excess cash flows, as determined in accordance with the loan agreement, over and above $5,000,000 of any budgeted improvements and new construction. Such excess shall be placed in a separate lender-controlled bank account. The funds from this account can only be used for purposes permitted by the loan agreement, including the repayment of principal on the loan. As of June 30, 2017, the Company did not have excess cash flows.

The security for the loan is a first mortgage lien and first priority security interest in the collateral, which is all assets of the Company.

Short-Term Financing: The Company periodically enters into short-term financing arrangements to finance the costs of its property and casualty insurance premiums. The loans are due in equal monthly installments of principal and interest, generally paid over a period of less than one year. Interest accrues on the unpaid principal at 3.63% per annum. At June 30, 2017 and December 31, 2016, the Company’s obligation under premium financing arrangements was $165,825 and $1,326,599, respectively, and is included in accrued insurance in the accompanying unaudited consolidated balance sheets.

Interest: The majority of the interest expense is paid or payable to related parties.

NOTE 6 - MEMBERS’ EQUITY

iPic is governed by the Agreement. As a limited liability company, the members are not liable for the debts or obligations of iPic. Under the Agreement, iPic will continue until it is dissolved by agreement of the members or upon the sale or liquidation of its assets. Upon the dissolution and after payment of the obligations of iPic, the remaining assets will be distributed among the members as set forth in the Agreement. The Agreement calls for the membership interests and profits to be allocated as follows.

	June 30, 2017	December 31, 2016
IPic Holdings, LLC	28.0143%	40.0000%
Village Roadshow Attractions USA Inc.	37.3525%	30.0000%
TRSA	18.7696%	20.1000%
ERSA	9.2447%	9.9000%
Regal/Atoms Holding Ltd.	6.6189%	-%
	100.0000%	100.0000%

At the inception of iPic, the initial members agreed upon a total equity value of $30,000,000, based upon the relative contributions by the parties whereby iPic Holdings, LLC acquired 40% ownership in iPic, Village Roadshow Attractions USA Inc. acquired 30% ownership in iPic, and the RSA acquired 30% ownership in iPic. iPic Holdings, LLC contributed $1,000,000 in cash as well as an operating cinema in Glendale, Wisconsin and one site under development in Scottsdale, Arizona. Village Roadshow Attractions USA Inc. contributed $8,000,000 in cash, as well as six operating cinemas in Illinois, Washington, California and Texas. The RSA acquired its ownership in iPic by exchanging $15,000,000 of existing debt it carried with the previous owners for equity.

In April 2017, the Company admitted Regal/Atoms Holding Ltd. as a new member. In exchange for a 6.6189% membership interest in the Company, the new member contributed cash in the amount of $8,624,746.

Under the Agreement, RSA has approval rights while they hold any interest in the Company acquired under the Agreement over various actions of the Company, including approval of any indebtedness over $100,000 in the aggregate or in any single transaction other than refinancing of the RSA facility in full, entering into any transaction with the other members or affiliates, dissolving, liquidating or terminating of the Company or any subsidiary, filing of proceedings of bankruptcy, making additional capital calls from members, entering into transactions with third parties with fees over $100,000 except for transactions in the ordinary course of business, paying directly or indirectly any dividend or distribution of interests or capital securities of the Company, issuing any additional interest or securities convertible, exercisable or exchangeable into or for interests in the Company or permitting a member to withdraw from the Company prior to termination, setting compensation in excess of $500,000 annually for any member of management, or selling, leasing, transferring or otherwise disposing of any of the Company’s assets other than in the ordinary course of business.

The Agreement states that the Company will not make any distributions or available assets or Company assets until the RSA facility has been paid in full, except for specified allowable distributions.

F-38

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Leases: At June 30, 2017, future minimum payments under non-cancelable operating leases are as follows.

2017 - 2018	$13,844,660
2018 - 2019	17,044,296
2019 - 2020	20,725,408
2020 - 2021	21,524,280
2021 - 2022	22,133,176
Thereafter	272,212,201

$367,484,021

Certain operating leases require contingent rental payments based on a percentage of sales in excess of stipulated amounts. Rent expense during the six months ended June 30, 2017 and 2016 was as follows.

	June 30, 2017	June 30, 2016

Minimum rentals	$7,129,524	$5,713,092
Contingent rentals	(43,787)	51,723

	$7,085,737	$5,764,815

Rent for the operating locations is included in occupancy expense in the accompanying unaudited consolidated statements of operations. Rent for the corporate office is included in general and administrative expenses in the accompanying unaudited consolidated statement of operations.

Litigation: The Company is exposed to litigation in the normal course of business. The Company believes, based upon the advice of inside legal counsel, that there are no proceedings, either threatened or pending, which could result in a material adverse effect on the results of operations or the financial position of the Company.

American with Disabilities Act: Our theaters must comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the ADA. Compliance with the ADA requires that public accommodations “reasonably accommodate” individuals with disabilities and that new construction or alterations made to “commercial facilities” conform to accessibility guidelines unless “structurally impracticable” for new construction or technically infeasible for alterations. Non-compliance with the ADA could result in the imposition of injunctive relief, fines, awards of damages to private litigants and additional capital expenditures to remedy such non-compliance. The Company believes that it is in substantial compliance with all current applicable regulations relating to accommodations for the disabled. The Company intends to comply with future regulations in this regard and except as set forth above, does not currently anticipate that compliance will require the Company to expend substantial funds.

F-39

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

NOTE 8 – INCOME TAXES

The provision for income taxes consists of the following:

For the six months ended,	June 30, 2017	June 30, 2016
Current - state and local	$43,400	$30,491
Deferred - state and local	-	-

Total	$43,400	$30,491

A reconciliation of the statutory income tax rate to the effective tax rate is as follows:

For the six months ended,	June 30, 2017	June 30, 2016
Statutory rate	35.00%	35.00%
State and local income taxes	(0.23%)	(0.22%)
LLC flow-through structure	(35.00%)	(35.00%)

Effective tax rate	(0.23%)	(0.22%)

The components of the Company’s deferred tax assets and liabilities are as follows:

	June 30, 2017	December 31, 2016
Deferred tax assets:
Deferred rent	$44,825	$41,604
Deferred revenue	2,040	2,040
Accrued expenses	29,258	25,812
Net operating loss - states	259,093	232,693
Tenant improvement allowance	132,017	131,886
Other assets	1,290	1,359

Total deferred tax assets	468,523	435,394

Deferred tax liabilities:
Property and equipment	(153,410)	(160,722)
Prepaid expenses	(1,957)	(5,693)

Total deferred tax liabilities	(155,367)	(166,415)

Total net deferred tax asset before valuation allowance	313,156	268,979

Valuation allowance	(313,156)	(268,979)

Net deferred tax asset	$-	$-

We file U.S federal and state income tax returns in jurisdictions with varying statutes of limitations. As of June 30, 2017, the 2014 through 2016 tax years generally remain subject to examination by federal and most state tax authorities. The use of net operating losses generated in tax years prior to 2013 may also subject returns for those years to examination.  The Company currently does not have any income tax audits in process.

As of June 30, 2017 and December 31, 2016, the Company has state net operating loss carryforwards of approximately $13.8 million and $12.9 million, respectively, expiring through the year 2029.

As of June 30, 2017 and December 31, 2016, the carrying amount of the Company’s net assets was less than their tax basis by $15,685,927 and $10,527,944 respectively.

F-40

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

NOTE 9 - MANAGEMENT’S PLAN REGARDING FUTURE OPERATIONS

The Company incurred net losses attributable to iPic-Gold Class Entertainment, LLC for the six months ended June 30, 2017 and year ended December 31, 2016 of $22,425,005 and $34,223,126, respectively. In addition, the Company had a members’ deficit attributable to iPic-Gold Class Entertainment, LLC of $106,559,519 and $93,921,166 and a working capital deficit of $26,063,090 and $32,125,596 at June 30, 2017 and December 31, 2016, respectively. Management also projects increased comparable store sales and expansion into new locations, which is expected to be funded principally through financing available under the RSA non-revolving credit facility described in Note 5.

The Company had cash and cash equivalents of $3,895,338 at June 30, 2017 and used approximately $13,333,000 in cash flows from operations for the six months ended June 30, 2017.

The Company’s ability to continue as a going-concern is dependent on its ability to generate sufficient cash from operations, which is subject to achieving its operating plans, and the continued availability of funding sources. The main source of funding in 2016 is the RSA non-revolving credit facility funding expansion into new locations and the funding from members.

Management considers the continued availability of the non-revolving credit facility to be a significant condition to meeting its payment obligations related to construction at new locations. The credit facility requires that the Company provide equity funding for 20% of the construction of any new location that is financed by the credit facility. Management believes that growth into new locations is critical to the Company’s ability to fund current growth. Management has determined that these matters raise substantial doubt about the Company’s ability to continue as a going concern.

Management is planning to raise additional funds in the second half of 2017 and 2018 through debt and equity funding and to increase comparable store sales. These plans are not sufficient to mitigate the substantial doubt about the Company’s ability to continue as a going-concern. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

NOTE 10 – 401 K PLAN

The Company has a 401(k) Plan (“Plan”) to provide retirement and incidental benefits for its employees who are 21 years of age and with one or more years of service. Employees may contribute a percentage of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. They may also make after-tax Roth deferrals to the Plan. Matching contributions are allowed under the Plan. There were no matching contributions made in either period.

F-41

iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

NOTE 11 – ACCRUED EXPENSES

Components of accrued expenses are summarized as follows:

	June 30, 2017	December 31, 2016
Accrued merchant fees	$235,616	$333,323
Accrued film rental	128,686	357,505
Accrued utilities	235,000	302,975
Accrued cost of revenue	376,551	205,749
Accrued expenses – other	545,289	1,401,189

Total	$1,521,142	$2,600,741

NOTE 12 – PROFORMA FINANCIAL STATEMENT NOTES (Unaudited)

(1)

Prior to the consummation of this Offering, the Company is expected to adopt the iPic – Gold Class Entertainment, LLC 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), under which equity awards may be made in respect of 1,100,000 units of iPic-Gold Class in the form of options, restricted units, unit appreciation rights, dividend equivalent rights, unit awards and performance-based awards. It is expected that in connection with the Transactions, the 2017 Equity Incentive Plan will be migrated to the Company and any awards granted under the 2017 Equity Incentive Plan will be converted into options to acquire Class B common stock of the Company.

Prior to the consummation of this Offering, the Company expects to enter into restricted stock unit award agreements (the “IPO RSU Agreements”) with each of our named executive officers and certain other key members of management pursuant to which recipients will be entitled to receive an award of stock-settled restricted stock units (the “IPO RSUs”). The IPO RSU Agreements will provide that each grantee will be entitled to receive a number of IPO RSUs equal to the quotient of (a) each such grantee’s “Aggregate Grant Amount” (set forth in each grantee’s IPO RSU Agreement) divided by (b) the initial public offering price. Pursuant to the IPO RSU Agreements, the IPO RSUs are expected to settle in full on May 15, 2019, regardless of whether the recipient remains employed with the Company or any of its subsidiaries through May 15, 2019.

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iPic-Gold Class Entertainment, LLC

Notes to Unaudited Consolidated Financial Statements

June 30, 2017 and 2016

(2)	Following the offering and the Transaction, iPic Entertainment, Inc. will be subject to U.S. federal income taxes. In addition to state and local taxes, with respect to its allocable share of any net taxable income of iPic Gold Class Entertainment, LLC. As a result, the pro forma statements of income reflect an adjustment to provide for corporate income taxes at our estimated effective rate of (0.22)% for the periods ended June 30, 2017 which includes provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state and local jurisdiction.

The Company recognized an income tax expense on its share of pre-tax book income, exclusive of the non-controlling interest, of $0.1 million for the period June 30, 2017.

The provision for income taxes from operations differs from the amount of income tax computed by applying the applicable U.S. statutory federal income tax rate to income before provision for income taxes as follows:

June 30, 2017
Federal statutory rate	35.00%
Rate benefit from flow-through entity	(30.84)
Partnership outside basis difference	(4.38)

Pro forma effective tax rate	(0.22)%

Tax rules generally require that pre-transaction built-in-gains are allocated back to the historical limited liability company members. Our effective tax rate includes a rate benefit attributable to the fact that, after the Transactions, approximately 88.1% of iPic Entertainment, Inc.’s earnings will not be subject to corporate level taxes as the applicable income tax expense will be incurred by, and be the obligation of, the members of iPic Gold Entertainment, LLC. holding the non-controlling interests. Thus, the pro forma effective tax rate on the portion of income attributable to iPic Entertainment , Inc. is expected to be (0.22)% for the period ended June 30, 2017.

(3)	After the offering and the Transactions, iPic Entertainment, Inc. will become the manager of iPic Gold Entertainment, LLC and will have a minority economic interest in iPic Gold Entertainment, LLC but will have 100% of the voting power and control the management of iPic Gold Entertainment, LLC immediately following the offering, the noncontrolling interest, representing the Members of iPic Gold Entertainment, LLC other than iPic Entertainment, Inc., will be 88.1%.

(4)	Pro forma basic income per share is computed by dividing the net income available to Class A common stockholders by the weighted-average of shares of Class A common stock outstanding during the period. Pro forma diluted net income per share is computed by adjusting the net income available to Class A common stockholders and the weighted-average of shares of Class A common stock outstanding to give effect to potentially dilutive securities. Shares of Class B common stock do not participate in earnings of iPic Entertainment, Inc. As a result, the shares of Class B common stock are not considered participating securities and are not included in the weighted-average shares outstanding for purposes of computing pro forma net income per share. Class B stockholders can convert their membership in the LLC to Class A common stock in iPic Entertainment, Inc. maintaining a one-to-one ratio, therefore the equivalent number of Class A shares could be issued in exchange for the Class B stockholders membership in the LLC. That potential conversion would not result in dilutive shares as membership units would increase in iPic Entertainment, Inc. on the same ratio as the share increase.

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PART III OF FORM 1-A

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

1.1 *	Form of Selling Agency Agreement.
2.1 *	Certificate of Incorporation (currently in effect)
2.2 *	Amended and Restated Certificate of Incorporation (to be effective upon the closing of this Offering)
2.3 *	Amended and Restated Bylaws (to be effective upon the closing of this Offering)
3.1 *	Form of Selling Agent Warrant
3.2 *	Form of Specimen Stock Certificate
4.1 *	Form of Subscription Agreement
4.2 *	Form of Subscription Agreement for BANQ subscribers
6.1 *	Non-Revolving Credit Facility with The Teachers’ Retirement System of Alabama and The Employees’ Retirement System of Alabama
6.2 *	Form of Indemnification Agreement
6.3 *+	2017 Equity Incentive Plan
8.1 *	Form of Closing Escrow Agreement with Wilmington Trust, N.A.
11.1 *	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 12.1)
11.2 *	Consent of Independent Registered Public Accounting Firm
13.1 *	“Testing the waters” materials
13.2 *	Additional “Testing the waters” materials

*       To be filed by amendment.

+       Indicates management contract or compensatory plan.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on October [date], 2017.

iPic Entertainment Inc.

By:
Hamid Hashemi
President, Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hamid Hashemi, Paul Westra and Paul Safran, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President, Chief Executive Officer and Chairman of the Board	, 2017
Hamid Hashemi	(Principal Executive Officer)

	Chief Financial Officer	, 2017
Paul Westra	(Principal Financial Officer and Principal Accounting Officer)

	Director	, 2017
Robert Kirby

	Director	, 2017
George M. Philip

III-2